_____________________________________________________________________________________
AMENDED AND RESTATED CREDIT AGREEMENT

among

SUPERIOR PIPELINE COMPANY, L.L.C.,
as Borrower,

Each of
SUPERIOR PIPELINE TEXAS, L.L.C.,
SUPERIOR APPALACHIAN PIPELINE, L.L.C.,
PRESTON COUNTY GAS GATHERING, L.L.C., and
SUPERIOR PIPELINE KANSAS, L.L.C.
as guarantors,

BOKF, NA dba BANK OF OKLAHOMA
as Administrative Agent, issuing lender and a lender,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
AS LENDERS

_____________________________________________________________________________________

BOKF, NA dba BANK OF OKLAHOMA,
As Arranger and Bookrunner

Dated as of April 29, 2022

TABLE OF CONTENTS
Page

ARTICLE I. DEFINITIONS    1
1.01    Certain Defined Terms.    1
1.02    Other Interpretive Provisions.    24
1.03    Accounting Terms and Principles.    24
1.04    Divisions.    24
ARTICLE II. THE CREDITS    25
2.01    Amounts and Terms of the Revolving Credit Commitments.    25
2.02    Procedure for Borrowing.    26
2.03    Conversion and Continuation Elections.    27
2.04    Prepayments.    27
2.05    Repayment.    28
2.06    Fees.    29
2.07    Computation of Fees and Interest.    29
2.08    Payments by Borrower; Borrowings Pro Rata.    29
2.09    Issuing the Letters of Credit.    30
2.10    Payments by the Lenders to Administrative Agent.    33
2.11    Sharing of Payments, Etc.    34
2.12    Defaulting Lenders.    34
2.13    Replacement of Lenders    35
2.14    Increases in Revolving Credit Commitment Amount.    36
2.15    Rates; Conforming Changes.    37
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    38
3.01    Taxes.    38
3.02    Increased Costs and Reduction of Return.    39
3.03    Indemnity.    40
3.04    Changed Circumstances.    40
3.05    Status of Lenders.    43
3.06    Refunds    44
3.07    Compensation for Losses.    44
3.08    Survival.    44
ARTICLE IV. SECURITY    44
4.01    Collateral.    44
4.02    Agreement to Deliver Security Documents.    44
4.03    Perfection and Protection of Security Interests and Liens.    45
4.04    Deposit Accounts.    45
ARTICLE V. CONDITIONS PRECEDENT    45
51.01    Conditions to Closing Date.    45
5.02    Conditions to All Loans.    47
ARTICLE VI. REPRESENTATIONS AND WARRANTIES    47
6.01    Corporate Existence and Power.    47
6.02    Corporate Authorization; No Contravention.    47
6.03    Governmental Authorization.    48
6.04    Binding Effect.    48
6.05    Litigation.    48
6.06    No Default.    48
6.07    ERISA.    48
6.08    Margin Regulations.    48
6.09    Title to Collateral.    48
6.10    Material Contracts.    49
6.11    Relationship of Loan Parties.    49
6.12    Imbalances; Take or Pay.    49
6.13    Taxes.    49
6.14    Financial Condition.    49
6.15    Environmental Matters.    49
1
i

6.16    Regulated Entities.    49
6.17    No Burdensome Restrictions.    50
6.18    Solvency.    50
6.19    Subsidiaries/Investments.    50
6.20    Insurance.    50
6.21    Full Disclosure.    50
6.22    Improved Real Estate.    50
6.23    Foreign Corrupt Practices.    50
6.24    OFAC.    50
6.25    Anti-Corruption Laws and Sanctions.    50
6.26    Material Real Property.    50
6.27    Beneficial Ownership Certification.    50
ARTICLE VII. AFFIRMATIVE COVENANTS    51
7.01    Financial Statements.    51
7.02    Certificates; Other Information.    51
7.03    Notices.    52
7.04    Preservation of Corporate Existence, Etc.    53
7.05    Maintenance of Property and Material Contracts.    53
7.06    Insurance.    53
7.07    Payment of Obligations.    53
7.08    Compliance with Laws.    53
7.09    Inspection of Property and Books and Records.    53
7.10    Environmental Laws.    54
7.11    Use of Proceeds.    54
7.12    Further Assurances.    54
7.13    Compliance with ERISA.    54
7.14    Security Documents.    55
7.15    Subsidiary Guarantors; Subsidiaries.    55
7.16    Post-Closing.    55
7.17    Additional Beneficial Ownership Certification.    55
ARTICLE VIII. NEGATIVE COVENANTS    55
8.01    Limitation on Liens.    55
8.02    Disposition of Assets.    57
8.03    Consolidations and Mergers.    58
8.04    Loans and Investments.    58
8.05    Limitation on Indebtedness.    58
8.06    Transactions with Affiliates.    59
8.07    Use of Proceeds.    59
8.08    Distributions.    59
8.09    Change in Business.    60
8.10    Accounting Changes.    60
8.11    Restrictions of Pledges.    60
8.12    Derivative Contracts.    61
8.13    Organization Documents.    61
8.14    Gathering Agreements; Gathering Systems.    61
8.15    Material Real Property.    61
ARTICLE IX. FINANCIAL COVENANTS    61
9.01    Interest Coverage Ratio.    61
9.02    Total Leverage Ratio.    61
9.03    Specified Equity Contribution.    61
ARTICLE X. EVENTS OF DEFAULT    62
10.01    Event of Default.    62
10.02    Remedies.    63
10.03    Set-off.    64
10.04    Payments Set Aside.    64
10.05    Application of Payments.    64
10.06    Rights Not Exclusive.    65
ARTICLE XI. GUARANTIES    65
11.01    Guaranties.    65

11.02    Obligations Unconditional.    66
11.03    Waiver of Rights.    67
11.04    Reinstatement.    67
11.05    Remedies.    67
11.06    Subrogation.    67
11.07    Commodity Exchange Act Keepwell Provisions.    68
ARTICLE XII. ADMINISTRATIVE AGENT    68
12.01    Appointment and Authorization.    68
12.02    Delegation of Duties.    69
12.03    Liability of Administrative Agent.    69
12.04    Reliance by Administrative Agent.    69
12.05    Notice of Default.    69
12.06    Credit Decisions.    70
12.07    INDEMNIFICATION.    70
12.08    Administrative Agent in Individual Capacity.    71
12.09    Successor Administrative Agent.    71
12.10    Collateral and Guaranty Matters.    71
12.11    Flood Insurance Regulations.    72
12.12    Subagents.    72
12.13    Acknowledgements Regarding Erroneous Payments.    72
ARTICLE XIII. MISCELLANEOUS    74
13.01    Amendments and Waivers.    74
13.02    Notices.    76
13.03    No Waiver; Cumulative Remedies.    78
13.04    Costs and Expenses.    78
13.05    INDEMNITY.    78
13.06    ENVIRONMENTAL INDEMNIFICATION.    79
13.07    Successors and Assigns.    80
13.08    Assignments, Participations, etc.    80
13.09    Interest.    81
13.10    Credit Bidding    82
13.11    Binding Agreement; Counterparts and Electronic Signatures.    83
13.12    Severability.    83
13.13    No Third Parties Benefited.    83
13.14    Governing Law.    83
13.15    Submission to Jurisdiction; WAIVER OF JURY TRIAL.    84
13.16    Confidentiality.    85
13.17    USA PATRIOT Act Notice.    85
13.18    Entire Agreement.    85
13.19    [Reserved].    85
13.20    No Advisory or Fiduciary Responsibility.    85
13.21    Survival.    86
13.22    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.    86
13.23    Amendment and Restatement..    87
13.24    Acknowledgement Regarding Any Supported QFCs.    87
13.25    NO ORAL AGREEMENTS.    88

APPENDIX

APPENDIX I        Notice Information

SCHEDULES

SCHEDULE I        Security Documents
SCHEDULE 1.02    Existing Letters of Credit
SCHEDULE 2.01    Pro Rata Shares
SCHEDULE 6.01    Organizational Chart
SCHEDULE 6.10    Material Contracts
SCHEDULE 6.12    Imbalances; Take or Pay
SCHEDULE 8.01(a)    Permitted Liens
SCHEDULE 8.04    Permitted Investments
SCHEDULE 8.15    Material Real Property

EXHIBITS

Exhibit A        Form of Revolving Credit Note
Exhibit B        Form of Notice of Borrowing
Exhibit C        Form of Notice of Conversion/Continuation
Exhibit D        Form of Compliance Certificate
Exhibit E        Form of Assignment and Acceptance
Exhibit F        Form of Joinder Agreement
Exhibit G        Form of Prepayment Notice
Exhibit H        Form of Accordion Exercise Request

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 29, 2022, by and among SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (“Borrower”), each Person that is now or hereafter a Guarantor (including, as of the Closing Date, each of SUPERIOR PIPELINE TEXAS, L.L.C., an Oklahoma limited liability company, SUPERIOR APPALACHIAN PIPELINE, L.L.C., an Oklahoma limited liability company, PRESTON COUNTY GAS GATHERING, L.L.C, a Delaware limited liability company, and SUPERIOR PIPELINE KANSAS, L.L.C., an Oklahoma limited liability company, each jointly and severally as a Guarantor), the Lenders from time to time party hereto, and BOKF, NA dba BANK OF OKLAHOMA, as administrative agent and collateral agent for the benefit of the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”) and in its capacity as both an Issuing Lender and as a Lender.

W I T N E S S E T H:
    A.    The Borrower is party to that certain Credit Agreement dated as of May 10, 2018 by and among the Borrowers, the lenders party thereto (the “Existing Lenders”) and BOKF, NA dba Bank of Oklahoma, as administrative agent (in such capacity, the “Existing Agent”) (as amended prior to the date hereof, the “Existing Credit Agreement”).

B.    In order to secure the full and punctual payment and performance of the loans, obligations and liabilities under the Existing Credit Agreement, the Borrowers and their Subsidiaries executed and delivered mortgages, deeds of trust, security agreements, pledge agreements, financing statements, other security instruments and guarantees in favor of the Existing Agent for the benefit of the Existing Lenders (collectively, the “Existing Security Documents”) granting, inter alia, mortgage liens and continuing security interests in and to the collateral described in such Existing Security Documents.
C.    The Borrower, the Existing Agent, and the Existing Lenders desire to (i) amend and restate (but not extinguish) the Existing Credit Agreement in its entirety as hereinafter set forth through the execution of this Agreement, and (ii) have the obligations of the Borrower and its Subsidiaries hereunder and under the other Loan Documents continue to be secured by the Liens and security interests created under the Existing Security Documents.

D.    The Guarantors desire to guarantee, among other specified obligations, all of the Secured Obligations.
E.     This Agreement is an amendment and restatement of the Existing Credit Agreement, and is not a new or substitute credit agreement or novation of the Existing Credit Agreement.

F.    In consideration of the mutual covenants and agreements contained herein, including the Existing Debt Refinancing (as defined below), and in consideration of the Loans that may hereafter be made by Lenders and the Letters of Credit that may be issued by the Issuing Lenders at the request of Borrower pursuant to the terms hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS
1.01Certain Defined Terms.
As used in this Agreement, the following terms have the following meanings:
“ABR Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR.

“Acceptable Counterparty” means (i) any of the Lenders, (ii) any Affiliates of any of the Lenders or (iii) any other counterparty that has, or arranges for a guarantor of the obligation of the counterparty that has, at the time the contract is made, long-term obligations rated BBB or Baa2 or better, respectively, by S&P or Moody’s and does not require Borrower to put up money, letters of credit, assets or any other security against the event of its nonperformance prior to actual default by Borrower in performing obligations thereunder.
“Accordion” has the meaning specified in Section 2.14(a).
“Accordion Availability Period” means the period commencing on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date.
“Accordion Exercise Date” has the meaning specified in Section 2.14(c).
“Accordion Exercise Request” means a notice in the form of Exhibit H.
“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than 50% of the Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of any Person, or (c) a merger or consolidation or any other combination with another Person.
“Adjusted Term SOFR” means, for any Interest Period, the rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) 0.10%; provided that if Adjusted Term SOFR shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means the Administrative Agent so named in the preamble, and any successor thereto.
“Administrative Agent’s Payment Office” means the address for payments hereunder as Administrative Agent may from time to time specify in writing to Borrower and each Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agent-Related Person” means Administrative Agent, its Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of Administrative Agent and its Affiliates.
“Agreement” means this Amended and Restated Credit Agreement, including all Appendices, Schedules and Exhibits attached hereto, as the same may be amended, supplemented and/or restated in writing from time to time.
“Anti-Corruption Laws” means all Requirements of Law, rules, and regulations of any jurisdiction applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, for any day, with respect to any Base Rate Loan or Term Benchmark Loan, or with respect to the Commitment Fees and Letter of Credit Fees payable hereunder, as the case may be, the applicable rate per annum set forth in the Total Leverage-Based Pricing Grid below under the caption “Base Rate Applicable Margin”, “Term Benchmark Applicable Margin” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio as of the most recent date of determination:

Total Leverage-Based Pricing Grid
Level	Total Leverage Ratio	Term Benchmark Applicable Margin (in bps)	Base Rate Applicable Margin (in bps)	Commitment Fee Rate (in bps)	Letter of Credit Fees Rate (in bps)
I	< 2.0x	275.0	175.0	37.5	200.0
II	> 2.0x and < 2.5x	300.0	200.0	37.5	225.0
III	> 2.5x and < 3.0x	325.0	225.0	37.5	250.0
IV	> 3.0x and < 3.5x	350.0	250.0	50.0	300.0
V	> 3.5x	375.0	275.0	50.0	325.0

Notwithstanding the foregoing, if Borrower shall have failed to deliver a Compliance Certificate when due hereunder, on the first Business Day following the date such certificate was due, the Total Leverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 3.5x until such time as Borrower has delivered such certificate. Level I is the Applicable Margin in effect from the Closing Date until the first Compliance Certificate is delivered after the Closing Date pursuant to Section 7.02(a).
“Applicable Parties” has the meaning specified in Section 13.02(f).
“Applicable Rate” means, at the particular time in question, (i) with respect to Term Benchmark Loans for any Interest Period, the Adjusted Term SOFR for such Interest Period plus the Applicable Margin, and (ii) with respect to Base Rate Loans, the Base Rate plus the Applicable Margin.
“Approved Electronic Platform” is defined in Section 13.02(f)(i).
“Arranger” means BOKF, NA dba Bank of Oklahoma.
“Assignee” has the meaning specified in Section 13.08(b).
“Assignment and Assumption Agreement” has the meaning specified in Section 13.08(b).
“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.
“Auto Renewal Letter of Credit” has the meaning specified in Section 2.09(a).
“Available Revolving Credit Amount” means, at the particular time in question, the difference of (i) the Revolving Credit Commitment Amount at such time less (ii) the Revolving Credit Outstanding Amount at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates: (a) commercial credit cards, merchant card services, purchase or debit cards, (b) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including under Cash Management Agreements.
“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).
“Base Rate” means, for any day, the highest of: (i) the Prime Rate in effect on such day, (ii) the Adjusted Term SOFR for a one-month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 100 bps per annum, and (iii) 50 bps per annum above the Federal Funds Rate for such day. Any change in the Base Rate due to a change in the Prime Rate, Adjusted Term SOFR or the Federal Funds Rate shall take effect at the opening of business on the day specified in the public announcement of such change; provided, however, that if any of the aforesaid rates shall be less than zero, the Base Rate shall be deemed to be zero for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest at the Base Rate plus the Applicable Margin.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)In the case of clause (a) or (b) of the definition of “Benchmark Transition Event’, the later of (i) the date of the public statement or publication of information referenced therein; and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative of, or non-compliant or non-aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor or administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04(c)(i).
    “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” has the meaning specified in Section 13.24(b).
“bps” means basis points and one basis point is equal to 1/100 of 1% (0.0001).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“BOK Fee Letter” means that certain Fee Letter, dated January 6, 2022, between the Borrower and BOKF, NA dba Bank of Oklahoma, and accepted and signed by Borrower on January 20, 2022.
“Borrower” shall have the meaning assigned to such term in the recitals hereto.
“Borrowing” means a borrowing hereunder consisting of Loans made to Borrower by any of the Lenders under Article II.
“Borrowing Date” means any date on which a Borrowing occurs under Article II.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks located in the city of Tulsa, Oklahoma are authorized or required by law to close.
“Capital Expenditure” by a Person means an expenditure (determined in accordance with GAAP) for any asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto. For the avoidance of doubt, as used in this Agreement, the terms Capital Expenditure, capital expenditure and expenditure shall not include expenditures for Acquisitions.
“Capital Lease” means, when used with respect to any Person, any lease in respect of which any of the obligations of such Person thereunder constitute Capitalized Lease Obligations.
“Capitalized Lease Obligations” means all obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.
“Cash Equivalents” means: (a) securities or other obligations issued or fully guaranteed or insured by the United States government (or any agency thereof to the extent backed by the full faith and credit of the United States) having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers’ acceptances having in each case a tenor of not more than 180 days from the date of acquisition issued or guaranteed by, and demand deposits with, a Lender or any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Million Dollars ($5,000,000); (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; and (d) money market funds that (i) comply with the criteria set forth in SEC Rule

2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000.
“Cash Interest Expense” means, for Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period but excluding interest expense not payable in cash, all as determined in accordance with GAAP.
“Cash Management Agreement” means any agreement entered into from time to time between any Loan Party, on the one hand, and the Administrative Agent or any Lender or any of their Affiliates on the other, in connection with cash management services for collections, other Banking Services and for operating, payroll and trust accounts of such Loan Party provided by such Administrative Agent or Lender or their Affiliates, including ACH services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender hereunder), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means: (a) the Permitted Holders, either individually or collectively, shall cease (i) to be the owner (which ownership may be either direct or indirect) of at least in excess of fifty percent (50%) of all of the outstanding voting and economic Equity Interests in Borrower, or (ii) to Control Borrower; or (b) Unit Corporation, a Delaware corporation, shall cease to be the owner (which ownership may be either direct or indirect) of at least thirty percent (30%) of all of the outstanding voting and economic Equity Interests in Borrower; or (c) Borrower shall cease (i) to be the owner, either directly or indirectly, of one hundred percent (100%) of all of the outstanding voting and economic Equity Interests in each Guarantor, or (ii) to Control each Guarantor, in each case in this clause (c), unless pursuant to a transaction expressly permitted by this Agreement.
“Closing Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by Administrative Agent and the Lenders.
“Code” means the Internal Revenue Code of 1986 and regulations promulgated thereunder.
“Collateral” means (i) the assets covered by the Security Documents described on Schedule I hereto (including all of the Original Mortgaged Properties) and (ii) substantially all now owned or hereafter acquired real and personal Property, in each case, of any kind owned by any Loan Party, including without limitation, (A) the Midstream Assets (subject to exceptions and exemptions contained herein and in the other Loan Documents), (B) all Equity Interests that are either owned or held of record by any Loan Party (other than, for the avoidance of doubt, those Equity Interests in and to the Borrower), (C) equipment, inventory, other goods and other Gathering Systems, accounts, licenses, contracts and other Gathering Agreements (including all oil, gas, water, or other gathering, processing, transportation or other contracts with any Person), intellectual property and other general intangibles, deposit accounts, insurance claims and proceeds, securities accounts and other investment property and cash, and (D) all products, profits, rents and proceeds of the foregoing; provided that “Collateral” shall exclude any Excepted Collateral.
“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operational.
“Commitment Fee” means the fee payable pursuant to Section 2.06(a).
“Commitment Fee Rate” means, on any day, the rate per annum as set forth within the definition of “Applicable Margin”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1, et seq.), as amended from time to time, any successor statute, and any rule, regulation, or order of the Commodities Futures Trading Commission (or the application or official interpretation of any thereof).
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Agreement, including through an Approved Electronic Platform.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent reasonably determines (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement).
“Consolidated Net Tangible Assets” shall mean with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts (i) the value (net of any applicable reserves and accumulated amortization) of all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, and (ii) the value of any assets recognized under ASU 2014-09.
“Contingent Obligation” means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 13.24(b).
“Covered Party” has the meaning specified in Section 13.24(a).
“Conversion/Continuation Date” shall mean the date on which a conversion/continuation is made pursuant to Section 2.03.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Default Rate” means the Applicable Rate plus 2.00% per annum.
“Default Right” has the meaning specified in Section 13.24(b).
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any of the Lenders or Administrative Agent any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender has notified Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified Borrower, Administrative Agent or any other Lender in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by Administrative Agent or Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to it and Borrower, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Derivative Contracts” means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering commodities or prices or financial, monetary or interest rate instruments.
“Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition of any Property (including pursuant to any sale and leaseback transaction). “Dispose” and “Disposed” shall have meanings correlative to the foregoing.
“Disqualified Capital Stock” means any Equity Interests in a Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests in such Person (which would not constitute “Disqualified Capital Stock” in accordance with this definition), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests in such Person (which would not constitute “Disqualified Capital Stock” in accordance with this definition) at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the earlier of (a) the Revolving Credit Termination Date, and (b) Payment in Full.

“Distribution” has the meaning specified in Section 8.08.
“Dollars”, “dollars” and “$” each mean lawful money of the United States.
“EBITDA” means, for any fiscal period, with respect to Borrower and its Subsidiaries, on a consolidated basis, the sum of the following (without duplication): (i) Net Income plus (ii) depreciation, depletion, amortization; plus (iii) Interest Expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including under this Agreement); plus (iv) income and income tax expense; less (v) all extraordinary or non-recurring items increasing Net Income and all other non-cash items increasing Net Income; plus (vi) all extraordinary or non-recurring items decreasing Net Income and all other non-cash items decreasing Net Income; plus (vii) non-recurring business development expenses, including legal and professional services associated with the execution of midstream services agreements; plus (viii) expenses, including legal and professional services, incurred in conjunction with this financing or in pursuit of any actual issuance of any Indebtedness, and any actual acquisitions, investments, asset sales, or divestitures, in each case, as permitted by this Agreement (or otherwise consented to by the Majority Lenders); plus (ix) non-cash expenses associated with stock-based compensation; plus (x) all non-cash losses, charges and expenses, including any asset impairments, write-offs or write-downs; plus (xi) solely for a determination of EBITDA pursuant to Article IX, any Specified Equity Contribution; provided the aggregate amount of clauses (vii) and (viii) added to EBITDA for any fiscal four quarter period shall be limited to no more than fifteen percent (15%) of EBITDA for any such fiscal four quarter period, calculating EBITDA before giving effect to any such add-backs.
Additionally, for any period of measurement, EBITDA shall be increased by the amount of any applicable Material Project EBITDA Adjustments for such period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Claims” means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for injury to the environment.
“Environmental Laws” means all material federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all material administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.
“Erroneous Payment” has the meaning specified in Section 12.13(a).
“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 12.13(d).
“Erroneous Payment Impacted Class” has the meaning specified in Section 12.13(d).
“Erroneous Payment Return Deficiency” has the meaning specified in Section 12.13(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 12.13(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any of the events or circumstances specified in Section 10.01.
“Excepted Collateral” means (i) those assets and properties that Administrative Agent shall have determined in its reasonable discretion that the cost of obtaining a security interest (including, without limitation, adverse tax consequences) is excessive in relation to the value of the security to be afforded thereby, (ii) those assets and properties that the grant of a security interest therein is prohibited by applicable law or anti-assignment provisions that are not ineffective as a result of the application of Article 9 of the relevant Uniform Commercial Code, (iii) any “buildings” or mobile homes within the meaning of any applicable Flood Insurance Regulations with a value less than $1,000,000, (iv) those assets and properties to the extent that any applicable law prohibits the creation of a security interest or Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law (provided that any right, title or interest in any permit, license or other contractual obligation that at any time ceases to satisfy the criteria for Excepted Collateral (whether as a result of the applicable Loan Party obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise) will no longer be Excepted Collateral), (v) any property now owned or hereafter acquired by any Loan Party that is subject to a Permitted Lien securing purchase money obligations or Capital Lease obligations permitted to be incurred under this Agreement, if the contractual obligation under which such Permitted Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease obligation) validly prohibits the creation by any Loan Party of a Lien thereon or requires the consent of any Person other than any Loan Party or any of its Affiliates which consent has not been obtained as a condition to the creation of any other Lien on such property (but only for so long as such contractual obligation under which such Lien is granted is in effect, (vi) motor vehicles and other assets subject to certificates of title (except to the extent the security interest in such assets can be perfected by the filling of an “all assets” financing statement), (vii) all U.S. intent-to-use trademark applications with respect to which the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark application under federal law, and (viii) for the avoidance of doubt, any “Excluded Property” or similarly defined term as set forth in the applicable Security Documents.
“Excluded Pari Passu Hedging Obligations” means with respect to any Loan Party (determined on an individual Loan Party by Loan Party basis) in respect of any Hedging Obligation if, and solely to the extent that, all or a portion of the guarantee of such Loan Party of such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such Hedging Obligation.
“Excluded Subsidiary” means (a) any Subsidiary that is not a Material Subsidiary, (b) any Subsidiary to the extent a Guaranty under Article XI by such Subsidiary is prohibited or restricted by contracts or applicable law (including any requirement to obtain Governmental Authority or regulatory authority or third party consent, approval, license or authorization) on the date of Acquisition of such Subsidiary (so long as such prohibition or restriction is not created or entered into in contemplation of or in connection with such Person becoming a Subsidiary), and (c) any other Subsidiary to the extent the Borrowers and the Administrative Agent determine that the cost and/or burden of obtaining a Guaranty by such Subsidiary outweighs the benefits provided thereby (including to the extent the provision of a Guaranty under Article XI by such Subsidiary could result in adverse tax consequences as mutually determined by the Administrative Agent in consultation with the Borrower). Notwithstanding any of the foregoing, no Subsidiary that constitutes a Guarantor as of the Closing Date shall ever be deemed to constitute an “Excluded Subsidiary” hereunder, and all such Subsidiaries shall continue to constitute Guarantors hereunder until Payment in Full, unless otherwise approved in writing by the Majority Lenders and the Administrative Agent, in each such Person’s sole discretion.
“Existing Agent” shall have the meaning assigned to such term in the recitals hereto.
“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Credit Documents” has the meaning assigned to such term in Section 13.23.
“Existing Debt Refinancing” means the repayment in full of the obligations and liabilities owing by Borrower and its Subsidiaries under the Existing Credit Agreement and the other Existing Credit Documents, which are hereby being amended and restated in their respective entirety, and the release and termination, or the amendment and restatement in accordance herewith, of all commitments, security interests, Liens and guaranties as heretofore undertaken by any Person in connection therewith (including any letters of credit or hedging arrangements thereunder which have been backstopped, cash collateralized or “grandfathered” into this Agreement, if any, in a manner reasonably satisfactory to the Administrative Agent).
“Existing Lenders” shall have the meaning assigned to such term in the recitals hereto.
“Existing Letters of Credit” means the letters of credit issued or deemed issued under the Existing Credit Agreement, including those listed on Schedule 1.02.
“Existing Security Documents” shall have the meaning assigned to such term in the recitals hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable), any official interpretations thereof and any current or future regulations promulgated thereunder, any intergovernmental agreements entered into thereunder and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as reasonably determined by Administrative Agent.
“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Flood Laws” has the meaning specified in Section 12.11.
“Floor” means a per annum rate of interest equal to zero percent (0.00%).
“Foreign Subsidiary” means any Subsidiary that is not a “United States person” as defined in Section 7701(a)(30) of the Code (or an entity that is a direct or indirect Subsidiary of such Subsidiary).
“Funded Debt” means, as of any date, the following (without duplication): (i) all Indebtedness for borrowed money of Borrower and its Subsidiaries on a consolidated basis (including Indebtedness under this Agreement and the other Loan Documents but excluding contingent amounts, guarantees and undrawn letters of credit) plus (ii) obligations of Borrower and its Subsidiaries on a consolidated basis in respect of Capital Leases minus all cash and Cash Equivalents of the Loan Parties held by the Loan Parties and not declared as a distribution to the holders of Equity Interests in the Borrower.
“GAAP” means United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gathering Agreements” means, collectively, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, each of those certain gathering agreements, transportation agreements, processing agreements and/or other similar agreements now and/or hereafter listed on Schedule 6.10 hereto (which list on Schedule 6.10 hereto shall, at all times, constitute all such agreements then in effect and inuring to the benefit of any Loan Party to gather, transport and/or process any Oil and Gas (or any other minerals or water), which, individually, account for more than three percent (3%) of the EBITDA of Borrower or any such other Loan Party in any year).
“Gathering Systems” means, collectively, all gathering systems and/or pipeline systems, and all materials, equipment, and other property now or hereafter located at any Midstream Asset or Rights of Way or used or held for use, regardless of where the same are located, in connection with, or otherwise related to such gathering systems and/or pipeline systems and all equipment, including, but not limited to, all fittings, furnishings, appliances, apparatus, machinery, gas processing, treatment, storage, transportation, extraction fractionation, exchange and/or manufacturing facilities and units and other units, gas, liquid product and other storage tanks, liquid product truck loading terminals, and other gathering assets now or hereafter located on or in (or, whether or not located thereon or therein, used or held for use in connection with) such gathering systems or pipeline systems.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
        “Guarantors” means, jointly, severally and collectively, each Person guaranteeing the Obligations of Borrower pursuant to Article XI hereof or otherwise, in each case that has not been released from the guarantee in accordance with the terms hereof, including each Subsidiary of the Borrower (whether now or hereafter existing, formed or acquired), but excluding Excluded Subsidiaries (subject to the limitations as expressly set forth within the definition thereof). “Guarantor” means, individually, any of the Guarantors. As of the Closing Date, the only Guarantors are: (i) SUPERIOR PIPELINE TEXAS, L.L.C., an Oklahoma limited liability company; (ii) SUPERIOR APPALACHIAN PIPELINE, L.L.C., an Oklahoma limited liability company; (iii) PRESTON COUNTY GAS GATHERING, L.L.C, a Delaware limited liability company; and (iv) SUPERIOR PIPELINE KANSAS, L.L.C., an Oklahoma limited liability company.
“Guaranty” means, each individually, and collectively: (i) those certain Obligations of each Guarantor as more particularly set forth in Article XI of this Agreement, as the same may be amended, modified or supplemented from time to time; (ii) any other stand-alone guaranty agreement now or hereafter executed by any Guarantor that has not executed this Agreement in the capacity of a Guarantor in accordance with preceding clause (i) of this definition, which agreement is in form and substance reasonably satisfactory to Administrative Agent guarantying, unconditionally, payment of the Secured Obligations, as the same may be amended, modified or supplemented from time to time; and (iii) any Joinder Agreement, or any other any joinder instrument to any of the above-described Guaranty in preceding clause (i) or (ii), which instrument is in form and substance reasonably satisfactory to Administrative Agent guarantying, unconditionally, payment of the Secured Obligations, as the same may be amended, modified or supplemented from time to time.
“Guaranty Obligation” has the meaning specified under the definition of “Contingent Obligation.”
“Hedging Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Highest Lawful Rate” means, for each Lender, as of a particular date, the maximum nonusurious interest rate that under applicable federal and Oklahoma law may then be contracted for, charged or received by such Lender in connection with the Obligations.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even if the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property), including, without limitation, production payments, net profit interests and other interest in Oil and Gas subject to repayment out of future Oil and Gas production, together with any and all such (A) deferred compensation arrangements, (B) earn-out obligations or purchase price adjustments until matured or earned or (C) non-compete or consulting obligations incurred in connection with Permitted Acquisitions; (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Derivative Contracts to the extent required to be reflected on a balance sheet of such Person; (h) all Contingent Obligations of such Person in respect of Indebtedness referred to in clauses (a) through (g) above; and (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but limited to the lesser of the face amount of such Indebtedness and the value of such property securing such Indebtedness if such Indebtedness has not been guaranteed or assumed by such Person).
“Immaterial Real Property” means any real property owned, leased, or otherwise held by any Loan Party that does not constitute Material Real Property.
“Indemnified Environmental Liabilities” has the meaning specified in Section 13.06.
“Indemnified Liabilities” has the meaning specified in Section 13.05.
“Indemnified Person” has the meaning specified in Section 13.05.
“Independent Auditor” has the meaning specified in Section 7.01(a).
“Information” has the meaning specified in Section 13.16.
“Insolvency Proceeding” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Interest Expense” means, for Borrower and its Subsidiaries on a consolidated basis for any period, the total interest expense of Borrower and its Subsidiaries in respect of Indebtedness of Borrower and its Subsidiaries actually paid or that is payable during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit, all as determined in accordance with GAAP and, to the extent not included in Interest Expense and without duplication, interest expense for such period attributable to Capital Leases and the interest component of any deferred payment obligations.
“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each fiscal quarter and the Stated Maturity Date, and (b) as to any Term Benchmark Loan, (i) for any Interest Period of one or three months, the last day of such Interest Period and (ii) for any Interest Periods of six months or more, last Business Day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, as to any Term Benchmark Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Term Benchmark Loan, and ending on the date one or three months (or, to the extent agreed to by all of the Revolving Credit Lenders, six or twelve months) thereafter as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as applicable; provided that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which case such Interest Period shall end on the preceding Business Day; (b) any Interest Period pertaining to a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period for any Loan shall extend beyond the Revolving Credit Termination Date.
“Interest Rate Type” means, with respect to any Loan, the interest rate, being either the Base Rate or Adjusted Term SOFR, forming the basis upon which interest is charged against such Loan hereunder.
“Investment” means the purchase or acquisition of any Equity Interests, or any obligations or other securities of, any Person, or making any Acquisitions, or making any advance, loan, extension of credit or capital contribution to or any other investment in, any Person.
“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.
“ISDA” means the International Swaps and Derivatives Association, Inc.
“ISP 1998” has the meaning specified in Section 2.09(b).
“Issue” means with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.
“Issuing Lender” means BOKF, NA dba Bank of Oklahoma, and any other Lender that agrees with Borrower and Administrative Agent to act as an issuer of Letters of Credit hereunder, in each case, in its capacity as an issuer of Letters of Credit hereunder, and any successor thereto in such capacity.
“Joinder Agreement” means an instrument substantially in the form of Exhibit F.
“LC Application” means an application or agreement for a standby Letter of Credit in the applicable Issuing Lender’s form or in such other form as shall be acceptable to such Issuing Lender in its sole discretion, in each case duly executed by Borrower.
“LC Collateral” means any amounts held by an Issuing Lender as security for LC Obligations of Borrower owing to such Issuing Lender.
“LC Collateral Account” means a blocked deposit account held by the applicable Issuing Lender.
“LC Obligations” means, at any time, the sum of the Matured LC Obligations at such time plus the aggregate amount available to be drawn under all Letters of Credit then outstanding. The LC Obligations of any Revolving Credit Lender at any time shall be its Pro Rata Share of the total LC Obligations at such time.
“LC Sublimit” means an amount equal to Thirty Million and NO/100THS Dollars ($30,000,000.00).
“Lender Hedging Agreement” means (a) a Derivative Contract between any Loan Party and a counterparty that, at the time that such Derivative Contract was entered into, was a Lender or an Affiliate of a Lender; and (b) a Derivative Contract between any Loan Party and a counterparty which Derivative Contract is in existence at the time such counterparty (or an Affiliate thereof) becomes a Lender. “Lender Hedging Agreements” shall include any Derivative Contract between any Loan Party and an Existing Lender (or Affiliate of an Existing Lender) that is in place as of the Closing Date.
“Lenders” means the Revolving Credit Lenders (including BOKF, NA dba Bank of Oklahoma in its individual capacity) listed on Schedule 2.01 and any Person that shall have become a party hereto pursuant to an Assignment and Acceptance Agreement or other documentation contemplated hereby, other than any such person that ceases to be a party hereto pursuant to an Assignment and Acceptance Agreement or other documentation contemplated hereby and “Lender” shall mean each Revolving Credit Lender.
“Letter of Credit” means (i) any standby letter of credit issued on or after the Closing Date by an Issuing Lender pursuant to Section 2.09, and (ii) any Existing Letters of Credit deemed issued hereunder.
“Letter of Credit Fees” has the meaning specified in Section 2.06(b).
“Letter of Credit Fees Rate” means, on any day, the rate per annum as set forth within the definition of “Applicable Margin”; provided, however, that said “Letter of Credit Fees Rate” shall be increased by two percent (2.00%) per annum during any period in which the interest on the Obligations accrues at the Default Rate in accordance with this Agreement or the other Loan Documents.

“Lien” means (a) any security interest, mortgage, deed of trust, pledge, hypothecation, charge or lien (statutory or other) in respect of any Property and (b) the interest of a vendor or a lessor under any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means, individually, each Revolving Credit Loan, and “Loans” means collectively all Revolving Credit Loans.
“Loan Documents” means this Agreement, the Notes, any Letters of Credit, the Security Documents, the BOK Fee Letter, and, to the extent designated as a Loan Document therein, each other document executed by any Loan Party and delivered to Administrative Agent, any Issuing Lender or any Lender in connection herewith, but expressly excluding Derivative Contracts.
“Loan Parties” means collectively Borrower and Guarantors and “Loan Party” means each of Borrower and Guarantors, individually.
“Majority Lenders” means, (a) at any time prior to the Revolving Credit Termination Date, Lenders holding more than fifty percent (50%) of the Revolving Credit Commitments, and (b) at any time after the Revolving Credit Termination Date, Lenders holding more than fifty percent (50%) of the outstanding Loans plus (ii) the outstanding LC Obligations; provided that, so long as a Lender shall be a Defaulting Lender, such Defaulting Lender’s Loans, LC Obligations and Revolving Credit Commitment shall be disregarded for the purposes of the calculations under this definition.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Board.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties or financial condition of the Loan Parties, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect on the legality, validity, binding effect or enforceability of the Loan Documents.
“Material Contracts” has the meaning specified in Section 6.10.
“Material Project” means a Permitted Business Expansion Project with respect to which one or more Loan Parties has budgeted and is expected to make capital expenditures in excess of $10,000,000 in any single fiscal year.
“Material Project EBITDA Adjustment” means, with respect to each Material Project:
(a) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) as the projected EBITDA attributable to such Material Project (which shall be based upon the income forecasted for the first twelve months of operation from binding, non-contingent contracts less appropriate direct and indirect costs to realize such income, net of any actual EBITDA attributable to such Material Project for such period), which may, at the Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not longer than 365 days, 75% and (v) longer than 365 days, 100%; and
(b) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) as the projected EBITDA attributable to such Material Project (determined in the same manner as set forth in clause (a) above, which amount shall, for the avoidance of doubt, be net of any actual EBITDA attributable to such

Material Project for such period) multiplied by (i)(x) for the measurement period ending on the last day of the first full fiscal quarter after the Commercial Operation Date, 3/4; (y) for the measurement period ending on the last day of the second full fiscal quarter after the Commercial Operation Date, 1/2; and (z) for the measurement period ending on the last day of the third full fiscal quarter after the Commercial Operation Date, 1/4, in each case, which may, at the Borrower’s option, be added to actual EBITDA for such fiscal quarters;
provided that (y) not later than 15 days (or such shorter time as the Administrative Agent may agree in its sole discretion) prior to the delivery of a Compliance Certificate pursuant to Section 7.02(a) to the extent Material Project EBITDA Adjustments will be made to EBITDA in determining compliance with the covenants set forth in Article IX, the Borrower shall have delivered to the Administrative Agent a written request for Material Project EBITDA Adjustments setting forth (A) the scheduled Commercial Operation Date for such Material Project and (B) pro forma projections of EBITDA and costs and expenses attributable to such Material Project and (z) promptly after request by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent such other supporting information reasonably requested by the Administrative Agent; and provided further that the aggregate amount of all Material Project EBITDA Adjustments during any measurement period shall be limited to 15% of the total actual EBITDA reflected in the Compliance Certificate for such measurement period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments).
“Material Real Property” shall mean, on any date of determination, any real property owned in fee (whether acquired in a single transaction or in a series of related transactions and including, for the avoidance of doubt, rights of way, easements, servitudes and similar interests in real property) having a fair market value as reasonably estimated by the Borrower (including the fair market value of (a) any improvements owned by any Loan Party and located thereon and (b) with respect to gathering systems and pipelines, any rights of way, easements, servitudes, fixtures, equipment, improvements, permits, records and other real property appertaining thereto) on such date of determination exceeding $10,000,000; provided that all real property (including, for the avoidance of doubt, rights of way, easements, servitudes and similar interests in real property) upon which any pipeline or gathering system is situated or projected to be situated shall be deemed to be Material Real Property if such pipeline or gathering system, as applicable, has a fair market value exceeding $10,000,000.
“Material Subsidiary” means, at any date of determination, each Subsidiary of the Borrower whose Consolidated Net Tangible Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) as reflected in the balance sheets delivered with the most recent financial statements pursuant to Section 7.01(a) or (b) prior to such date were equal to or greater than seven and a half percent (7.5%) of the Consolidated Net Tangible Assets or consolidated revenues, respectively, of the Borrower and the Subsidiaries at such date, determined in accordance with GAAP.
“Matured LC Obligation” means, with respect to any Letter of Credit, the aggregate amount of payments made by the applicable Issuing Lender in respect of such Letter of Credit and not reimbursed by Borrower or deemed Loans pursuant to Section 2.01(b).
“Midstream Assets” means all of Borrower’s and its Subsidiaries’ respective Gathering Agreements and Gathering Systems, respectively, and all such Persons rights, titles, interests and claims thereunder, including, whether as now or hereafter owned, created or acquired: (i) all such Gathering Systems located in any of the State of Texas, the State of Oklahoma, State of Kansas, and/or the Commonwealth of Pennsylvania; (ii) all Gathering Systems hereafter acquired by any Loan Party pursuant to any Permitted Acquisition, wherever the same are located; and (iii) all materials, equipment, and other Property now or hereafter located on any Rights of Way associated with any of the assets described in preceding clauses (i) and/or (ii), and used or held for use, regardless of where the same are located, in connection with, or otherwise related to such Gathering Agreements or Gathering Systems and all equipment, including, but not limited to, all gas processing, treatment, storage, transportation, extraction fractionation, exchange and/or manufacturing facilities, natural gas, bulk liquids storage systems or other liquid product or other storage tanks, liquid product truck loading terminals or other terminaling systems, and other assets now or hereafter located on or used in connection with such any such Gathering System.
“Net Cash Proceeds” means, with respect to any Disposition in excess of Fifteen Million and NO/100THS Dollars ($15,000,000.00), the proceeds thereof in the form of cash (including any cash received by way of deferred payment as and when received) in connection with and as consideration therefor, on or after the date of consummation of such Disposition, in each case, net of (i) taxes payable or reasonably estimated to be payable in connection with or as a result of such Disposition, (ii) all brokerage commissions and all other fees, costs, and expenses related to such Disposition (including, without limitation, attorneys’ fees, accountants’ fees and closing costs incurred in connection with such Disposition), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is subject of such Disposition (other than any Lien pursuant to any Security Document), (iv) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated therewith (but any such amounts that are released from such reserve will constitute Net Cash Proceeds at the time of release), (v) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within ninety (90) days of such Disposition (but any such cash proceeds that are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Disposition will constitute Net Cash Proceeds), and (vi) all money actually applied within one hundred eighty (180) days to replace assets subject to such Disposition with assets performing the same or similar functions (or other capital assets used or useful in the Principal Business) or committed to be applied pursuant to a binding commitment thereof within said one hundred eighty (180) day period and actually applied within two hundred seventy (270) days of such Disposition to replace such assets with assets performing the same or similar functions (or other capital assets used or useful in the Principal Business).
“Net Income” means, for any period, the consolidated net income (or net loss) of Borrower and its Subsidiaries for such period determined in accordance with GAAP.
“Non-Consenting Lender” has the meaning specified in Section 2.13.
“Notes” means, collectively, the Revolving Credit Notes. “Note” means any one of the Revolving Credit Notes.
“Notice of Borrowing” means a notice in substantially the form of Exhibit B.
“Notice of Conversion/Continuation” means a notice in substantially the form of Exhibit C.
“Obligations” means the aggregate amount of all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by each Loan Party to any Lender or any Affiliate of any Lender, Administrative Agent, any Issuing Lender, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.
“OFAC” has the meaning specified in Section 6.24.
“Oil and Gas” means petroleum, natural gas, natural gas liquids (including natural gasoline, condensate and distillate) and other related hydrocarbons or minerals or any of them and all other products or substances processed, separated or refined therefrom or produced or extracted in association therewith.
“Organization Documents” means (a) for any corporation, the articles of incorporation or certificate of formation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation and any shareholder rights agreement; (b) for any limited liability company, the articles of organization or certificate of formation, the regulations or operating agreement and certificate of organization; and (c) for any limited partnership, the certificate of limited partnership or the certificate of formation and the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented from time to time.
“Original Mortgaged Properties” means the Mortgaged Property (as defined in the Existing Credit Agreement) of any Loan Party that are subject to a mortgage, deed of trust or other security instrument in favor of the Existing Agent in connection with the Existing Credit Agreement.
“Other Taxes” means any present or future mortgage tax, stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.
“Participant” has the meaning specified in Section 13.08(a).

“Patriot Act” has the meaning specified in Section 13.17.
“Payment in Full” will occur upon (a) the termination or expiration of the Revolving Credit Commitments, (b) indefeasible payment, in cash and in full, of all Obligations (other than contingent indemnification obligations and other contingent obligations not then due and payable), (c) the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the applicable Issuing Lender have been made), and (d) the expiration, novation or termination of all Lender Hedging Agreements and payment in full of all obligations owing by any Loan Party thereunder (other than such Lender Hedging Agreement and Hedging Obligations as to which other arrangements satisfactory to Administrative Agent and the applicable Lender Hedging Agreement counterparty have been made).
“Payment Recipient” has the meaning specified in Section 12.13.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a “Multiemployer Plan” (as described in Section 4064(a) of ERISA), which any Loan Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a “Multiemployer Plan” has made contributions at any time during the immediately preceding five (5) plan years.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” means any Acquisition resulting in ownership of assets located inside the United States, or of Equity Interests in a Person organized under the laws of the United States or any state thereof or the District of Columbia; provided, however, that the following requirements are satisfied:
(i)if such Acquisition results in Borrower’s ownership of a Subsidiary, Borrower shall have complied with the requirements of Sections 7.14 and 7.15 within the 30-day period (or such longer period of time acceptable to the Administrative Agent in its reasonable discretion) provided in Section 7.15 after the date of such Acquisition;
(ii)with respect to any Acquisition involving the acquisition of Equity Interests in another Person, such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired;
(iii)as of the closing of such Acquisition and immediately after giving pro forma effect to such Acquisition, Borrower will be in pro forma compliance with Sections 9.01 and 9.02;
(iv)as of the closing of such Acquisition, no Default or Event of Default shall exist or occur as a result of, and after giving effect to, such Acquisition;
(v)(A) in the case of an Acquisition of assets, the assets so acquired are used in the midstream business and (B) in the case of an Acquisition of the Equity Interests in any Person, the business of the Person so acquired is the midstream business or reasonably related thereto; and
(vi)in the case of an Acquisition by merger or consolidation, a Loan Party is the surviving entity.
“Permitted Asset Sale” means a non-ordinary course of business asset sale or Disposition of Property pursuant to Section 8.02(k) or Section 8.02(m).
“Permitted Business Expansion Project” means an expansion of the Loan Parties’ business through the construction of fixed or capital assets provided each of the following conditions are met:
(i)the assets of such expansion are (a) acquired and owned by such Loan Party free and clear of all Liens other than Permitted Liens and (b) pledged as Collateral pursuant to the terms of the Loan Documents, and the Administrative Agent is granted a first priority, perfected Lien therein (subject to Permitted Liens);
(ii)substantially all of the constructed assets are Midstream Assets;

(iii)the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower setting forth a description of the project designated as a Permitted Business Expansion Project and a summary financial analysis supporting the decision to undertake such expansion of the Loan Parties’ business through construction of fixed or capital assets;
(iv)no Loan Party, in connection with any such expansion, incurs or assumes any Indebtedness except to the extent permitted under Section 8.05;
(v)all transactions in connection therewith shall be consummated in accordance with all applicable laws in all material respects of all applicable Governmental Authorities; and
(vi)no Default or Event of Default then exists or would result therefrom provided, however, that Permitted Business Expansion Project will not cover individual well connections made to any of the Loan Parties’ then existing gathering systems.
“Permitted Holders” means: (i) Unit Corporation, a Delaware corporation; and (ii) SP Investor Holdings, LLC, a Delaware limited liability company.
“Permitted Liens” has the meaning set forth in Section 8.01.
“Permitted Tax Distributions” has the meaning set forth in Section 8.08(a).
“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.
“Prepayment Notice” means a notice of prepayment of Loans pursuant to Section 2.04(a), substantially in the form of Exhibit G or any other form approved by Administrative Agent.
“Prime Rate” means a rate per annum determined by Administrative Agent from time to time as its prime commercial lending rate for Dollar loans in the United States on such day. The “Prime Rate” shall not necessarily be the lowest rate of interest that Administrative Agent is charging to any corporate customer. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Principal Business” means the business of acquiring, holding, developing, constructing, operating, owning, selling and disposing of Gathering Systems and all equipment, including, but not limited to, all gas processing, treatment, storage, transportation, extraction fractionation, exchange and/or manufacturing facilities, natural gas, bulk liquids storage systems or other liquid product or other storage tanks, liquid product truck loading terminals or other terminaling systems, and other assets now or hereafter located on or used in connection with such Gathering Systems, and, in each case, other activities and reasonably related thereto or performed in connection therewith.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.
“Pro Rata Share” means, as to any Lender at any time, the percentage of the Revolving Credit Commitment Amount represented by such Lender’s Revolving Credit Commitment at such time. The Pro Rata Share of each Lender is set forth opposite its name on Schedule 2.01, as amended from time to time, including pursuant to assignments in accordance with Section 13.08(b).
“QFC” has the meaning specified in Section 13.24(b).
“QFC Credit Support” has the meaning specified in Section 13.24.
“Qualified ECP Guarantor” means in respect of any Lender Hedging Agreement, each Loan Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Lender Hedging Agreement becomes effective or (b) otherwise constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Regulation T”, “Regulation U” and “Regulation X” means Regulation T, Regulation U and Regulation X, respectively, of the Board.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person other than an individual, the President, the Chief Executive Officer, the Chief Financial Officer, Treasurer, Assistant Treasurer or any Vice President of such Person, or such other individual designated as a Responsible Officer by the directors, managers, general partner or comparable governing body of such Person, and solely with respect to delivery of certificates pursuant to Section 5.01(d) and any future incumbency certificates or deliveries of organizational documents, a Secretary or Assistant Secretary. With respect to any limited partnership, Responsible Officer includes the Responsible Officer of such Person’s general partner.
“Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, such Revolving Credit Lender’s commitment to lend to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder up to the amount set forth opposite its name on Schedule 2.01, as such commitment may be terminated and/or reduced from time to time in accordance with the provisions hereof; and, collectively, for all of the Revolving Credit Lenders, the “Revolving Credit Commitments”.
“Revolving Credit Commitment Amount” means at any time, the sum of all the Revolving Credit Commitments at such time, as the same may be increased in accordance with Section 2.14. As of the Closing Date, the Revolving Credit Commitment Amount is One Hundred and Thirty-Five Million and No/100THS Dollars ($135,000,000.00).
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, after termination of the Revolving Credit Commitments, any Lender that is a holder of a Revolving Credit Loan, and “Revolving Credit Lenders” shall mean all Revolving Credit Lenders.
“Revolving Credit Loan” has the meaning specified in Section 2.01(a).
“Revolving Credit Note” means a promissory note made by Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Lender and substantially in the same form as Exhibit A, including any amendments, restatements, amendments and restatements, modifications, renewals, rearrangements, increases, extensions and/or replacements thereof.
“Revolving Credit Outstanding Amount” means, on any date, the aggregate principal amount of all Revolving Credit Loans outstanding on such date (after giving effect to any prepayments or repayments of Revolving Credit Loans occurring on such date) plus the total LC Obligations on such date (after giving effect to any reimbursements of Letters of Credit occurring on such date).
“Revolving Credit Termination Date” means the earlier of (a) the Stated Maturity Date or (b) the date on which the Revolving Credit Commitments terminate in accordance with the provisions of this Agreement.
“Rights of Way” means, collectively, fee deeds, rights of way, easements, leases, servitudes, permits, licenses, orders, certificates or other instruments covering any portion of the Midstream Assets of Borrower and its Subsidiaries, including all rights, privileges, interests, titles, estates, and claims appurtenant thereto, and any strips and gaps within or adjoining any real property included in or covered by any of the foregoing rights, all rights of ingress and egress to and from such real property, and all rights appertaining to the use and enjoyment thereof, including, without limitation, lateral support, drainage, mineral, water, oil and gas rights.

“Rolling Period” means, with respect to any determination of “EBITDA” for purposes of Section 9.01 or Section 9.02, for any such financial covenant testing hereunder, the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal year, with each fiscal year of Borrower commencing on January 1st of each year and ending on December 31st of each year.
“Sanctioned Country” means a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the United States Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Secured Obligations” means, collectively, (a) the Obligations, (b) the due and punctual payment and performance of all Banking Services Obligations, and (c) all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed by any Loan Party to any Lenders and/or Affiliates of any Lender arising pursuant to any Lender Hedging Agreement; provided that the term “Secured Obligations” shall not include any Excluded Pari Passu Hedging Obligations.
“Secured Parties” means the Lenders party to this Agreement and the Lenders and/or any Affiliate of a Lender party to a Lender Hedging Agreement or a Cash Management Agreement. The term “Secured Parties” shall include a former Lender or an Affiliate of a former Lender that is party to a Derivative Contract with Borrower or any of its Subsidiaries; provided that such former Lender or Affiliate was a Lender or an Affiliate of a Lender at the time it entered into such Derivative Contract.
“Security Documents” means the deeds of trust, mortgages, security agreements, pledges, assignments, deposit account control agreements, securities account control agreements and related UCC financing statements, continuation statements, fixture filings and transmitting utility filings, or amendments, restatements, amendments and restatements or assignments of any of the foregoing, listed on Schedule I (including the Existing Security Documents, until such time as any such Existing Security Document shall have been amended and restated by a new Security Document in accordance with Section 7.16), as the same may be amended, amended and restated, modified or otherwise supplemented from time to time together with any and all other instruments now or hereafter executed in connection with or as security for the payment of the Secured Obligations.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, as to any Person on a particular date, that on such date (a) the fair value of all of the Property of such Person is greater than the amount of such Person’s liabilities (including contingent liabilities); (b) the present fair saleable value of all of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Equity Contribution” has the meaning specified in Section 9.03.
“Stated Maturity Date” means May 10, 2026.

“Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which either (a) 50% or more of the Equity Interests are owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof, or (b) Borrower is the general partner, in the case of any limited partnership. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Borrower.
“Supported QFC” has the meaning specified in Section 13.24.
“Surety Instruments” means all letters of credit (including standby), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) such taxes as are imposed on or measured by such Lender’s or Administrative Agent’s net income (including income taxes or franchise taxes or branch profit taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Administrative Agent, as the case may be, is organized or maintains a lending office or with which such Lender or Administrative Agent has a connection (other than any such connection arising from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) any taxes imposed as a result of the failure or inability of any such recipient to comply with the requirements of Section 3.01 or Section 3.05 and (iii) any withholding tax imposed under FATCA.
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to the fact that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR.
“Term SOFR” means:
(a)for any calculation with respect to a Term Benchmark Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Default Amount” means an amount equal to Two Million and NO/100THS Dollars ($2,000,000.00).
“Total Leverage Ratio” means the ratio of (i) Funded Debt as of the determination date to (ii) EBITDA for the applicable Rolling Period ending on such date.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of Oklahoma; provided that if, with respect to any filing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Oklahoma, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each applicable Loan Document and any filing statement relating to such perfection or effect of perfection or non-perfection.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” each means the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolutions Regimes” has the meaning specified in Section 13.24.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) references to “Central Time” shall refer to Central Standard Time or Central Daylight Savings Time, as applicable, and (iv) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, the Issuing Lenders, the Lenders, Borrower and the other Loan Parties, and are the products of all parties. Accordingly, they shall not be construed against Borrower, the other Loan Parties, the Lenders, Administrative Agent or the Issuing Lenders merely because of their involvement in the preparation thereof.
1.03Accounting Terms and Principles.
(a)Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.
(b)References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Borrower.
(c)References herein to Borrower’s financial statements or balance sheets shall mean, respectively, the consolidated financial statements or consolidated balance sheets of Borrower and, its Subsidiaries.
(d)All references to GAAP and terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(e)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2016 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2016, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
1.04Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II.
THE CREDITS
2.01Amounts and Terms of the Revolving Credit Commitments.
(a)Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions set forth herein, to make revolving credit loans to Borrower, in its respective Pro Rata Share (each such revolving credit loan, a “Revolving Credit Loan”), from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Termination Date, in an

amount not to exceed the Available Revolving Credit Amount. The obligation of Borrower to repay the aggregate amount of all Revolving Credit Loans made by the Revolving Credit Lenders, together with interest accruing in connection therewith, shall be evidenced by Revolving Credit Notes in favor of each Revolving Credit Lender that requests a Revolving Credit Note. The amount of principal owing on any Revolving Credit Lender’s Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Credit Loans theretofore made by such Revolving Credit Lender minus all payments of principal theretofore received by such Revolving Credit Lender on its Revolving Credit Note. Interest on the Revolving Credit Loans shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, until the Revolving Credit Termination Date, Borrower may borrow, repay, and reborrow any Revolving Credit Loans hereunder.
(b)Letters of Credit. Subject to the terms and conditions of Section 2.09 and relying upon the representations and warranties herein set forth, each Issuing Lender agrees to issue standby Letters of Credit upon the request of Borrower at any time and from time to time on and after the Closing Date and up to the Revolving Credit Termination Date, so long as the aggregate amount of the LC Obligations outstanding at any time does not exceed the LC Sublimit. No Letter of Credit will be issued in a face amount which, after giving effect to the issuance of such Letter of Credit, would cause the Revolving Credit Outstanding Amount to exceed the aggregate Revolving Credit Commitments. If any Letter of Credit has been drawn upon and the amount so drawn has not been reimbursed, for all purposes hereof to the extent of the Available Revolving Credit Amount then existing, such funding shall be deemed a Revolving Credit Loan in an amount equal to the Matured LC Obligation applicable thereto.
(c)RESERVED.
(d)Reduction of Revolving Credit Commitment Amount; Termination of Revolving Credit Commitments.
(i)Unless previously terminated pursuant to the terms of this Agreement, the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date. The Borrower may at any time terminate the Revolving Credit Commitments, or from time to time reduce the Revolving Credit Commitment Amount; provided that (i) each reduction of the Revolving Credit Commitment Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) Borrower shall not terminate the Revolving Credit Commitments or reduce the Revolving Credit Commitment Amount if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.04, the Revolving Credit Outstanding Amount would exceed the Revolving Credit Commitment Amount as a result thereof.
(ii)The Borrower shall notify Administrative Agent of any election to terminate the Revolving Credit Commitments or reduce the Revolving Credit Commitment Amount under Section 2.01(d)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.01(d)(ii) shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving Credit Commitments or reduction of the Revolving Credit Commitment Amount shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Pro Rata Shares.
2.02Procedure for Borrowing.
(a)Each Borrowing of Revolving Credit Loan (a “Revolving Credit Borrowing”) (other than fundings of Letters of Credit deemed to be Revolving Credit Loans under Section 2.01(b)) shall be made upon Borrower’s irrevocable written notice delivered to Administrative Agent in the form of a Notice of Borrowing duly completed, which notice must be received by Administrative Agent (x) prior to 11:00 a.m. (Central Time) three (3) Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans; and (y) the Business Day prior to the requested Borrowing Date by 11:00 a.m. (Central time), in the case of Base Rate Loans.

(b)Each Notice of Borrowing with respect to Revolving Credit Loans, shall specify (i) the amount of the Borrowing, which shall be in an aggregate amount (A) for Base Rate Loans, equal to (y) $500,000 or any multiple integrals of $100,000 in excess thereof or (z) if less than $500,000, the unadvanced portion of the Available Revolving Credit Amount, and (B) for Term Benchmark Loans, $500,000 or any multiple integrals of $100,000 in excess thereof (if the Available Revolving Credit Amount as of such Borrowing Date will be less than $500,000, then Borrower may not request a Term Benchmark Loan); (ii) the requested Borrowing Date, which shall be a Business Day; (iii) the Interest Rate Type of Revolving Credit Loans comprising the Borrowing; and (iv) for Term Benchmark Loans, the duration of the Interest Period applicable to such Revolving Credit Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Term Benchmark Loans, such Interest Period shall be three (3) months.
(c)Administrative Agent will promptly notify each Revolving Credit Lender of its receipt of any Notice of Borrowing with respect to Revolving Credit Loans and of the amount of such Revolving Credit Lender’s Pro Rata Share of that Borrowing, and such Notice of Borrowing shall not thereafter be revocable by Borrower.
(d)Provided the applicable conditions in Article V are met, each Revolving Credit Lender will make the amount of its Pro Rata Share of each Borrowing of Revolving Credit Loans available to Administrative Agent for the account of Borrower at Administrative Agent’s Payment Office by 1:00 p.m. (Central time) on the Borrowing Date requested by Borrower in funds immediately available to Administrative Agent. The proceeds of all such Loans will then be made available to Borrower by Administrative Agent to Borrower’s operating account with Administrative Agent of like funds as received or by wire transfer in accordance with written instructions provided to Administrative Agent by Borrower.
2.03Conversion and Continuation Elections.
(a)Prior to the Revolving Credit Termination Date, in the case of Revolving Credit Loans, Borrower may, upon irrevocable notice to Administrative Agent in accordance with Section 2.03(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Term Benchmark Loans, to convert any such Loans into Loans of any other Interest Rate Type; or (ii) elect, as of the last day of the applicable Interest Period, to continue any Term Benchmark Loans having Interest Periods expiring on such day; provided, that no more than six (6) total Revolving Credit Loan Term Benchmark Loan tranches may exist at any one time and if at any time a Term Benchmark Loan in respect of any Borrowing is reduced by payment, prepayment, or conversion of part thereof to less than $100,000, such Term Benchmark Loan shall automatically convert into a Base Rate Loan.
(b)Borrower shall deliver an irrevocable Notice of Conversion/Continuation to Administrative Agent not later than 11:00 a.m. (Central time) at least (i) three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into Term Benchmark Loans; (ii) three (3) Business Days in advance of the last day of the applicable Interest Period of Term Benchmark Loans, to continue any such Loans having Interest Periods expiring on such day as Term Benchmark Loans of the same or different Interest Period, and (iii) one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, in each case specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or renewed; (C) whether the Loans to be converted or continued are Revolving Credit Loans; (D) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (E) other than in the case of conversion into Base Rate Loans, the duration of the requested Interest Period.
(c)If upon the expiration of any Interest Period applicable to Term Benchmark Loans, Borrower has failed to timely notify Lender of its selection for a new Interest Period to be applicable to Term Benchmark Loans, or if any Default or Event of Default then exists, Borrower shall be deemed to have elected to convert such Term Benchmark Loans into Base Rate Loans effective as of the expiration date of such Interest Period.
2.04Prepayments.
(a)Optional Prepayments. Subject to Section 3.03, upon delivery of a Prepayment Notice to Administrative Agent, Borrower may, at any time or from time to time:

(i)prepay Base Rate Loans upon written notice to Administrative Agent of not less than one (1) Business Day, in whole or in part, in minimum principal amounts of $200,000 or any multiple integrals of $100,000 in excess thereof (unless the amount of Base Rate Loans is less than $200,000, then such prepayments shall be equal to the then outstanding amount of Base Rate Loans); and
(ii)prepay Term Benchmark Loans upon written notice to Administrative Agent not less than one (1) Business Day, in whole or in part, in minimum principal amounts of $200,000 or any multiple integrals of $100,000 in excess thereof; however, early termination of Term Benchmark tranches will result in breakage fees in accordance with Section 3.03.
Such notice of prepayment shall specify which Revolving Credit Loans are being prepaid, the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.03. Except as provided herein there shall be no penalty or premium for such prepayment. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of the entire Obligations under this Agreement with the proceeds of such refinancing may be, if expressly so stated to be, contingent upon the consummation of such refinancing and may be revoked by Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve Borrower from its obligations in respect thereof under Section 3.03).
(b)Mandatory Prepayments.
(i)If, on any day, the aggregate Revolving Credit Outstanding Amount exceeds the Revolving Credit Commitment Amount, then Borrower shall promptly on demand (but in no event later than two (2) Business Days after such demand) repay such excess to Administrative Agent for the ratable account of the Revolving Credit Lenders in immediately available funds, and if any excess remains as a result of LC Obligations, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.09(g).
(ii)One hundred percent (100%) of the Net Cash Proceeds of any Permitted Asset Sale received by any Loan Party shall be applied within two (2) Business Days after the expiration of the reinvestment period set forth in the definition of Net Cash Proceeds in accordance with clause (vi) of the definition thereof as a repayment of the Loans in an amount not to exceed the outstanding amount of Loans at such time, such prepayments to be applied (a) first, to prepay the Loans (with such Net Cash Proceeds applied in accordance with Section 2.08) and (b) second, to cash collateralize outstanding Letters of Credit in accordance with Section 2.09(g).
2.05Repayment.
(a)Revolving Credit Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, on the Revolving Credit Termination Date, Borrower shall pay to Administrative Agent, for the account of each Revolving Credit Lender, any and all principal outstanding under the Revolving Credit Loans, together with all accrued but unpaid interest thereon.
(b)RESERVED.
(c)Interest.
        (i)    Each Loan shall bear interest on the principal amount thereof outstanding from the applicable Borrowing Date or date of conversion or continuation pursuant to Section 2.03, as the case may be, at a rate per annum equal to the lesser of (a) the Applicable Rate, or (b) the Highest Lawful Rate.
        (ii)    Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment of Term Benchmark Loans under Section 2.04 for the portion of the Loans so paid.
        (iii)    Notwithstanding Section 2.05(c)(i), (A) during the occurrence and continuance of an Event of Default under Section 10.01(a), (f) or (g), the principal amount of all outstanding Loans shall bear interest at a rate per annum equal to the lesser of (x) the Highest Lawful

Rate or (y) the Default Rate, and (B) during the occurrence and continuance of any other Event of Default, the Majority Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Majority Lenders notwithstanding any provision of Section 13.01 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that the principal amount of all outstanding Loans bear interest at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Default Rate.
2.06Fees.
(a)Commitment Fee. Subject to Section 2.10(b), Borrower shall pay to Administrative Agent, for the ratable account of the Revolving Credit Lenders a Commitment Fee equal to the Commitment Fee Rate specified in the definition of “Applicable Margin” multiplied by the actual daily Available Revolving Credit Amount. Such Commitment Fee shall accrue from the Closing Date until the Revolving Credit Termination Date and shall be due and payable quarterly in arrears on the last day of each fiscal quarter commencing on June 30, 2022, and continuing through the Revolving Credit Termination Date, with the final payment to be made on the Revolving Credit Termination Date. The Commitment Fee provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.
(b)Letter of Credit Fees. Subject to Section 2.12(b), Borrower agrees to pay (i) to Administrative Agent, for the ratable account of the Revolving Credit Lenders, a fee on each Letter of Credit issued by an Issuing Lender, calculated as a per annum amount equal to the Letter of Credit Fees Rate specified in the definition of “Applicable Margin” multiplied by the daily average amount available to be drawn under such Letter of Credit, and (ii) to the applicable Issuing Lender, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Lender in an amount equal to the greater of $500 or 25.0 bps per annum of the daily amount available to be drawn under such Letter of Credit, together with such Issuing Lender’s other usual and customary fees for amendment to, transfer of, or negotiation of the terms of, each Letter of Credit (collectively, “Letter of Credit Fees”). Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each calendar quarter for the period from and including the date of issuance of such Letter of Credit to the date upon which such Letter of Credit expires or terminates.
(c)Other Fees.
(i)Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the BOK Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.07Computation of Fees and Interest.
(a)All computations of Base Rate shall be made on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. All computations of Term Benchmark shall be made on the actual number of days elapsed in a year of 360 days. All other computations of fees shall be made on the basis of the actual number of days elapsed in a year of 360 days. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.
(b)Each determination of an interest rate by Administrative Agent shall be conclusive and binding on the parties in the absence of manifest error.
2.08Payments by Borrower; Borrowings Pro Rata.
(a)Except as provided in Section 3.06, all payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Administrative Agent at Administrative Agent’s Payment Office for the account of Administrative Agent or the Lender(s) to whom such payment is owed, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Central time) on the date due. Any payment received by Administrative Agent later than 11:00 a.m. (Central time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c)Except to the extent otherwise provided herein, (i) each payment by Borrower of fees, other than fees to the Arranger, Administrative Agent or Issuing Lenders, payable to the Revolving Credit Lenders shall be made for the account of such Revolving Credit Lenders pro rata in accordance with their respective Pro Rata Shares, (ii) each payment of principal of Revolving Credit Loans shall be made for the account of the Revolving Credit Lenders ratably (as used in this Section 2.08(c)(ii) “ratably” means, on any date of determination, that proportion which the portion of the total principal of Revolving Credit Loans owed to a Lender bears to the total aggregate principal of Revolving Credit Loans owed to all Lenders on such date of determination), and (iii) each payment of interest on Revolving Credit Loans shall be made for the account of the Revolving Credit Lenders ratably (as used in this Section 2.08(c)(iii) “ratably” means, on any date of determination that proportion which the portion of the total interest on Revolving Credit Loans owed to a Lender bears to the total aggregate interest on Revolving Credit Loans owed to all Lenders on such date of determination). Notwithstanding the foregoing, to the extent money is received by Administrative Agent pursuant to the exercise of remedies under the Security Documents, such money shall be applied to the pro rata payment of Secured Obligations as provided in Section 10.05.
(d)Administrative Agent will promptly distribute to each Lender (subject to Section 2.12 respecting Defaulting Lenders) its applicable share of such payment in like funds as received. When Administrative Agent collects or receives money on account of the Obligations or otherwise pursuant to the Security Documents, if such money is insufficient to pay all such Obligations, such money shall be applied first to any reimbursements of any fees and expenses due Administrative Agent and, after payment of such amounts in full, shall be applied ratably to the outstanding Obligation of each Lender, except that any monies received after the exercise of remedies provided in Section 10.02 shall be applied as provided in Section 10.05.
(e)Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender at the Federal Funds Rate for the first three (3) days following demand by Administrative Agent and at the Base Rate for each day thereafter until the date repaid.
(f)Except to the extent otherwise expressly provided herein, each Borrowing of Revolving Credit Loans hereunder shall be from the Revolving Credit Lenders pro rata in accordance with their respective Pro Rata Shares.
2.09Issuing the Letters of Credit.
(a)The Issuing Lender, the Lenders, and the Loan Parties each agrees that effective as of the Closing Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Subject to the terms and conditions set forth herein, Borrower may request that an Issuing Lender, and each Issuing Lender agrees, in reliance upon the agreements of the Lenders in this Section 2.09, to issue Letters of Credit, at any time and from time to time as set forth herein. In order to effect the issuance of a Letter of Credit for the account of Borrower, Borrower shall submit a Notice of Borrowing and an LC Application in writing by telecopy to an Issuing Lender selected by Borrower not later than 1:00 p.m. (Central time), three (3) Business Days before the requested date of issuance of such Letter of Credit. Each such Notice of Borrowing and LC Application shall be signed by Borrower, and shall specify the Business Day on which such Letter of Credit is to be issued, the purpose for the requested Letter of Credit, the aggregate LC Obligations then outstanding and the availability under the LC Sublimit, as of the date of issuance of such Letter of Credit and after giving effect thereto, the expiry date thereof which shall not be later than the earlier of (i) twelve (12) months from the date of issuance of such Letter of Credit (or an amendment or renewal thereof by such Issuing Lender) and (ii) five (5) Business Days prior to the Stated Maturity

Date, and the beneficiary of such Letter of Credit; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by Borrower and such Issuing Lender pursuant to which the expiration date of such Letter of Credit (an “Auto Renewal Letter of Credit”) shall automatically be extended for successive periods of up to twelve (12) months (but not later than the date specified in clause (ii) above). Any such Auto Renewal Letter of Credit must permit the applicable Issuing Lender to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving the beneficiary thereof prior notice not later than a day in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, Borrower shall not be required to make a specific request to such Issuing Lender for any such renewal. Once an Auto Renewal Letter of Credit is issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) Issuing Lenders to permit the renewal of such Letter of Credit at any time to an expiry date not later than five (5) Business Days prior to the Stated Maturity Date; provided, however, the applicable Issuing Lender may, in its sole discretion, agree to issue Letters of Credit with an expiry date after the Stated Maturity Date so long as Borrower provides cash collateral to such Issuing Lender in accordance with Section 2.09(g) in an amount, at the time and in a manner reasonably satisfactory to such Issuing Lender (or provides other credit support satisfactory to such Issuing Lender in its sole discretion).
(b)Upon satisfaction of the applicable terms and conditions set forth in Article V, the applicable Issuing Lender shall issue such Letter of Credit (or be deemed to have issued the Existing Letters of Credit under Section 2.09(a)) to the specified beneficiary not later than the close of business at such Issuing Lender’s principal address set forth on Schedule 2.01, on the date so specified. Each Issuing Lender shall provide Borrower and Administrative Agent and Administrative Agent shall provide each other Revolving Credit Lender with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereof, at sight when accompanied by the documents described therein and (ii) unless otherwise expressly agreed by the applicable Issuing Lender and Borrower at the time such Letter of Credit is issued, be subject to the rules of the “International Standby Practices of 1998” or such later version as may be published by the Institute of International Banking Law and Practice (the “ISP 1998”) and shall, as to matters not governed by the ISP 1998, be governed by, and construed and interpreted in accordance with, the laws of the State of Oklahoma.
(c)Upon the issuance date of each Letter of Credit, Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each other Revolving Credit Lender, and each other Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from Issuing Lender, a participation, to the extent of such Revolving Credit Lender’s Pro Rata Share, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under such Letter of Credit. If requested by Issuing Lender, the other Revolving Credit Lenders will execute any other documents reasonably requested by Issuing Lender to evidence the purchase of such participation.
(d)Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which the applicable Issuing Lender reasonably determines is in compliance with the conditions for payment thereunder, such Issuing Lender shall promptly notify Borrower and Administrative Agent of the intended date of honor of such draft and Borrower hereby promises and agrees, at Borrower’s option, to either (i) pay to such Issuing Lender, by 2:00 p.m. (Central time), on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Revolving Credit Loan pursuant to the provisions of Section 2.01(a) and Section 2.02 of this Agreement in the full amount of such draft, which request shall specify that the Borrowing Date of such Revolving Credit Loan is to be the date payment is due under the Letter of Credit as specified in such Issuing Lender’s notice. If Borrower fails to timely make such payment because such a Revolving Credit Loan cannot be made pursuant to Section 2.01(a) and/or Section 2.02, each Revolving Credit Lender shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to such Issuing Lender an amount equal to such Revolving Credit Lender’s Pro Rata Share of the presented draft on the day such Issuing Lender is required to so honor such draft. If such amount is not in fact made available to such Issuing Lender by such Revolving Credit Lender on such date, such Revolving Credit Lender shall pay to such Issuing Lender, on demand made by such Issuing Lender, in addition to such amount, interest thereon at the Federal Funds Rate for the first three (3) days following demand and at the Base Rate thereafter until paid. Upon receipt by the applicable Issuing Lender from the Revolving Credit Lenders of the full amount of such draft, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), the full amount of such draft shall automatically and without any action by Borrower, be deemed to have been a Revolving Credit Loan as of the date of payment of such draft. Nothing in this paragraph (d) or elsewhere in this Agreement shall diminish Borrower’s obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse the applicable Issuing Lender for payment of any draft presented to, and duly honored by, an Issuing Lender under any Letter of Credit, and the automatic funding of a Revolving Credit Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to provide timely such funds as in this paragraph is agreed.
(e)In order to induce the issuance of Letters of Credit by the Issuing Lenders and the purchase of participations therein by the other Revolving Credit Lenders, Borrower agrees with the Issuing Lenders and the other Revolving Credit Lenders that none of Administrative Agent, the Issuing Lenders or any other Revolving Credit Lender shall be responsible or liable (except as provided in the following sentence) for amounts paid by the Issuing Lenders, as provided in Section 2.09(d) above, on account of drafts so honored under the Letters of Credit, AND BORROWER’S UNCONDITIONAL OBLIGATION TO REIMBURSE THE ISSUING LENDERS FOR SUCH AMOUNTS SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE, ACT OR OMISSION WHATSOEVER (WHETHER OR NOT KNOWN TO ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER, INCLUDING THE APPLICABLE ISSUING LENDER) OTHER THAN A CIRCUMSTANCE, ACT OR OMISSION RESULTING FROM (A) THE BAD FAITH, GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT OF SUCH ISSUING LENDER, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT OR (B) A CLAIM NOT INVOLVING AN ACT OR OMISSION OF ANY LOAN PARTY AND BROUGHT BY ONE PARTY (OTHER THAN A LOAN PARTY) AGAINST ANOTHER PARTY (OTHER THAN A LOAN PARTY). BORROWER AGREES THAT ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE ISSUING LENDERS UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT, DOCUMENT OR PROPERTY SHALL BE BINDING ON BORROWER AND SHALL NOT PUT THE ISSUING LENDERS UNDER ANY RESULTING LIABILITY TO BORROWER, UNLESS SUCH ACTION OR OMISSION IS THE RESULT OF THE BAD FAITH, GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT OF THE APPLICABLE ISSUING LENDER, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT. Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. The applicable Issuing Lender agrees to promptly notify Borrower whenever a draft is presented under any Letter of Credit issued by such Issuing Lender, but failure to so notify Borrower shall not in any way affect Borrower’s obligations hereunder.
(f)In the event that any provision of a LC Application is inconsistent with, or in conflict with, any provision of this Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.
(g)If (i) the Obligations, or any part thereof, are declared or otherwise become immediately due and payable pursuant to Article X of this Agreement (in which case all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit); or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to LC Obligations in connection with any mandatory prepayment pursuant to Section 2.04(b), then the Borrower shall deposit, in an LC Collateral Account with the Administrative Agent, in the name of Administrative Agent and for the benefit of the Lenders, an amount in cash equal to (A) in the case of clause (i), the LC Obligations; and (B) in the case of a payment required by Section 2.04(b), the amount of such excess as provided in Section 2.04(b), as of such date plus any accrued and unpaid interest thereon. All amounts made due and payable by Borrower under this Section 2.09(g) may be applied as the Administrative Agent elects to any of the various LC Obligations owed to the applicable Issuing Lenders and the other Revolving Credit Lenders; provided, however, that such amounts applied by the Administrative Agent to the LC Obligations shall be (a) first, applied to the Matured LC Obligations, and (b) second, held by the Administrative Agent as LC Collateral in an LC Collateral Account until all remaining Obligations in respect of Letters of Credit have been satisfied. This Section 2.09(g) shall not limit or impair any rights which Administrative Agent, the Issuing Lenders or any of the Revolving Credit Lenders may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including, without limitation, any LC Application. Borrower hereby grants a first priority security interest in and Lien on the LC Collateral Account to Administrative Agent for and on behalf of the Issuing Lenders and the Revolving Credit Lenders as security for the Obligations. Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure such security interest.
2.10Payments by the Lenders to Administrative Agent.
(a)Unless Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Revolving Credit Borrowing after the Closing Date, from a Revolving Credit Lender at least one (1) Business Day prior to the date of a Borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of such Revolving Credit Lender’s Pro Rata Share of the Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing, Administrative Agent may assume that each Lender has made such amount available to Administrative Agent in immediately available funds on the Borrowing Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Borrower such amount, that Lender shall, on the Business Day following such Borrowing Date, make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for the first three (3) days during such period and at the Base Rate thereafter until paid. A notice of Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.10(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Lender’s Revolving Credit Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Borrowing Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at the interest rate applicable to such Borrowing.
(b)The failure of any Lender to make any Loan on any Borrowing Date shall not relieve the other Lenders of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.
2.11Sharing of Payments, Etc.
If any Lender shall obtain on account of the Obligations owing to it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) or receive any collateral in respect thereof in excess of the amount such Lender was entitled to receive pursuant to the terms hereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment according to the terms hereof; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall, to that extent, be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.03) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments.
2.12Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, notwithstanding anything to the contrary in this Agreement, the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)In the event such Defaulting Lender is a Revolving Credit Lender:
(i)the LC Obligations (if any) of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one Business Day after Administrative Agent has actual knowledge that such Revolving Credit Lender has become a Defaulting Lender) among the Revolving Credit Lenders which are not Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments (calculated as if the Defaulting Lender’s Revolving Credit Commitment were reduced to zero and each Revolving Credit Lender that was not a Defaulting Lender had its Revolving Credit Commitment increased proportionately); provided that the Pro Rata Share of the Revolving Credit Outstanding Amount of each Revolving Credit Lender that was not a Defaulting Lender may not in any event exceed the Revolving Credit Commitment of such Revolving Credit Lender that was not a Defaulting Lender as in effect at the time of such reallocation; and
(ii)to the extent that any portion (the “unreallocated portion”) of the LC Obligations of a Defaulting Lender cannot be reallocated or can only partially be effected pursuant to subsection (a)(i) above for any reason, Borrower will, not later than two (2) Business Days after demand by Administrative Agent (at the direction of the relevant Issuing Lender), (y) cash collateralize the LC Obligations of such Defaulting Lender in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Obligations of such Defaulting Lender in accordance with Section 2.09(g), or (z) make other arrangements satisfactory to Administrative Agent and the applicable Issuing Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender;
provided that neither any such reallocation nor any payment by a Revolving Credit Lender that was not a Defaulting Lender pursuant thereto nor any such cash collateralization or reduction will constitute a waiver or release of any claim Borrower, Administrative Agent, the Issuing Lenders or any other Revolving Credit Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender.
(b)in the event such Defaulting Lender is a Revolving Credit Lender, fees that would otherwise be payable to the Lenders pursuant to Section 2.06(a) shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender;
(c)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 13.01) and the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder;
(d)in the event such Defaulting Lender is a Revolving Credit Lender, the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless the applicable Issuing Lender is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Revolving Credit Lenders that are not Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with Section 2.09(g) and participating interests in any such newly issued or increased Letter of Credit shall be allocated among the Revolving Credit Lenders that are not Defaulting Lenders pro rata (and such Defaulting Lender shall not participate therein).
In the event that each of Administrative Agent, Borrower and the Issuing Lenders agree that a Revolving Credit Lender that is a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then the Revolving Credit Commitment of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on the date of such readjustment such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.13Replacement of Lenders
. If (a) any Lender requests compensation under Section 3.02, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (b) if any Lender becomes a Defaulting Lender or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.01, the consent of Majority Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained (each a “Non-Consenting Lender”), then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate (and each Lender hereby agrees to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 13.08), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required by Section 13.08(b), Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.13 shall be deemed to prejudice any rights that Borrower or any Lender that is not a Defaulting Lender may have against any Lender that is a Defaulting Lender.
2.14Increases in Revolving Credit Commitment Amount.
(a)Subject to the terms and conditions set forth herein, Borrower shall have the right on one or more occasions during the Accordion Availability Period to cause an increase in the Revolving Credit Commitment Amount (each such increase, an “Accordion”); provided that (i) each Accordion shall be in a minimum amount of Five Million and NO/100THS Dollars ($5,000,000.00), (ii) the aggregate amount of all Accordions shall not exceed Sixty-Five Million and NO/100THS Dollars ($65,000,000.00), and (iii) the Borrower will be in pro forma compliance with Sections 9.01 and 9.02 both immediately prior to and after the exercise of each Accordion. Each Accordion may be effected without the consent of any Lender, other than each Lender that may be providing all or any portion of such Accordion and each Issuing Lender (such consent of the Issuing Lenders not to be unreasonably withheld, delayed or conditioned). It is within the sole and absolute discretion of each Revolving Credit Lender whether to increase its Revolving Credit Commitment pursuant to any Accordion requested by Borrower. In order to request an Accordion, Borrower shall deliver to Administrative Agent an Accordion Exercise Request executed by a Responsible Officer, which shall request a proposed effectiveness date for such Accordion no earlier than ten (10) Business Days from the date such Accordion Exercise Request is delivered to Administrative Agent.
(b)Borrower may arrange for any Accordion to be provided by one or more Lenders and/or by adding to this Agreement one or more additional financial institutions that satisfy the requirements for Assignees in Section 13.08(c) and are not already Lenders hereunder, in which case such additional financial institutions shall be acceptable to Administrative Agent and Issuing Lenders (such acceptance not to be unreasonably withheld or delayed). It shall not be a condition to obtaining an Accordion that the full amount of the Accordion requested by Borrower in the applicable Accordion Exercise Request be provided; however, unless waived, the minimum amount specified in Section 2.14(a) must be provided.
(c)The effectiveness of each Accordion is subject to the satisfaction of the following conditions precedent (the date such conditions are satisfied with respect to any Accordion, an “Accordion Exercise Date”):

(i)Administrative Agent shall have received resolutions of Borrower’s governing body authorizing such Accordion and Borrower’s ability to borrow thereunder;
(ii)as of the Accordion Exercise Date, both immediately before and after giving effect to such Accordion, (A) all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or unless qualified by a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects) and (B) no Default or Event of Default shall have occurred and be continuing;
(iii)Administrative Agent shall have received duly executed Notes from Borrower for each of the Lenders that has requested a Note in an amount equal to such Lender’s Pro Rata Share of the Revolving Credit Commitment Amount after giving effect to such Accordion; and
(iv)Borrower shall have paid (or shall pay substantially concurrently with the effectiveness of such Accordion) all fees and expenses associated with such Accordion on or before the applicable Accordion Exercise Date.
(d)If the Revolving Credit Commitment Amount is increased pursuant to an Accordion in accordance with this Section 2.14, Administrative Agent and Borrower shall determine the allocation of the final Pro Rata Shares after giving effect to such Accordion. Administrative Agent shall promptly notify Borrower and the Lenders of the final amount and allocation of the Pro Rata Shares after giving effect to such Accordion and the Accordion Exercise Date. On the Accordion Exercise Date, all outstanding Revolving Credit Loans and Revolving Credit Commitments shall be reallocated among the Revolving Credit Lenders (including any newly added Revolving Credit Lenders) in accordance with the Revolving Credit Lenders’ respectively revised Pro Rata Shares after giving effect to such Accordion, and the Revolving Credit Lenders shall make purchases and adjustments among themselves with respect to the Revolving Credit Loans and Revolving Credit Commitments then outstanding and amounts of principal, interest, fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Administrative Agent, in order to effect such reallocation of the Pro Rata Shares. In connection with such reallocation among the Revolving Credit Lenders, on the Accordion Exercise Date, the Loan Parties shall promptly reimburse the Lenders for losses and expenses incurred in accordance with Section 3.03. Upon the Accordion Exercise Date, after giving effect to such Accordion, Schedule 2.01 shall be deemed amended to reflect the increased Revolving Credit Commitment Amount and the Pro Rata Shares then in effect.
(e)In connection with any Accordion, if Administrative Agent reasonably deems it advisable in consultation with the Borrower, the Borrower, each other Loan Party and each Lender shall execute an amendment to this Agreement, in form and substance reasonably acceptable to Administrative Agent and the Borrower, to document such Accordion.
(f)The Borrower shall not use the direct and identifiable proceeds of any Accordion for required payments under this Agreement, including any payments under Sections 2.04 and 2.05 hereunder; provided, for the avoidance of doubt, the Borrower shall be permitted to make distributions pursuant to Section 8.08(b) in accordance with the terms thereof with the proceeds of any Accordion.
2.15Rates; Conforming Changes.
(a)The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate,

Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(b)In connection with the use or administration of Term SOFR, the Administrative Agent will have the unilateral right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party (including the Borrower) to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Any and all payments by Borrower to each Lender or Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes, unless required by law. In addition, Borrower shall promptly pay all Other Taxes.
(b)Borrower agrees to indemnify and hold harmless each Lender and Administrative Agent, within thirty (30) days after demand therefor, for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section) paid by each Lender and Administrative Agent, with respect to amounts received by such Lender or Administrative Agent, as applicable, in respect of Borrower’s obligations pursuant to the Loan Documents, and any liability (including penalties, interest, additions to tax and reasonable and documented out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that Borrower shall not be obligated to make payment to any Lender or Administrative Agent (as the case may be) pursuant to this Section 3.01 in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes if written demand therefor has not been made by such Lender or Administrative Agent within 180 days from the date on which such Lender or Administrative Agent received written notice of the imposition of the Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by Administrative Agent or such Lender in making such written demand.
(c)If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional Taxes or Other Taxes payable under this Section 3.01) such Lender or Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) Borrower shall make such deductions and withholdings; and (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.
(d)Upon payment by Borrower of Taxes or Other Taxes under Section 3.01(c) above, Borrower shall furnish Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Administrative Agent.

(e)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(f)For purposes of determining withholding taxes imposed under the FATCA, from and after the effective date of this Agreement, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.02Increased Costs and Reduction of Return.
(a)Subject to the provisions of Section 3.01 (which shall be controlling with respect to the matters covered thereby), if any Lender reasonably determines in good faith that, due to any Change in Law regarding capital or liquidity requirements, the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital) is affected such that the amount of such required capital is increased as a consequence of its Revolving Credit Commitments, Loans, Letters of Credit or obligations under this Agreement, then Borrower shall be liable for, and shall from time to time, upon demand of such Lender to Borrower through Administrative Agent, pay to Lender additional amounts as are sufficient to compensate such Lender for such increased costs; provided that such Lender is generally seeking, or intends to generally seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right to do so) with respect to such Change in Law regarding capital or liquidity requirements.
(b)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Lender;

(ii)subject Administrative Agent or any Lender to any Taxes (other than (A) Taxes described in clauses (i) through (iii) of the definition of Taxes and (B) Taxes addressed in Section 3.01) on its Loans, Loan principal, Revolving Credit Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing in any of preceding clauses (b)(i), (b)(ii) or (b)(iii), respectively, shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Lender, Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(c)In the event any Lender or Issuing Lender seeks reimbursement or compensation under this Article III, such Lender shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount payable to such Lender hereunder.
(d)Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate any Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
3.03Indemnity.
Borrower hereby indemnifies each of the Lenders against any reasonable and documented out-of-pocket monetary loss, cost or expense (including any reasonable and documented out-of-pocket loss, cost or expense arising from the liquidation or reemployment of funds) which such Lender may actually sustain or incur attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Term Benchmark Loan, (b) any failure of the Borrower to borrow or continue a Term Benchmark Loan on a date specified therefor in a Notice of Borrowing (excluding as a result of the failure of a Lender to fund a Loan required to be funded hereunder), (c) any failure of the Borrower to prepay any Term Benchmark Loan on a dated specified therefor in any notice of prepayment (regardless of whether any such notice may be revoked and is revoked pursuant to this Agreement), (d) any payment, prepayment or conversion of any Term Benchmark Loan on a date other than on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to this Agreement. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.04Changed Circumstances.

(a)Circumstances Affecting SOFR Availability. Subject to clause (c) below, in connection with any request for a Term Benchmark Loan or a continuation thereof or otherwise, if for any reason the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, (A) any obligation of the Lenders to make Term Benchmark Loans, and any right of the Borrower to convert any Loan or continue any Loan as a Term Benchmark Loan, shall be suspended (to the extent of the affected Term Benchmark Loans or the affected Interest Periods) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of Base Rate, the Administrative Agent shall during the period of such suspension compute Base Rate without reference to clause (ii) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of or continuation of Term Benchmark Loans (to the extent of the affected Term Benchmark Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected Term Benchmark Loans will be deemed to have been converted into Base Rate Loans immediately or at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 3.03.
(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Term Benchmark Loan, or to determine or charge interest based upon SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make Term Benchmark Loans, and any right of the Borrower to convert any Loan or continue any Loan as a Term Benchmark Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (ii) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (ii) of the definition of “Base Rate”, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term Benchmark Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such Term Benchmark Loans to such day and (B) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (ii) of the definition of “Base Rate”, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 3.03.
(c)Benchmark Replacement Settings.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein (including Section 13.01) or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Tulsa, Oklahoma time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.04(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the unilateral right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein (including Section 13.01) or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party (including the Borrower) to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(c)(iv). Any determination, decision, or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party (including the Borrower) to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04(c), and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or any tenor such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any extension of credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such extension of credit shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Loan Parties shall, in order to avoid such illegality, (A) repay that Person’s participation in the Loans or other applicable Indebtedness on the last day of the Interest Period for each Loan, or on another applicable date with respect to another Indebtedness, occurring after the Administrative Agent has notified the Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
3.05Status of Lenders.
(a)Each Lender and Assignee (by executing an Assignment and Acceptance Agreement) that is organized under the laws of the United States of America, one of its states or the District of Columbia shall deliver to Borrower and Administrative Agent on or prior to the date such Person becomes a Lender or Assignee, as the case may be, under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Person is exempt from U.S. Federal backup withholding tax.
(b)Each Lender and Assignee (by executing an Assignment and Acceptance Agreement) that is not organized under the laws of the United States of America, one of its states or the District of Columbia (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or any Loan Party with respect to any payments to be made to it in respect of the Obligations, and (ii) it has furnished to Administrative Agent and Borrower two (2) duly completed copies of U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or other form acceptable to Administrative Agent and Borrower that entitles it to exemption from U.S. Federal withholding Tax on all payments with respect to the Obligations under the Loan Documents, including specifically, in the case of such a Lender or Assignee (as the case may be) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Person is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed and executed copies of IRS Form W-8BEN or Form W-8BEN-E, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption.
(c)If any of the foregoing is not true or the applicable forms are not provided, then (a) Borrower and Administrative Agent (but without duplication) may deduct and withhold from interest payments under the Loan Documents any U.S. Federal income tax at the maximum rate under the Code (taking into account any reduction to which each Lender or Assignee is entitled under an applicable United States tax treaty) without payment of any amounts under Section 3.01(b) or 3.01(c) and (b) each Lender and Assignee shall indemnify and hold harmless Borrower for the full amount of such Tax. The indemnities afforded by each Lender and Assignee under this section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.
3.06Refunds. If Administrative Agent, any Lender or any Issuing Lender determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to Section 3.01, it shall pay to the relevant Loan Party an amount equal to such refund, credit or benefit, net of all reasonable and documented out-of-pocket expenses of Administrative Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such indemnifying party, upon the request of Administrative Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over pursuant to this Section 3.06 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or such Issuing Lender in the event Administrative Agent, such Lender or such Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.06, in no event will Administrative Agent, any Issuing Lender or any Lender be required to pay any amount to an indemnifying party pursuant to this Section 3.06 the payment of which would place Administrative Agent, such Issuing Lender or such Lender in a less favorable net after-Tax position than Administrative Agent, such Issuing Lender or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require Administrative Agent, any Lender or any Issuing Lender to

make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.
3.07Compensation For Losses. With respect to any Loan that bears interest at a rate based on a Term SOFR or Adjusted Term SOFR (other than pursuant to clause (b) of the definition of “Base Rate”) component, in the event of: (a) the payment of any principal of any such Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any such Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any such Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any such Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.13, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.08Survival. The agreements and obligations of Borrower in this Article III shall survive the payment of all other Obligations.
ARTICLE IV.
SECURITY
4.01Collateral.
The Secured Obligations will be secured by a perfected first priority Lien (subject to Permitted Liens) on all of the Collateral, including and all Material Real Property, including, without limitation, the Collateral described in Schedule I (including all of the Original Mortgaged Properties), under the Security Documents (including the Existing Security Documents, until such time as any such Existing Security Document shall have been amended and restated by a new Security Document in accordance with Section 7.16), as the same may be amended, amended and restated, modified or otherwise supplemented from time to time as provided in this Agreement and the Security Documents. All Secured Obligations arising under the Loan Documents including, without limitation, Obligations under this Agreement and Secured Obligations under any Lender Hedging Agreement, shall be secured pari passu by the Collateral. For the avoidance of doubt, no Indebtedness (other than with respect to the Loan Documents and Lender Hedging Agreements) of any Subsidiary owing to any Lender, any Affiliate of a Lender, any non-Lender, or any non-Lender Affiliate party to a Derivative Contract with any Subsidiary shall be secured by the Collateral. No Lender or Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Lender Hedging Agreement, except as expressly provided herein.
4.02Agreement to Deliver Security Documents.
(a)Each Loan Party agrees to deliver to Administrative Agent, to further secure the Secured Obligations whenever reasonably requested by Administrative Agent, deeds of trust, mortgages, pledges, deposit account and securities account control agreements, security agreements, pledge agreements, financing statements and other Security Documents in form and substance reasonably satisfactory to Administrative Agent covering all of such Person’s Collateral (including all of the Original Mortgaged Properties and all Material Real Property (but, excluding, for the avoidance of doubt, any Immaterial Real Property)), owned or acquired in the future, for the purpose of granting, confirming, and perfecting first and prior Liens or security interests (subject only to Permitted Liens); provided, however, that prior to the pledge of any additional Material Real Property as additional Collateral to secure the Secured Obligations, the Administrative Agent shall provide forty-five (45) days’ prior written notice, or obtain written confirmation from the Lenders, that flood insurance due diligence and compliance has been completed by each such Lender.
(b)Each Loan Party also agrees to use commercially reasonable efforts to deliver to Administrative Agent, to further secure the Secured Obligations whenever reasonably requested by Administrative Agent, landlord recognition agreements and consent and access agreements, in form and substance reasonably satisfactory to Administrative Agent covering all of such Person’s Collateral

(including all of the Original Mortgaged Properties and all Material Real Property (but, excluding, for the avoidance of doubt, any Immaterial Real Property)), owned or acquired in the future, for the purpose of granting, confirming, and perfecting first and prior Liens or security interests (subject only to Permitted Liens).
(c)Each Loan Party also agrees to deliver (i) whenever reasonably requested by the Majority Lenders, not to exceed once per fiscal year or (ii) upon notice of any challenge to such Loan Party’s title, favorable title information, including title opinions, abstracts, lien searches, insurance certificates and run sheets from legal counsel, title companies or land consultants reasonably acceptable to Administrative Agent with respect to such Person’s Collateral designated by the Majority Lenders, confirming that such Collateral (or such lesser amount as may be agreed by Administrative Agent in its sole discretion) is subject to Liens granted under Security Documents securing the Secured Obligations and such Security Documents constitute and create legal, valid and duly perfected first Liens and security interests (subject only to Permitted Liens) in such Collateral (or such lesser amount as may be agreed by Administrative Agent in its sole discretion) and the proceeds thereof, and covering such other matters as the Lenders may reasonably request.
(d)Notwithstanding anything to the contrary in this Section 4.02 or otherwise in the Loan Documents, in no event shall any Loan Party be required to deliver, provide, or otherwise enter into any deeds of trust, mortgages, or other related documentation with respect to any Immaterial Real Property.
4.03Perfection and Protection of Security Interests and Liens.
Each Loan Party will from time to time deliver to Administrative Agent any financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed (and executed and/or acknowledged when required) by such Loan Party in form and substance reasonably satisfactory to Administrative Agent, which the Majority Lenders reasonably request for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Secured Obligations. Each Loan Party hereby authorizes Administrative Agent to file, in any applicable jurisdiction where Administrative Agent reasonably deems it necessary, a financing statement or statements, and at the request of the Majority Lenders, each Loan Party will join the Lenders in executing (to the extent execution is required) one or more financing statements pursuant to the applicable Uniform Commercial Code in form reasonably satisfactory to Administrative Agent, and will pay the cost of filing or recording such instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by the Majority Lenders to be reasonably necessary or desirable.
4.04Deposit Accounts.
On the Closing Date, each Loan Party has maintained the Administrative Agent (or an Affiliate of the Administrative Agent) as its primary depository bank, including for its principal operating, administrative, cash management, lockbox arrangements, collection activity and other deposit accounts and securities accounts for the conduct of its business.
ARTICLE V.
CONDITIONS PRECEDENT
5.01Conditions to Closing Date.
Subject, in each case, to Section 7.16, the obligation of each Revolving Credit Lender to make Revolving Credit Loans hereunder, and the obligation of the Issuing Lenders to issue Letters of Credit hereunder (including the deemed issuance of the Existing Letters of Credit) are subject to the condition that Administrative Agent shall have received all of the following, in form and substance reasonably satisfactory to Administrative Agent:
(a)Closing Date. The Closing Date shall have occurred on or before April 30, 2022.
(b)Financial Statements. At least 3 days prior to the Closing Date, delivery to Administrative Agent of the unaudited quarterly financial statements of Borrower for the fiscal quarter ending December 31, 2021.

(c)Credit Agreement and Other Loan Documents. This Agreement, the Notes and the Security Documents and other Loan Documents to be executed and delivered on or before the Closing Date executed by each party thereto, and where appropriate, properly acknowledged and notarized.
(d)Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of each Loan Party certifying as of the Closing Date: (i) resolutions of the governing body of such Person authorizing the transactions contemplated hereby; (ii) the names and genuine signatures of the Responsible Officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Security Documents and all other Loan Documents to be delivered by such Loan Party hereunder; (iii) the Organization Documents of such Person as in effect on the Closing Date; (iv) the good standing certificate for such Person from its state of incorporation, formation or organization, as applicable, evidencing its qualification to do business in such state as of a date no more than thirty (30) days prior to the Closing Date; (v) an organizational chart for the Loan Parties; and (vi) as applicable, certificate(s) of authority for such Person from foreign states wherein such Person owns assets or would otherwise be required to be qualified.
(e)Payment of Fees. Payment by Borrower of all reasonable accrued and unpaid fees, costs and expenses owed pursuant to the BOK Fee Letter and this Agreement to the extent then due and payable on the Closing Date, together with Attorney Costs of Administrative Agent required to be paid pursuant to Section 13.04 to the extent invoiced at least two (2) Business Days prior to the Closing Date.
(f)No Default; Compliance. A certificate from Borrower confirming that, as of the Closing Date, no Default or Event of Default has occurred and is continuing.
(g)Other Documents. Subject, in each case, to Section 7.16, the following additional documents, instruments, or items of information to the extent not previously delivered:
(i)copies of secretary of state lien searches on the Loan Parties evidencing no prior Liens (other than Liens being released on or prior to the Closing Date and Permitted Liens) filed against such Persons or on the Collateral;
(ii)information, reasonably requested by Administrative Agent necessary to evidence that (x) each Loan Party has good and defensible title, to the reasonable satisfaction of Administrative Agent to its respective material Collateral, including without limitation, satisfactory title to all easements and rights of way associated with its Midstream Assets in existence on the Closing Date and (y) Administrative Agent has a first and prior Lien (subject only to Permitted Liens) in, to and under the Collateral or will have such Lien within thirty (30) days (or such longer period as agreed by the Administrative Agent in its reasonable discretion) after the Closing Date, except for those assets and properties that Administrative Agent shall have determined, in its reasonable discretion, that the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby. Notwithstanding anything to the contrary, Liens granted in the Collateral by any Loan Party shall not secure any Excluded Pari Passu Hedging Obligation;
(iii)copies of all environmental assessments, operating and financial due diligence reports and other information and documentation reasonably required and reasonably satisfactory to Administrative Agent with respect to the Collateral;
(iv)a customary legal opinion of GableGotwals, as special counsel of the Loan Parties in form and substance reasonably satisfactory to Administrative Agent;
(h)Required Approvals. Copies of (i) all material governmental and third party approvals necessary in connection with this Agreement and (ii) flood certifications (to the extent required by applicable Flood Insurance Regulations);
(i)Absence of Material Adverse Effect. A certificate from Borrower confirming that since December 31, 2021, there has not occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances since such date, has had a Material Adverse Effect.
(j)Insurance. Certificates of Insurance reasonably satisfactory to Administrative Agent reflecting the Loan Parties’ insurance coverage and evidence of compliance with applicable Flood

Insurance Regulations with respect to all real property (other than any office lease) with “buildings” or “manufactured (mobile) homes” (as such terms are defined such Flood Insurance Regulations) constituting Collateral for which the value of such building or mobile home is greater than $1,000,000.
(k)Existing Debt Refinancing. Concurrently with the Closing Date, the Existing Debt Refinancing shall have been consummated and all security interests, liens and guarantees in connection therewith shall have been terminated and released, or amended and restated and assigned in favor of the Administrative Agent to secure the Secured Obligations for the ratable benefit of the Secured Parties.
(l)KYC and Beneficial Ownership. Upon the reasonable request of any Lender made at least five (5) days prior to the Closing Date, the Borrower shall have provided to such Lender (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five days prior to the Closing Date, and (ii) a Beneficial Ownership Certification in relation to the Borrower and each Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
5.02Conditions to All Loans.
The obligation of each Lender to make any Loan and the obligation of each Issuing Lender to issue any Letter of Credit (including the deemed issuance of the Existing Letters of Credit) is subject to the satisfaction of the following additional conditions precedent on the relevant Borrowing Date:
(a)Administrative Agent shall have received a Notice of Borrowing;
(b)The representations and warranties in Article VI shall be true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representations and warranties that are already qualified or modified by materiality in the text thereof, which shall be true and correct in all respects) as of such earlier date); and
(c)no Default or Event of Default shall exist or shall result from such Borrowing.
Each Notice of Borrowing submitted by Borrower shall constitute a representation and warranty by Borrower that, as of the requested Borrowing Date, the conditions in clauses (b) and (c) of this Section 5.02 are satisfied.
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to Administrative Agent and each of the Lenders that:
6.01Corporate Existence and Power.
Each Loan Party, including each Subsidiary of Borrower: (a) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted and to execute, deliver, and perform its obligations under the Loan Documents, (c) is duly qualified as a foreign company or is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its Principal Business requires such qualification or license, except to the extent such failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect; (d) is in compliance with all Requirements of Law including Environmental Laws, Regulations T, U and X issued by the Board, the Investment Company Act of 1940, the Patriot Act, the Foreign Corrupt Practices Act, the Energy Policy Act, sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department, regulations issued by the Federal Energy Regulatory Commission, if applicable to Borrower’s Principal Business, and all other applicable federal, state, county, municipal, tribal and/or other regulations pertaining to Borrower’s Principal Business (except, in each case, to the extent such noncompliance would not reasonably be expected to result in a Material Adverse Effect) and

(e) is an “eligible contract participant” as defined in the Commodity Exchange Act. The organizational chart set forth under Schedule 6.01 is a true and correct representation of the capital structure and ownership of each Loan Party and its Subsidiaries as of the Closing Date.
6.02Corporate Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and do not and will not: (a) contravene the terms of that Person’s Organization Documents, in any material respect; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party (other than the Loan Documents) or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, except to the extent such conflict would not reasonably be expected to result in a Material Adverse Effect; or (c) violate any Requirement of Law, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect.
6.03Governmental Authorization.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which any such Person is a party, other than (i) consents, authorizations, filings or other acts or consents that have been obtained or made and are in full force and effect, (ii) consents or filings under the UCC, (iii) mortgage filings with the applicable county recording office or register of deeds, or (iv) consents, authorizations, flings or other acts or consents for which failure to obtain would not reasonably be expected to result in a Material Adverse Effect
6.04Binding Effect.
This Agreement and each other Loan Document to which each Loan Party is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
6.05Litigation.
There are no actions, suits, proceedings, claims or disputes pending, or to the actual knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, or any of its respective Properties which, if determined adversely to such Person, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document to which it is a party, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
6.06No Default.
No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by any Loan Party. As of the Closing Date, no Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 10.01(e).
6.07ERISA.
As of the Closing Date, no Loan Party sponsors or maintains a Pension Plan.
6.08Margin Regulations.
The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 7.11. Borrower is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09Title to Collateral.
Each Loan Party has good and defensible title to all real property interests constituting a portion of the Collateral necessary or otherwise material to its Principal Business and has good title to all other Collateral and all other Property necessary or otherwise material to its Principal Business, except, in each case, to the extent that failure to comply would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the Collateral of each Loan Party is subject to no Liens, other than Permitted Liens.
6.10Material Contracts.
As of the Closing Date, set forth on Schedule 6.10 is a complete list of all Gathering Agreements and all other applicable agreements, contracts, joint venture agreements and other instruments, in each case the termination or breach of which would reasonably be expected to result in a Material Adverse Effect (each a “Material Contract” and collectively “Material Contracts”). Each Loan Party has complied, and will comply, with the terms of each of the Material Contracts to which it is a party and all Contractual Obligations related thereto, except to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect.
6.11Relationship of Loan Parties.
Each Loan Party has determined, reasonably and in good faith, that such Loan Party will receive substantial direct and indirect economic and financial benefits from the extensions of credit made under this Agreement, and such extensions of credit are in the best interest of such Loan Party, giving regard to all relevant facts and circumstances.
6.12Imbalances; Take or Pay.
Except as set forth on Schedule 6.12 hereto (or disclosed in writing to the Administrative Agent and the Lenders on the most recent certificate delivered pursuant to Section 7.02 or otherwise disclosed to the Agent and the Lenders in writing pursuant to a Notice of Borrowing), there are no material take or pay or other prepayments to third parties with respect to any of the Midstream Assets which would require any Loan Party to transport, purchase or sell any volumes of Oil and Gas in excess of five percent (5%) of EBITDA per fiscal year without receiving full payment therefor within sixty (60) days of delivery thereof that are not supported by corresponding take or pay agreements in favor of the Loan Parties from customers or other third parties. The Loan Parties, taken as a whole, do not have any material gas imbalances.
6.13Taxes.
Each Loan Party has filed all U.S. Federal tax returns and material reports required to be filed, and has paid all U.S. Federal taxes, assessments, fees and other material governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or to the extent that failure to so file or pay such amounts would not reasonably be expected to materially affect such Loan Party. Each Loan Party has filed all state and other non-U.S. Federal tax returns and reports required to be filed, and has paid all state and other non-U.S. Federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except to the extent that failure to so file or pay such amounts would not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, there is no proposed tax assessment against it that would, if made, reasonably be expected to have a Material Adverse Effect.
6.14Financial Condition.
The financial statements and related consolidated statement of financial condition of Borrower and its Subsidiaries, delivered under Section 5.01(b) and the related statements of income or operations and members’ equity for the reported fiscal year then ended were prepared in good faith in accordance with GAAP consistently applied throughout the period covered thereby (for quarterly periods, subject to the absence of footnotes and normal year-end audit adjustments). Since December 31, 2021, there has been no event or occurrence that has had a Material Adverse Effect.
6.15Environmental Matters.

To the best of its knowledge, each Loan Party is in compliance with all Environmental Laws and no Loan Party has any liability for any Environmental Claim, except such noncompliance with Environmental Laws and such liability for any Environmental Claim that would not reasonably be expected to have a Material Adverse Effect.
6.16Regulated Entities.
Neither Borrower nor any other Loan Party is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.
6.17No Burdensome Restrictions.
No Loan Party is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.
6.18Solvency.
As of the Closing Date, Borrower is Solvent and the Loan Parties, taken as a whole, are Solvent.
6.19Subsidiaries/Investments.
As of the Closing Date, (a) Borrower has no Subsidiaries other than as reflected on Schedule 6.01, and (b) neither Borrower nor any other Loan Party owns or holds any other Equity Interests in any other Person (including, without limitation, any rights, redemptions, conversion rights, warrants or similar agreements or rights that can be exercised or converted into Equity Interests in any Person), other than as reflected on Schedule 6.01.
6.20Insurance.
Each Loan Party’s interest in the Collateral is insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Loan Party’s properties are located.
6.21Full Disclosure.
None of the representations or warranties made by the Loan Parties in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of each Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of each Loan Party to the Lenders prior to the Closing Date), taken as a whole, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, each Loan Party represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
6.22Improved Real Estate.
Other than as disclosed to Administrative Agent from time to time, to the knowledge of each Loan Party, the Midstream Assets owned by any Loan Party do not include any “buildings” or “manufactured (mobile) homes” (each as defined in the applicable Flood Insurance Regulations) for which the value of such building or mobile home is greater than $1,000,000.
6.23Foreign Corrupt Practices.
None of the Loan Parties, nor to the knowledge of Borrower, any director, officer, agent or employee of any Loan Party, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii)

materially violated or is in material violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made, offered, authorized or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
6.24OFAC.
None of the Loan Parties nor, to the knowledge of Borrower, any director, officer, agent or employee of any Loan Party, is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"). To Borrower's knowledge, the Loan Parties will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding any activities of any Person that is currently subject to sanctions administered by OFAC.
6.25Anti-Corruption Laws and Sanctions.
The Borrower has policies and procedures designed and implemented to ensure, in its reasonable business judgment, compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and to the knowledge of Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, any Subsidiary or to the knowledge of Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will, to the knowledge of Borrower, violate Anti-Corruption Laws or applicable Sanctions.
6.26Material Real Property. Schedule 8.15 lists completely and correctly all Material Real Property owned by the Loan Parties on the Closing Date and the address or location thereof, including the state in which such property is located; provided, however, that the parties acknowledge and agree that Schedule 8.15 does not include identifying information about the granting instruments pertaining to any pipelines or related appurtenances (including Rights of Way) or fixtures comprising any Gathering Systems situated on any such Material Real Property, other than those portions thereof described thereon under the heading “IDENTIFYING INFORMATION”, as applicable.
6.27Beneficial Ownership Certification. As of: (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 5.01(l)(ii) is true and correct in all respects; and (b) as of the date delivered, the information included in each additional Beneficial Ownership Certification delivered pursuant to Section 7.17 is true and correct in all respects.
ARTICLE VII.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied (other than contingent indemnification obligations as to which no claim has been made), unless compliance is waived in accordance with Section 13.01:
7.01Financial Statements.
Borrower shall maintain a system of accounting established and administered in accordance with GAAP and deliver to Administrative Agent, with sufficient copies for each Lender:
(a)as soon as available, but not later than 120 days following the end of each fiscal year, commencing with the fiscal year ending December 31, 2021, a copy of the annual consolidated financial statements of Borrower and its consolidated Subsidiaries as of the end of and for such year including the related balance sheet and statements of income, member’s equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with an unqualified opinion containing no “going concern” or like qualification or exception and without any qualification, exception, or limitation on the scope of such audit (other than in the case of any such opinion delivered within one (1) year of the maturity date of any indebtedness, solely with respect to, or resulting solely from, the maturity of such indebtedness) as to the consolidated financial statements of Borrower and its Subsidiaries from any independent public accounting firm of recognized national standing reasonably acceptable to and otherwise approved by Administrative Agent (the “Independent

Auditor”), certified by a Responsible Officer of Borrower as fairly presenting the financial position of Borrower and its Subsidiaries for the period indicated, in accordance with GAAP, except for such changes in such principles in which the Independent Auditor shall have concurred; and
(b)as soon as available, but not later than 60 days following the end of each fiscal quarter of each fiscal year, commencing with the fiscal quarter ending June 30, 2022, a copy of the unaudited quarterly consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related statements of income, member’s equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, and certified by a Responsible Officer as fairly presenting the financial position of Borrower and its Subsidiaries for the period indicated, in accordance with GAAP subject to the absence of footnotes and normal year-end adjustments.
7.02Certificates; Other Information.
Borrower shall furnish to Administrative Agent, with sufficient copies for each Lender:
(a)commencing with the fiscal quarter ending June 30, 2022, concurrently with the delivery of each of the statements and reports referred to in Sections 7.01(a) - (b): (i) a Compliance Certificate executed by a Responsible Officer; and (ii) a report (in form reasonably satisfactory to Administrative Agent) describing as to the Gathering Systems (i.e., as to each individually, and collectively), throughput volumes for the prior fiscal quarter, well connects by Gathering Systems having occurred in the prior fiscal quarter and capital expenditures incurred by the Borrower or any Subsidiary during the prior fiscal quarter;
(b)to the extent not otherwise disclosed pursuant to Section 7.03(d), as soon as practicable following the end of each fiscal quarter, copies of any new, renewed or extended Material Contracts, any material modifications thereto or to data relating to the volumes and margins under such agreements, to the extent, and only the extent, that the annual EBITDA attributable to such Material Contract is in excess of Five Million and NO/100THS Dollars ($5,000,000.00);
(c)promptly upon the request of Administrative Agent, such additional information regarding the business, properties, prospects, operations, financial condition or corporate affairs of the Loan Parties as the Lenders may from time to time reasonably request; and
(d)annually, within ninety (90) days after the end of each fiscal year, an annual operating budget for Borrower and its Subsidiaries, presented on a quarterly basis, showing projected revenues, expenses, capital expenditures, production volumes and prices (in form reasonably satisfactory to Administrative Agent), prepared and executed by a Responsible Officer of Borrower and each Subsidiary.
7.03Notices.
Borrower shall promptly (and in no event later than five (5) Business Days after obtaining knowledge thereof) notify Administrative Agent, in writing:
(a)of the occurrence of any Default or Event of Default;
(b)of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (to the extent the following has resulted or may reasonably be expected to result in a Material Adverse Effect) (i) breach or non-performance of, or any default under, any material Contractual Obligation of any Loan Party, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any other Person, including any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws;
(c)of any rejection or material default by any counterparty to any Material Contract;
(d)of any (i) acquisition by a Loan Party of any Midstream Asset having a value in excess of Five Million and NO/100THS Dollars ($5,000,000.00), and (ii) copies of any new, renewed or extended Material Contracts or any material modifications thereto or to data relating to the volumes and margins under such agreements to the extent, and only the extent, that the annual EBITDA attributable to such Material Contract is in excess of Two Million Five Hundred Thousand and NO/100THS Dollars ($2,500,000.00);

(e)of any material change in accounting policies or any Organization Document by any Loan Party;
(f)within ten (10) days of the formation or acquisition by any Loan Party of any Subsidiary, and/or at least five (5) Business Days (or such shorter time as Administrative Agent may approve, in its sole discretion) prior to the date that any Loan Party changes its name or its location under the UCC;
(g)the acceleration of the maturity of any Indebtedness owed by any Loan Party or of any default by any Loan Party under any indenture, mortgage, agreement, contract or other instrument to which any such Person is a party or by which any such Person or any of its Property is bound, if such acceleration or default could reasonably be expected to have a Material Adverse Effect;
(h)any claim in excess of Two Million and No/100THS Dollars ($2,000,000.00), any written notice of potential liability of any Loan Party under any Environmental Laws that could reasonably be expected to exceed such amount, or any other material adverse claim asserted against any Loan Party or with respect to any Loan Party’s respective Property that could reasonably be expected to exceed such amount, but in each case only to the extent such amounts represent exposure above that actually covered by insurance, subject to normal deductibles;
(i)the execution by any Loan Party of any Derivative Contract permitted by this Agreement; and
(j)any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer of Borrower setting forth details of the occurrence referred to therein, and stating what action the Loan Parties propose to take with respect thereto and at what time.
7.04Preservation of Corporate Existence, Etc.
Each Loan Party shall:
(a)preserve and maintain in full force and effect its separate, legal existence, and maintain its good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable, except, in each case, as otherwise permitted by Section 8.03; and
(b)preserve and maintain in full force and effect all governmental rights, consents, approvals, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business, except to the extent that failure to comply would not reasonably be expected to result in a Material Adverse Effect.
7.05Maintenance of Property and Material Contracts.
Each Loan Party shall maintain and preserve all its properties which are used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall use the reasonably prudent standard of care typical in the industry in the operation and maintenance of its properties, except to the extent as would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall maintain and perform its obligations under the Material Contracts except to the extent as would not reasonably be expected to result in a Material Adverse Effect. With respect to any Material Contract requiring consent from the counterparty thereto in order to grant a security interest thereunder in favor of Administrative Agent (but only to the extent such anti-assignment provisions are not ineffective as a result of applicable provisions of the UCC), the applicable Loan Party shall, at the reasonable request of Administrative Agent, use commercially reasonable efforts to obtain such consent for the benefit of Administrative Agent and at such time as counterparty consent is obtained such Material Contracts will be pledged to Administrative Agent to secure the Secured Obligations.
7.06Insurance.
Each Loan Party shall maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances (including, without limitation, flood insurance on any

Collateral that is situated within a Special Flood Hazard Zone (as defined in the flood regulations)), which insurance shall name Administrative Agent, for the ratable benefit of the Lenders, as both a “certificate holder”, and as an “additional insured” and as a “loss payee,” as applicable, with waiver of subrogation clauses and provisions that such insurance provider shall endeavor to provide notice to Administrative Agent prior to the expiration or termination of such insurance.
7.07Payment of Obligations.
Each Loan Party shall pay and discharge before the same shall become delinquent or in default, all of its material obligations and liabilities (except to the extent the same are subject to good faith disputes by such Loan Party), including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.
7.08Compliance with Laws.
Each Loan Party shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business including Environmental Laws, ERISA, the Patriot Act and all Anti-Corruption Laws, except such as may be contested in good faith or as to which a bona fide dispute may exist and to the extent that failure to comply would not reasonably be expected to result in a Material Adverse Effect.
7.09Inspection of Property and Books and Records.
Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person in all material respects. Each Loan Party shall permit representatives and independent contractors of Administrative Agent or any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, to make copies thereof or abstracts therefrom, and to discuss its affairs, finances, accounts, operations and other matters with its directors, officers and independent public accountants, all at the expense of such Loan Party and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Person; provided, however, that, unless an Event of Default has occurred and is continuing, the Loan Parties shall not bear the expense of such inspections and visits more than two times per fiscal year; provided, further, when an Event of Default exists Administrative Agent or any Lender may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.
7.10Environmental Laws.
Each Loan Party shall conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
7.11Use of Proceeds.
Borrower shall use the proceeds of the Loans and Letters of Credit to (a) consummate the Existing Debt Refinancing, (b) to pay fees and expenses incurred in connection with the negotiation and documentation of this Agreement and the other Loan Documents, and (c) fund Capital Expenditures, working capital and other general corporate purposes of the Principal Business, including for Permitted Acquisitions. The Loan Parties will not directly, or to Borrower’s knowledge, indirectly, use the proceeds of the Loans and Letters of Credit in violation of any Anti-Corruption Law, including the Foreign Corrupt Practices Act of 1977 or any Sanctions administered by OFAC including (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, in any material respect, (2) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (3) in any other manner that would result in the material violation of any Sanctions applicable to any party to this Agreement.
7.12Further Assurances.
Upon the reasonable request of Administrative Agent, each Loan Party shall promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement, the

Security Documents, or any other instruments referred to or mentioned herein or therein to which such Person is a party. Borrower, at its expense, shall promptly do all acts and things, and will execute and file or record, all instruments reasonably requested by Administrative Agent to establish, perfect, maintain and continue the perfected security interests of Administrative Agent in or the Lien of Administrative Agent on the Collateral. Borrower will pay the reasonable and documented out-of-pocket costs and expenses of all filings and recordings and all searches deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and each Loan Party shall satisfy all other claims and charges which in the reasonable opinion of Administrative Agent that might prejudice, impair or otherwise affect any of the Collateral or any Lien thereon in favor of Administrative Agent for the benefit of the Issuing Lenders and the Lenders.
7.13Compliance with ERISA.
To the extent any Loan Party maintains a Plan, now or in the future, such Person shall: (a) maintain each Plan in the future in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.
7.14Security Documents.
Each Loan Party ratifies and confirms the Liens created under the Security Documents. Each Loan Party shall, upon the reasonable request of Administrative Agent, promptly execute and deliver to Administrative Agent such Security Documents in connection with any additions to the Collateral (including, without limitation, the Midstream Assets) of any Loan Party and as may be required pursuant to Section 4.02.
7.15Subsidiary Guarantors; Subsidiaries.
If, at any time after Closing Date, there exists any Subsidiary (other than an Excluded Subsidiary, subject to the limitations as expressly set forth within the definition thereof) that is not a Guarantor and a pledgor of all of its respective Property as Collateral hereunder, then Borrower shall, within thirty (30) days after the formation or acquisition of such Subsidiary (or such longer period of time acceptable to the Administrative Agent in its reasonable discretion), cause each such Subsidiary to execute and deliver to Administrative Agent a Joinder Agreement acknowledging that each such Subsidiary is a Loan Party and ratifying all representations, warranties, covenants and other agreements applicable to a Subsidiary of Borrower under this Agreement, including the guaranty obligations under Article XI (or any separate Guaranty or joinder thereto), and the other Loan Documents, including all of the Collateral granting provisions hereof and thereof. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to guarantee the obligations of Borrower or any Subsidiary that is a “United States person” as defined in Section 7701(a)(30) of the Code.
7.16Post-Closing.
Without limitation of any of the foregoing, in accordance with the Loan Parties’ covenants as set forth in Section 4.02 of this Agreement, not later than the date that is thirty (30) days after the Closing Date (or such later date as the Administrative Agent may otherwise agree upon in writing, in its sole discretion), Borrower shall (and shall cause each other applicable Loan Party) to execute and deliver in favor of the Administrative Agent notarized Security Documents, each in form and substance acceptable to the Administrative Agent in its sole discretion (including in amended and restated form respecting the Existing Security Documents encumbering the Original Mortgaged Properties), to thereby encumber all of that certain Collateral constituting the Midstream Assets (including all Material Real Property, but excluding, for the avoidance of doubt, any Immaterial Real Property), to additionally secure the Secured Obligations. All of the real and personal property rights, titles and interests encumbered by such new Security Documents shall, once recorded in the appropriate land records of the specific county in which such underlying asset is situated, constitute additional Mortgaged Property (as defined therein) in which the Administrative Agent shall have been granted a perfected, first priority mortgage Lien (subject only to Permitted Liens). Each such new Security Document shall be recorded (at Borrower’s sole cost and expense, including all recording fees, mortgage taxes and other fees due and payable in connection with such recording) in all applicable filing or recording offices as the Administrative Agent may deem necessary or desirable. Without limitation of any such new Security Documents, the first priority of the

Administrative Agent’s existing mortgage and UCC Liens pursuant to the Existing Security Documents in and to all previously encumbered Mortgaged Property (as defined therein) shall continue to remain in full force and effect and are hereby preserved and ratified by Borrower and each other Loan Party (as more particularly described in Section 13.23), until such time as each such new Security Document has been so recorded as aforesaid. Pursuant to each such new Security Document, said existing Liens in favor of Administrative Agent pursuant to the Existing Security Documents shall be deemed to have been amended, restated, modified, supplemented and spread to thereafter encumber not only the assets heretofore subjected thereto, but also to additionally encumber all of the additional, new Mortgaged Property (as defined in such new Security Documents) as more particularly described in each such new Security Document too, and all of such Collateral encumbered thereby shall thereafter constitute Mortgaged Property (as defined in such new Security Documents) that has been subjected to Liens in favor of the Administrative Agent. None of the foregoing shall be deemed to limit, alter or otherwise affect the Administrative Agent‘s and the Lenders’ respective rights, or the Borrower’s or other Loan Parties’ respective obligations, under this Agreement with respect to the Loan Parties’ ongoing and continued compliance, at all times thereafter, with the requirements as set forth in, without limitation, Section 4.02, hereof. All such new, additional Mortgaged Property (as defined in such new Security Documents) shall be acceptable to the Administrative Agent in all respects, in its sole discretion, subject to the applicable terms and conditions of this Agreement. Without limitation of any of the foregoing, but in furtherance thereof, Borrower shall (and shall cause each other applicable Loan Party to) additionally deliver to the Administrative Agent, in each event at Borrower’s sole cost and expense: (i) any and all favorable opinions of counsel of the Loan Parties as may be required at such time by the Administrative Agent (including local counsel opinions) in form and substance reasonably satisfactory to Administrative Agent) (it being acknowledged and understood that such legal opinions may be subject to customary exceptions, limitations, and qualifications with respect to the forms and substance of Security Documents (including the Blanket Form Mortgage Instruments contemplated by Section 8.15)); and (ii) any and all additional information and materials that the Administrative Agent may deem necessary or desirable (in its sole discretion) in connection with the Administrative Agent’s evaluation of any such new Collateral (including any documents of record, title opinions, title insurance or additional endorsements thereto, surveys, engineering reports, insurance certificates and/or other related third party due diligence materials in connection therewith). If Borrower or any other Loan Party shall fail to have timely delivered any such executed, notarized and recordable new Security Document, any such required opinion of counsel, or any such supplemental information and/or materials to the Administrative Agent in accordance with this Section 7.16, then such failure shall be deemed to constitute an Event of Default under Section 10.01(d) of this Agreement, whereupon (without limitation of any other terms or conditions, or rights and remedies of the Administrative Agent and the Lenders, under any of the Loan Documents) interest shall accrue on the Obligations at the Default Rate.
7.17Additional Beneficial Ownership Certification. At least five (5) days prior to any Person becoming a Loan Party, if requested by any Lender, the Borrower shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders.
ARTICLE VIII.
NEGATIVE COVENANTS
So long as any Lender shall have any Revolving Credit Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied (other than contingent indemnification obligations as to which no claim has been made), unless compliance is waived in accordance with Section 13.01:
8.01Limitation on Liens.
Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Collateral, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(a)any Lien existing on the Closing Date and described on Schedule 8.01(a); provided that each such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)any Lien created under any Loan Document;
(c)any Lien described as a “Permitted Lien” (or like term) under any Security Document;
(d)Liens for taxes, fees, assessments or other governmental charges which are not delinquent for a period of more than 60 days or remain payable without penalty, or to the extent that (i) nonpayment thereof is permitted by Section 7.07 or (ii) such taxes, fees, assessments or other governmental changes are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;
(e)carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, vendors, suppliers, construction or other similar Liens arising by operation of law or in the ordinary course of business and securing obligations that are not delinquent or remain payable without penalty or that are being contested in good faith by appropriate proceedings;
(f)pledges and deposits made in the ordinary course of business in connection with any workers’ compensation, unemployment insurance and other social security laws or regulations;
(g)Liens securing the performance of bids, trade contracts (other than for borrowed money), statutory obligations, government contracts, leases, regulatory obligations, contingent obligations, Surety Instruments (other than those providing credit support for borrowed money), and other obligations of a like nature; in each case, incurred in the ordinary course of business;
(h)banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution to secure any Indebtedness (other than pursuant to the Loan Documents);
(i)deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business but expressly excluding any obligations under Derivative Contracts;
(j)the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or other similar transactions;
(k)pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, insurance premiums, co-payment, co-insurance, retentions and similar obligations to (or obligations in respect of letters of credit or bank guarantees for the benefit of) providers of insurance in the ordinary course of business;
(l)(i) easements, rights-of-way, restrictions, encroachments, protrusions, covenants, variations in area of measurement, declarations on or with respect to the use of Property, reservations in any rights-of-way or other Property for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas or oil, and other like purposes, or for the joint or common use of real estate, rights-of-way, matters of record affecting title, Liens restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put, and other similar encumbrances and title defects affecting real property that, in the aggregate, do not materially detract from the value of the Properties of, or materially interfere with the ordinary conduct of the business of Borrower and its Subsidiaries taken as a whole, or the use of such Properties for their intended purpose, and any other exceptions to title in the final policies of title insurance, if any, accepted by Administrative Agent in respect of the Collateral in accordance with this Agreement, and (ii) contractual Liens which arise in the ordinary course of business under joint venture agreement, contracts for the sale, transportation or exchange of oil and natural gas, marketing agreements, processing agreements, processing plant agreements, dehydration agreements, operating agreements, pipeline, gathering or transportation agreements, compression agreements, balancing agreements, construction agreements, disposal agreements, and other agreements which are usual and customary in the midstream business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(m)Liens reserved in or exercisable under any lease or sublease to which Borrower or any of its Subsidiaries is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease and contractual Liens of suppliers (including sellers of goods) or customers to the extent limited to the Property or assets relating to such contract;
(n)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased;
(o)with respect to any real property held in the form of an easement or other Rights of Way, the terms and provisions of such Rights of Way;
(p)Liens securing Indebtedness permitted pursuant to Section 8.05(c); provided that any such Lien shall encumber only the assets or Property subject of such Capital Lease or so acquired;
(q)Liens arising from attachments or judgments in circumstances not constituting an Event of Default under Section 10.01(h);
(r)Liens securing Indebtedness so long as, immediately after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all Indebtedness incurred under this Section 8.01(r) and then outstanding does not exceed $1,000,000;
(s)Liens on insurance policies of Borrower and its Subsidiaries and the proceeds thereof securing the financing of the premiums with respect to such insurance policies;
(t)Liens solely on any cash money deposits, escrow arrangements, or similar arrangements made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with an Investment or acquisition permitted hereunder;
(u)licenses of intellectual property granted in the ordinary course of business;
(v)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, machinery or other equipment;
(w)Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of such Person;
(x)Liens under any sale/leaseback transaction permitted by Section 8.02(l); and
(y)in connection with the sale or transfer of any Equity or other assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof.
8.02Disposition of Assets.
Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, Dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse), except:
(a)Dispositions of excess, obsolete or worn-out equipment in the ordinary course of business;
(b)Dispositions of inventory or other assets sold, leased or licensed out in the ordinary course of business;
(c)the abandonment, cancellation or disposition of any intellectual property of such Person in the ordinary course of business;
(d)Dispositions of Property by (i) any Loan Party to any other Loan Party, and (ii) any Subsidiary that is not a Loan Party to Borrower or to a Subsidiary;
(e)Investments permitted under Section 8.04, Liens permitted under Section 8.01 and Distributions permitted under Section 8.08, in each case to the extent constituting a Disposition;
(f)Dispositions of cash and Cash Equivalents in the ordinary course of business;

(g)Borrower or any Subsidiary may write-off, discount, sell or otherwise Dispose of defaulted or past due receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction;
(h)Dispositions of Property subject to condemnation, takings or casualty events (and, to the extent applicable, subject to the prepayment provisions of Section 2.04(b)(ii));
(i)any Disposition by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement that is either immaterial to, or no longer necessary for, the conduct of the business of Borrower or its Subsidiaries;
(j)easement, rights-of-way, leases, subleases, sales, licenses or sublicenses of real or personal property granted by Borrower or any of its Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of Borrower or any of its Subsidiaries;
(k)Dispositions of Property subject to condemnation, takings or casualty events, the Net Cash Proceeds of which are (i) reinvested within one hundred and eighty (180) days of such Disposition (or, if committed to be reinvested, within ninety (90) days after the end of such 180-day period), or (ii) otherwise applied to repay the Loans to the extent required by Section 2.4(b)(ii).
(l)Dispositions consisting of sale/leaseback transactions with aggregate sales prices not to exceed $2,000,000 in any fiscal year; and
(m)other Dispositions, subject to the prepayment provisions of Section 2.04(b)(ii), that meet all of the following requirements: (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition; (ii) the purchase price for such Disposition shall be at fair market value (as reasonably determined by the manager(s) of the Borrower in accordance with its Organization Documents and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect); and (iii) the fair market value of the property Disposed, when aggregated with all Dispositions made during the term of this Agreement pursuant to this clause (l), does not exceed Fifteen Million and NO/100THS Dollars ($15,000,000.00).
8.03Consolidations and Mergers.
Borrower shall not, and shall not permit any Subsidiary to, merge, consolidate with or into, any other Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person; except: (a) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, a Subsidiary of Borrower may be merged with or into Borrower or any other Guarantor, or be liquidated, wound up or dissolved, or all or any part of its Property may be Disposed of, in one transaction or a series of transactions, to Borrower or any other Guarantor and (b) any Person may be merged or consolidated with or into Borrower or any Subsidiary pursuant to any Permitted Acquisition; provided, in the case of a merger under clauses (a) or (b) involving Borrower, Borrower shall be the continuing or surviving Person, and in the case of such a merger involving a Guarantor (other than a merger of such Guarantor with or into Borrower), a Guarantor shall be the continuing or surviving Person.
8.04Loans and Investments.
Borrower shall not, and shall not permit any Subsidiary to make any Investment in any Person, including any Affiliate of Borrower, except for:
(a)Investments in cash and Cash Equivalents;
(b)Investments existing as of the Closing Date and described on Schedule 8.04;
(c)(i) Investments existing as of the Closing Date in any Subsidiary and (ii) Investments made after the Closing Date in any Loan Party;
(d)intercompany loans to the extent permitted under Section 8.05(b);
(e)extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;
(f)Derivative Contracts permitted to be incurred pursuant to Section 8.05(d);

(g)Permitted Acquisitions;
(h)guarantees of Indebtedness permitted pursuant to Section 8.05; and
(i)Investments after the Closing Date in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, the greater of (A) $10,000,000 and (B) 5% of the Borrower’s Consolidated Net Tangible Assets.
8.05Limitation on Indebtedness.
Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)Indebtedness incurred pursuant to the Loan Documents;
(b)Indebtedness of any Subsidiary owing to Borrower or to any other Subsidiary, and Indebtedness of Borrower owing to any Subsidiary; provided that all such Indebtedness be subordinated in writing to the Secured Obligations (in form and substance acceptable to the Administrative Agent, in its sole discretion), until the ninety-first (91st) day after the date the Secured Obligations shall have been indefeasibly repaid in cash and in full and otherwise fully performed;
(c)Indebtedness incurred with respect to Capital Leases or that constitutes purchase money Indebtedness to finance the acquisition, lease, construction or improvement of assets or Property in an aggregate amount for all Capital Leases and purchase money Indebtedness not to exceed Twenty Million and NO/100THs Dollars ($20,000,000.00) in the aggregate at any time outstanding;
(d)Indebtedness incurred pursuant to any Derivative Contract with an Acceptable Counterparty which is otherwise permitted under Section 8.12;
(e)Indebtedness in respect of accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past due, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall been established therefor;
(f)Guaranty Obligations in respect of Indebtedness permitted to be incurred hereunder;
(g)Indebtedness associated with bonds or surety obligations or similar obligations required by contract or by Governmental Authorities in the ordinary course of business;
(h)Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of Borrower or any Subsidiary in the ordinary course of business, including guarantees or obligations of Borrower or any Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances;
(i)current liabilities, taxes and assessments incurred in the ordinary course of business;
(j)unsecured Indebtedness for indemnification, contribution, earnout, adjustment of purchase price or similar obligations incurred or assumed in connection with any acquisition, Investment or Disposition permitted hereunder;
(k)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(l)Indebtedness of the Borrower or any other Loan Party owing to (i) Unit Corporation, a Delaware corporation, or (ii) any other Subsidiary of Unit Corporation, a Delaware corporation; provided, however, that the aggregate amount of all such Indebtedness, of all Loan Parties, at any one time outstanding, shall not exceed Fifteen Million and NO/100THS Dollars ($15,000,000.00);
(m)Indebtedness in respect of trade letters of credit issued for the account of the Borrower or any Subsidiary, the aggregate amount of which, of all Loan Parties at any one time outstanding, shall not exceed Two Million and NO/100THS Dollars ($2,000,000.00);

(n)Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and Banking Services or in connection with any automated clearing-house transfers of funds;
(o)Indebtedness (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property of such Person, if such Indebtedness arise out of or in connection with the sale or issuance of the same or similar securities or property; provided, however, that the aggregate amount of all such Indebtedness, of all Loan Parties, at any one time outstanding, shall not exceed, in the aggregate, ten percent (10%) of EBITDA for any Rolling Period; and
(p)other unsecured Indebtedness so long as, immediately after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all Indebtedness incurred under this Section 8.05(p) and then outstanding does not exceed at such time the greater of (i) Ten Million and NO/100THS Dollars ($10,000,000.00), or (ii) five percent (5%) of the Borrower’s and its Subsidiaries’ total Consolidated Net Tangible Assets;
provided, that none of the foregoing Indebtedness may be voluntarily prepaid other than with the proceeds of Indebtedness incurred to refinance such Indebtedness or with the proceeds of a cash equity contribution to Borrower, unless, solely with respect to such Indebtedness that is subordinated to the Secured Obligations in accordance with its terms and/or is secured by Liens that are expressly junior to the Secured Obligations (in all events, in form and substance acceptable to Administrative Agent, in its sole discretion), at the time of such prepayment no Event of Default has occurred and is continuing.
8.06Transactions with Affiliates.
Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction with or make any payment or transfer to any Affiliate of Borrower, except upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.
8.07Use of Proceeds.
Borrower shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds other than as permitted by Section 7.11. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
8.08Distributions.
Borrower shall not, and shall not permit any Subsidiary to, purchase, redeem or otherwise acquire for value any Equity Interests, now or hereafter outstanding from its members, partners or stockholders and will not declare or pay any distribution, dividend, return capital to its members, partners or stockholders, or make any distribution of assets in respect of its Equity Interests to its stockholders, members or partners (“Distributions”) except the following, provided that both immediately before and after giving effect to any of the following, no Default or Event of Default has occurred and is continuing, or would result therefrom:
(a)cash Distributions by Borrower to the holders of its Equity Interests, as Permitted Tax Distributions during the 30-day period following the end of a fiscal quarter; provided that (i) the Borrower is treated as a pass-through entity for federal income tax purposes, and (ii) no Event of Default then exists or would result therefrom;
(b)Distributions of cash, Cash Equivalents and other assets of Borrower to the Persons holding the Equity Interests in Borrower; provided further that both immediately before and after giving effect to such Distribution: (i) no Default or Event of Default has occurred and is continuing; (ii) the Available Revolving Credit Amount is at least twenty percent (20%) of the Revolving Credit Commitment Amount then in effect; and (ii) the Borrower’s Total Leverage Ratio is less than 3.00 to 1.00;
(c)Borrower may make Distributions on its Equity Interests solely in additional Equity Interests in Borrower (other than Disqualified Capital Stock); and

(d)purchases, redemptions or other acquisitions of Equity Interests from present or former officers, directors or employees of Borrower and its Subsidiaries in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any employee agreement or any other similar plan or agreement.
For purposes of Section 8.08(a) above, “Permitted Tax Distribution” means a cash Distribution to the holders of Borrower’s Equity Interests, calculated with respect to the fiscal quarter most recently ended, and shall equal the product of (i) the maximum federal and state income tax rate applicable to individuals as in effect for the taxable year in question, utilizing the respective rates for ordinary income or capital gain, depending on the characterization of income as described below, and without giving effect to any phase-out of exemptions or deductions, multiplied by (ii) the excess of the amount of Borrower’s estimated taxable income for such quarter over Borrower’s cumulative net loss for all prior taxable periods (the excess of the net losses for all prior periods over the net income for all prior periods) allocated to the holders of Borrower’s Equity Interests. Distributions with respect to the fourth fiscal quarter shall be based on the estimated taxable income of Borrower for the entire taxable year and shall take into account the prior quarterly distributions for such year. To the extent that Borrower’s actual taxable income for any fiscal year exceeds the sum of the foregoing quarterly estimates for such year, then, if all conditions outlined above in this Section 8.08(a) remain satisfied, Borrower shall be entitled to make an additional distribution to the holders of its Equity Interests calculated in the manner provided above based on the actual taxable income of Borrower. To the extent that Borrower’s actual taxable income for any fiscal year is less than the sum of the foregoing quarterly estimates for such year, then Borrower shall deduct an amount equal to the excess of the Permitted Tax Distributions actually made for such year over the amount that would have been made if calculated in the manner provided above on Borrower’s actual taxable income from the amounts it is otherwise entitled to distribute to the holders of its Equity Interests in the next succeeding quarter or quarters.
8.09Change in Business.
Borrower shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the Principal Business or make any Capital Expenditure except in connection with the Principal Business.
8.10Accounting Changes.
Borrower shall not, and shall not permit any Subsidiary to, make any significant change in its accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.
8.11Restrictions of Pledges.
Borrower shall not, nor permit any Subsidiary to enter into any contract or agreement which restricts Borrower’s or such Loan Party’s ability to (i) pledge any or all of its assets in favor of Administrative Agent to secure the Secured Obligations, or (ii) in the case of any Subsidiary, pay dividends or make other distributions with respect to holders of its Equity Interests; provided, however, nothing contained in this Section 8.11 shall prohibit (a) restrictions and conditions imposed by Requirement of Law or any of the Loan Documents, (b) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, so long as such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (c) restrictions contained in any agreement or instrument relating to property existing at the time of the acquisition thereof in a transaction permitted by this Agreement, so long as such restrictions relate only to the property so acquired and were not created in contemplation of such acquisition, (d) restrictions contained in any agreement to which any Subsidiary is a party at the time such Subsidiary is merged or consolidated with or into, or acquired by, Borrower or a Subsidiary or becomes a Subsidiary, so long as such restrictions relate only to the property of such Subsidiary and are not created in contemplation thereof, (e) restrictions imposed by any agreement relating to secured Indebtedness permitted by Section 8.05(c) if such restrictions apply only to the property or assets securing such Indebtedness, (f) restrictions contained in any agreement effecting a renewal, extension, refinancing or replacement of Indebtedness issued under an agreement referred to in clauses (c), (d) and (e) above, so long as the applicable restrictions contained in any such renewal, extension, refinancing or replacement agreement are no more restrictive than those set forth in the agreement being renewed, extended, refinanced or replaced or (g) customary provisions in leases and other contracts restricting the assignment thereof.
8.12Derivative Contracts.

Borrower will not and will not permit any Subsidiary to be a party to or in any manner be liable on any Derivative Contract except Derivative Contracts with the purpose and effect of (a) hedging prices on commodities or (b) hedging interest rates on a principal amount of Indebtedness of Borrower that, in each case, are (i) approved by the board of directors (or equivalent governing body) of Borrower or such Subsidiary, as applicable, or otherwise in compliance with a risk management policy of Borrower or such Subsidiary, as applicable, that has been approved by the board of directors (or equivalent governing body) of Borrower or such Subsidiary, as applicable, and (ii) not speculative in nature.
8.13Organization Documents.
    Borrower shall not and shall not permit any Subsidiary to modify or amend its Organization Documents in any manner reasonably determined by either Borrower or Administrative Agent, as applicable, to be materially adverse to the interests of the Lenders without the prior written consent of Administrative Agent.
8.14Gathering Agreements; Gathering Systems.
Borrower shall not and shall not permit any Subsidiary to make modifications or amendments to any Gathering Agreement, or any material change to any Gathering System or any Right of Way in connection therewith, that would, in any event, materially and adversely affect the interests of the Lenders or which could result in a Material Adverse Effect without the prior written consent of the Majority Lenders, and Borrower shall promptly provide the Administrative Agent with a copy of any amendment or other modification to any Gathering Agreement and/or copies of plans, specifications and other information for any change to any Gathering System.
8.15. Material Real Property. The parties further agree that for purposes of Borrower’s and any Loan Party’s obligations under Section 4.01, Section 4.02 and Section 7.16, respectively, of this Agreement, for any Material Real Property for which no identifying information about the granting instruments pertaining thereto is required to be provided in Schedule 8.15, Borrower or the other Loan Party, as applicable, will satisfy such obligations by providing a blanket form of state specific Security Document, in form and substance satisfactory to the Administrative Agent, listing generally the Section, Township, and Range in which the Material Real Property is located (“Blanket Form Mortgage Instrument”), regardless of whether or not one or more appropriate recording offices accept such form as a recordable instrument. Despite the preceding sentence, if any recording office refuses to accept a Blanket Form Mortgage Instrument as a recordable instrument, or if counsel to the Administrative Agent advises the Administrative Agent that any such Blanket Form Mortgage Instrument or general real property description therein would not be effective to create and/or maintain a first priority Lien on such Material Real Property, the parties will endeavor in good faith, and within a reasonable amount of time under the circumstances, to find an alternate solution to provide the Administrative Agent with a recordable instrument that is effective to create and/or maintain a first priority Lien on the Material Real Property that is subject to the jurisdiction of the recording office(s) that rejected the Blanket Form Mortgage Instrument.
ARTICLE IX.
FINANCIAL COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied (other than contingent indemnification obligations as to which no claim has been made), unless compliance is waived in accordance with Section 13.01:
9.01Interest Coverage Ratio.
Borrower will not permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending June 30, 2022), the ratio of (a) EBITDA for the four (4) consecutive fiscal quarter Rolling Period ending on such date, to (b) Cash Interest Expense for such Rolling Period ending on such date, to be less than 2.5 to 1.0.
9.02Total Leverage Ratio.
Borrower will not permit the Total Leverage Ratio, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending June 30, 2022) for the four (4) consecutive fiscal quarter Rolling Period ending on such date, to exceed 3.50 to 1.00.

9.03Specified Equity Contribution. Notwithstanding anything to the contrary contained in Section 10.01, in the event of any Event of Default arising in respect of any covenant set forth in Section 9.01 or Section 9.02 at any time after the Closing Date, the amount of cash proceeds received by Borrower from any cash equity contribution made to Borrower by one or more of its Equity Interest owners or any issuance of new Equity Interests (other than Disqualified Capital Stock), at any time during the period beginning ten (10) Business Days prior to such date on which financial statements are required to be delivered for such fiscal quarter or fiscal year pursuant to Section 7.01(a) or 7.01(b) (each a “Specified Equity Contribution”) and ending twenty (20) Business Days after such date, will, at the request of Borrower upon notice to Administrative Agent, be included in the calculation of EBITDA, solely for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter or fiscal year and applicable subsequent periods which include such fiscal quarter; provided, however, (i) there shall be no more than two Specified Equity Contributions in any consecutive four fiscal quarter period, (ii) there shall be no more than four (4) Specified Equity Contributions included in EBITDA during the term of this Agreement, (iii) the Specified Equity Contribution cure right described herein does not apply to any covenants in this Agreement other than those as set forth in Section 9.01 or Section 9.02, (iv) any deemed increase to EBITDA in any fiscal quarter pursuant to this Section 9.03 shall be applied solely for the purpose of effecting compliance with Section 9.01 or Section 9.02 with respect to any Rolling Period that includes such fiscal quarter, and not for any other purpose under any Loan Document, and (v) the Specified Equity Contribution cure right described herein does not include any pro forma or actual reduction in Indebtedness with the proceeds of any Specified Equity Contribution (even if the proceeds of any Specified Equity Contribution are actually used to repay Indebtedness, and regardless of whether the proceeds of the Specified Equity Contribution are received before or after the last day of any applicable fiscal quarter). If, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of Section 9.01 and Section 9.02, then Borrower shall be deemed to have satisfied the requirements of Section 9.01 and Section 9.02 as of the last day of the applicable fiscal quarter or fiscal year with the same effect as though there had been no failure to comply with such covenants on such date, and the applicable Default or Event of Default with respect to such covenants that had occurred shall be deemed not to have occurred for purposes of this Agreement and the other Loan Documents.
ARTICLE X. EVENTS OF DEFAULT
10.01Event of Default.
Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Loan Party fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days of the date when due, any interest, fee or other amount payable hereunder or under any other Loan Document; or
(b)Representation or Warranty. Any representation or warranty by any Loan Party, made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or remade or deemed made or remade (or, in the case of any such representations and warranties that are already qualified or modified by materiality in the text thereof, is incorrect in any respect on or as of the date made or deemed made); or
(c)Specific Defaults. Any Loan Party fails to perform, observe or comply with any term, covenant or agreement applicable to such Loan Party, contained in any of Section 7.03(a), Section 7.04 (solely with respect to Borrower’s organization and existence), Section 7.09 and Sections 7.14, Article VIII or Article IX; or
(d)Other Defaults. Any Loan Party fails to perform, observe or comply with any other term or covenant applicable to such Loan Party contained in this Agreement or any other Loan Document (other than as expressly provided for within one of the other subsections of this Section 10.01), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer had actual knowledge of such failure or (ii) the date upon which written notice thereof is given to Borrower by Administrative Agent; or
(e)Cross-Default. Any Loan Party (except with regard to Indebtedness that is the subject of a good faith dispute): (i) fails to make any payment when due (whether by scheduled maturity,

required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (including net obligations with respect to Derivative Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Default Amount and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform, observe or comply with any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or (iii) any Indebtedness of the Loan Parties on an aggregate basis in excess of the Threshold Default Amount shall be declared due and payable prior to its stated maturity; or
(f)Insolvency; Voluntary Proceedings. Any Loan Party (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or
(g)Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of any of their respective Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against it or any of its Subsidiaries in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or
(h)Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against any Loan Party involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions in excess of the Threshold Default Amount, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof; or
(i)Change of Control. There occurs any Change of Control;
(j)Invalidity of Loan Documents. The Loan Documents, or any of them, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Documents, cease to create a valid and perfected Lien or security interest, or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document, or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, as the case may be; or
(k)Derivative Contracts. Without limitation of anything set forth above in Section 10.01(e), an “Event of Default” or a “Termination Event” (as each such term is defined in any Derivative Contract to which any Loan Party is a party) occurs under such Derivative Contract, such Loan Party is a “Defaulting Party” or an “Affected Party” (as each such term is defined in such Derivative Contract), and the obligations owing by such Loan Party under such Derivative Contract exceed the Threshold Default Amount.
10.02Remedies.
If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may with the consent of, the Lenders:
(a)declare the Revolving Credit Commitment to be terminated; and

(b)exercise all rights and remedies available to it under the Loan Documents or applicable law (including, without limitation, requiring the Borrower to cash collateralizing the LC Obligations in accordance with Section 2.09(g)) and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties; provided, however, that upon the occurrence of any event specified in Section 10.01(f) or (g), the obligation of Revolving Credit Lenders to make Revolving Credit Loans and the obligation of the Issuing Lenders to Issue any Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lenders.

10.03Set-off.
In addition to any rights and remedies of Administrative Agent, Issuing Lenders or any Lender provided by law, if an Event of Default exists, the Lenders are authorized, and may instruct Administrative Agent to, at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, any Lender (or any branch office or Affiliate of any Lender) to or for the credit or the account of any Loan Party against any and all Secured Obligations owing to such Lender, now or hereafter existing, irrespective of whether such Lender shall have made demand under this Agreement or any Loan Document or any Lender Hedging Agreement and although such Secured Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. In the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
10.04Payments Set Aside.
To the extent that any Loan Party makes a payment to Administrative Agent for the benefit of the Lenders or to any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.
10.05Application of Payments.
After the exercise of remedies provided for in Section 10.02, any amounts received on account of the Secured Obligations shall, subject to Section 2.12, be applied by Administrative Agent in the following order:
(a)first, to the payment of enforcement expenses incurred by Administrative Agent;
(b)second, to the ratable payment of all fees, expenses and indemnities (including amounts payable under Article III) for which Administrative Agent, Lenders or any Affiliate of a Lender have not been paid or reimbursed in accordance with the Loan Documents or Lender Hedging Agreement (as used in this Section 10.05(b), a "ratable payment" for any Lender, Lender Affiliate or Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses and indemnities owed to such Lender, Lender Affiliate or Administrative Agent bears to the total aggregate fees, expenses and indemnities owed to all Lenders, Lender Affiliates and Administrative Agent on such date of determination);

(c)third, to the ratable payment of accrued and unpaid Letter of Credit Fees, the Matured LC Obligations, Banking Services Obligations, accrued and unpaid interest on, and principal of, the outstanding amount of Loans and the outstanding amount of Secured Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (c) the outstanding amount of Secured Obligations under Lender Hedging Agreements refers to payments owing in connection with an Early Termination Date as defined in the 2002 Master Agreement form promulgated by the ISDA (or equivalent type payment obligation if some other form of Derivative Contract is in effect)(as used in this Section 10.05(c), "ratable payment" means for any Lender (or Lender Affiliate, in the case of a Lender Hedging Agreement), on any date of determination, that proportion which the accrued and unpaid Letter of Credit Fees, the outstanding amount of Matured LC Obligations, accrued and unpaid interest on, and principal of, the outstanding amount of Loans and the outstanding amount of Secured Obligations under Lender Hedging Agreements owed to such Lender (or Lender Affiliate, in the case of a Lender Hedging Agreement) bears to the accrued and unpaid Letter of Credit Fees, the outstanding amount of Matured LC Obligations, accrued and unpaid interest on, and principal of, the outstanding amount of Loans and the outstanding amount of Secured Obligations under Lender Hedging Agreements owed to all Lenders (and Affiliates, in the case of a Lender Hedging Agreement);
(d)fourth, to be held as LC Collateral in an LC Collateral Account;
(e)fifth, to the payment of the remaining Secured Obligations, if any, in the order and manner the Majority Lenders deem appropriate; and
(f)last, the balance, if any, after all of the Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Lender Hedging Agreements as to which arrangements satisfactory to the applicable counterparty shall have been made) have been paid in full, to Borrower or as otherwise required by Requirement of Law.
Notwithstanding the foregoing, amounts received from Borrower or any Guarantor that is not an "eligible contract participant" under the Commodity Exchange Act shall not be applied to any Excluded Pari Passu Hedging Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Pari Passu Hedging Obligations as a result of this clause, Administrative Agent may make such adjustments as it determines are appropriate to distributions pursuant to clauses second and third above from amounts received from "eligible contract participants" under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clauses second and third above by the holders of any Excluded Pari Passu Hedging Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clauses second and third above).

Administrative Agent shall have no responsibility to determine the existence or amount of Excluded Pari Passu Hedging Obligations and may reserve from the application of amounts under this Section 10.05 amounts distributable in respect of Excluded Pari Passu Hedging Obligations until it has received evidence satisfactory to it of the existence and amount of such Excluded Pari Passu Hedging Obligations.
10.06Rights Not Exclusive.
The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
ARTICLE XI.
GUARANTIES
11.01Guaranties.
Each Guarantor, which is a signatory hereto, hereby unconditionally guarantees to the Lenders, jointly and severally with each other Guarantor now or hereafter existing or joining as a Guarantor hereunder or under any separate Guaranty: (a) the prompt payment of the Secured Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise); and (b) the timely performance of all other obligations of Borrower and the other Loan Parties under this Agreement and the other Loan Documents and the Lender Hedging Agreements. This guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all of the Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any such Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, any debtor relief laws).
11.02Obligations Unconditional.
The obligations of each Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense of payment). Each Guarantor agrees that its guaranty may be enforced by Administrative Agent or the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or Lender Hedging Agreements or any Collateral, if any, hereafter securing the Secured Obligations or otherwise and each Guarantor hereby waives the right to require Administrative Agent or any Lender to make demand on or proceed against any Loan Party or any other Person (including a co-guarantor) or to require Administrative Agent or any Lender to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Loan Party or any other guarantor of the Secured Obligations for amounts paid under this guaranty until Payment in Full and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from Administrative Agent or any Lender or any Affiliate thereof in connection with monies received under the Loan Documents or Lender Hedging Agreements. Each Guarantor further agrees that nothing contained herein shall prevent Administrative Agent or any Lender from suing on the Notes or any of the other Loan Documents or Lender Hedging Agreements or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Secured Obligations or from exercising any other rights available to it or them, as applicable, under this Agreement, the Notes, any other of the Loan Documents, any Lender Hedging Agreements, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Guarantor’s obligations hereunder; it being the purpose and intent of each Guarantor that, subject to such Guarantor’s right to raise defenses to payment that would be available to it if such Guarantor were named as the “Borrower” hereunder rather than as a guarantor, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the obligations of any Guarantor under its respective guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Loan Party or by reason of the bankruptcy or insolvency of any Loan Party. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Administrative Agent or any Lender on their guaranties or acceptance of their guaranties. The Secured Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between any Loan Party, on the one hand, and Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor hereby subordinates to the Secured Obligations all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Guarantor.
11.03Waiver of Rights.
Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of its guaranty by Administrative Agent or any Lender and of all extensions of credit to Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Secured Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Secured Obligations or with respect to any security therefor; (d) notice of Administrative Agent or any Lender obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Secured Obligations, or Administrative Agent or any Lender subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.
11.04Reinstatement.
Notwithstanding anything contained in this Agreement or the other Loan Documents or the Lender Hedging Agreements, the obligations of each Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Administrative Agent and the Lenders on demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel to the extent provided in Section 13.04) incurred by such Person in connection with such rescission or restoration, including any such reasonable and documented out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
11.05Remedies.
Each Guarantor agrees that, as between such Guarantor, on the one hand, and Administrative Agent and the Lenders, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Section 10.02 and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.02 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Secured Obligations being deemed to have become automatically due and payable), such Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Security Documents and that Administrative Agent and/or the Lenders, as applicable, may exercise their remedies thereunder in accordance with the terms thereof.
11.06Subrogation.
Each Guarantor agrees that, until Payment in Full, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against Loan Party arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement or the other Loan Documents or any Lender Hedging Agreement. After Payment in Full, each Guarantor shall be entitled to exercise against the Loan Parties all such rights of reimbursement, subrogation, contribution, and offset, and all such other claims, to the fullest extent permitted by law.
11.07Commodity Exchange Act Keepwell Provisions.
The Borrower, to the extent that it is a Qualified ECP Guarantor, hereby guarantees the payment and performance of all Secured Obligations in respect of any Lender Hedging Agreement of each Loan Party (other than itself), and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party (other than itself) in order for such Loan Party to honor its obligations under the guaranty provided in this Article XI (and/or the grant of a Lien on its Property) with respect to Lender Hedging Agreements (provided, however, that Borrower, to the extent it is a Qualified ECP Guarantor, shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred (a) without rendering its obligations under this Section, or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and (b) without rendering such Loan Party liable for amounts to creditors, other than the Secured Parties, that such Loan Party would not otherwise have made available to such creditors if this Section was not in effect). The obligations of Borrower, to the extent it is a Qualified ECP Guarantor, under this Section shall remain in full force and effect until Payment in Full. The Borrower intends that this Section constitute, and this Section shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XII.
ADMINISTRATIVE AGENT
12.01Appointment and Authorization.
(a)Each Lender hereby irrevocably (subject to Section 12.09(a)) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby irrevocably (subject to Section 12.09(b)) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of each applicable Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any applicable Security Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall have only such duties or responsibilities, as expressly set forth herein, Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of any of the Lenders to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article XII with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article XII, included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lenders.
12.02Delegation of Duties.
Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
12.03Liability of Administrative Agent.
None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own bad faith, gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) be responsible in any manner to any of the Lenders or any Affiliate of any Lender for any recital, statement, representation or warranty made by any Loan Party, any Affiliate of a Loan Party or any officer thereof, contained in this Agreement or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness (other than such Agent-Related Person’s own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate of any Loan Party.

12.04Reliance by Administrative Agent.
(a)Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, electronic mail, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and their Affiliates against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
(b)For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has made available to Administrative Agent its Pro Rata Share of the initial Revolving Credit Loan or subsequent Revolving Credit Loan, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender as a condition precedent to such initial Loan or subsequent Loan, as applicable.
12.05Notice of Default.
Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to Section 12.04(a), Administrative Agent shall take such action with respect to such Default or Event of Default as may be required or requested by or with the consent of the Majority Lenders in accordance with Article X; provided, however, that unless and until Administrative Agent has received any such consent or direction or request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
12.06Credit Decisions.
Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of the Loan Parties shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Loan Parties and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of any of the Agent-Related Persons.
12.07INDEMNIFICATION.

Whether or not the transactions contemplated hereby are consummated, the Lenders and any Affiliates of the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so, pro rata based on the amount of Loans owing to such Lender as compared to the amount of Loans owing to all Lenders), from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE OF SUCH AGENT-RELATED PERSONS; provided, however, that no Lender shall be liable for the payment to any Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from (a) the bad faith, gross negligence, fraud or willful misconduct of any Agent-Related Person as determined by a court of competent jurisdiction in a final non-appealable judgment or (b) a claim or action asserted by one or more other Agent-Related Persons. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any reasonable and documented out-of-pocket costs expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Secured Obligations hereunder and the resignation or replacement of Administrative Agent.
12.08Administrative Agent in Individual Capacity.
Administrative Agent, in its individual capacity, may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties or any Affiliate thereof as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, Administrative Agent, in its individual capacity as a Lender, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or any Issuing Lender.
12.09Successor Administrative Agent.
(a)
(a)Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Lenders shall appoint from among the Lenders a successor administrative agent satisfactory to Borrower in the same capacity as the retiring Administrative Agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of such retiring Administrative Agent, such retiring Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII and Sections 13.05 and 13.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent in the same capacity as the retiring Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent shall either withdraw its resignation or may appoint as a successor administrative agent a commercial bank organized under the laws of the United States of America or of any State thereof having a commercial capital surplus of at least $500,000,000.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law,

by notice in writing to Borrower and such Person remove such Person as Administrative Agent and appoint a successor approved by Borrower (such approval not to be unreasonably withheld, conditioned or delayed); provided that no approval of Borrower shall be necessary if an Event of Default has occurred and is continuing. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders), then such removal shall nonetheless become effective in accordance with such notice on the removal date specified in such notice.
12.10Collateral and Guaranty Matters.
The Lenders and each Issuing Lender irrevocably authorize Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document (i) Payment in Full, (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.01, if approved, authorized or ratified in writing by the Majority Lenders;
(b)to subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(n);
(c)to release any Guarantor from its guarantee of the Secured Obligations upon Payment in Full; and
(d)to release any Guarantor from its guarantee of the Secured Obligations pursuant to Article XI hereof if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) subject to the limitations as expressly set forth within the definition thereof, otherwise becomes an Excluded Subsidiary.
Upon request by Administrative Agent at any time, the Majority Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its guarantee of the Secured Obligations pursuant to Article XI hereof pursuant to this Section 12.10.
12.11Flood Insurance Regulations.
BOKF, NA dba Bank of Oklahoma has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). BOKF, NA dba Bank of Oklahoma, in its capacity as Administrative Agent, will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Laws. However, BOKF, NA dba Bank of Oklahoma reminds each Lender and Participant, pursuant to the Flood Laws, each federally regulated lender (whether acting as a Lender or a Participant) is responsible for assuring its own compliance with the flood insurance requirements.
12.12Subagents.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding Sections of this Article XII shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
12.13Acknowledgements Regarding Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such

Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.13(b).
(c)Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Revolving Credit Commitments) of the relevant Revolving Credit Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Credit Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Credit Commitments which shall survive as to such assigning Lender or assigning Issuing Lender, and (iv) the Administrative Agent may reflect in the register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Credit Commitments of any Lender or Issuing Lender and such Revolving Credit Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.
ARTICLE XIII.
MISCELLANEOUS
13.01Amendments and Waivers.
Except to the extent otherwise expressly set forth in Section 2.15(b) or Section 3.04(c), respectively, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by Administrative Agent at the written request of the Majority Lenders) and the Loan Parties that are party thereto and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, modification, termination or consent shall, unless in writing and signed by each adversely affected Lender

(except Defaulting Lenders, unless expressly set forth otherwise) and the Loan Parties that are party thereto and acknowledged by Administrative Agent, do any of the following:
(a)increase the Commitment of any Lender (other than pursuant to Section 2.14) or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.02) (which increases or extensions shall also require the signature of each adversely affected Defaulting Lender);

(b)postpone or extend the final maturity of any Loan, or postpone, extend or delay any date fixed by this Agreement or any Loan Document for the payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (which postponement, extension or delay shall also require the signature of each adversely affected Defaulting Lender);

(c)(i) increase the Revolving Credit Commitment Amount of any Revolving Credit Lender without the consent of such Revolving Credit Lender (which increase shall also require the signature of each adversely affected Defaulting Lender), or (ii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document (except Majority Lenders may waive imposition of the Default Rate and amend the definition thereof without the consent of other adversely affected Lenders) and in the case of clause (ii), such reduction shall also require the signature of each adversely affected Defaulting Lender;

(d)change the definition of Majority Lenders or change, in any manner, the percentage of the Lenders required to take any action under this Agreement;

(e)amend this Section 13.01 or any provision of this Agreement, which, by its terms, expressly requires the approval or concurrence of all Lenders;

(f)amend, waive or modify (i) the definition of “Change of Control” as set forth in Section 1.01, or (ii) Sections 2.08(c), Section 2.08(d), Section 2.08(f), Section 2.11, Section 7.11 or Section 10.05 of this Agreement;

(g)release all or substantially all of the Collateral (except for releases in connection with Dispositions of assets which are expressly permitted hereunder and except for the releases described Section 12.10(a));

(h)release all of the Guarantors or Guarantors comprising substantially all of the credit support for the Secured Obligations from their Guaranty Obligation set forth in Article XI hereof (except for releases in connection with Dispositions of assets which are expressly permitted hereunder and except for the releases described Section 12.10(c) and (d)); or

(i)reduce the amount or postpone the due date of any amount payable in respect of, or extend the required expiration date of, any Letter of Credit, or change, in any manner, the obligations of the Revolving Credit Lenders relating to the purchase of participations in Letters of Credit (which reductions, postponements, extensions or changes shall also require the signature of each adversely affected Defaulting Lender);

provided, further that (i) any amendment, modification, termination or waiver of any of the provisions contained in Article V shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and all of the Lenders, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lenders in addition to any or all the Revolving Credit Lenders, as the case may be, affect the rights or duties of the Issuing Lenders under this Agreement or any document relating to any Letter of Credit Issued or to be Issued by it, and (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to any or all of the Lenders, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.
13.02Notices.

(a)Subject to the limitations set forth in Section 13.02(d) below, Borrower is authorized to receive on behalf of all Loan Parties all notices to any Loan Party from Administrative Agent or any Lender at the address, facsimile number and electronic mail address for Borrower set out on Appendix I; and all notices to Administrative Agent or any Lender shall be sent to Administrative Agent or such Lender, as the case may be, at Administrative Agent’s or such Lender’s respective address, facsimile number and electronic mail address set forth on Appendix I or Schedule 2.01, as applicable.
(b)All notices, requests, consents and other communications required or permitted hereunder or under any other Loan Document shall be in writing and mailed, faxed, delivered, or (subject to Section 13.02(d) below) transmitted by electronic mail, to the address, facsimile number, or electronic mail address specified for notices; or, as directed to Borrower, the Lenders or Administrative Agent, to such other address as shall be designated by such Person in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrower, the Lenders and Administrative Agent.
(c)All such notices, requests, consents and communications shall be deemed to be given or made, and shall be effective, upon the earlier to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient or an authorized representative of such recipient; (B) if delivered by mail, the third Business Day after the date on which such mail, postage prepaid was deposited in the U.S. mail; (C) if delivered by facsimile, when transmitted in legible form by facsimile machine; and (D) if delivered by electronic mail or via internet or intranet websites (which form of delivery is subject to the provisions of Section 13.02(d) below), when delivered; provided, however, that notice and other communications to Administrative Agent or any Lender pursuant to Article II or Article X shall not be effective until actually received by Administrative Agent or such Lender.
(d)Electronic mail and internet and intranet websites (including an Approved Electronic Platform) may be used only to distribute routine communications, such as financial statements, any Compliance Certificate, any Notice of Borrowing, any Notice of Continuation/Conversion and other information, and to distribute Loan Documents for execution by the parties hereto, and shall not be recognized for any other purpose.
(e)Any agreement of Administrative Agent and the Lenders herein to receive certain notices by telephone, electronic mail, or facsimile is solely for the convenience and at the request of the Loan Parties. Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by such Loan Party to give such notice and Administrative Agent and the Lenders shall not have any liability to Borrower or other Loan Party on account of any action taken or not taken by Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.
(f)Posting of Communications.
(i)The Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(ii)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time and the Approved Electronic Platform may be secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Lenders and each of the Loan Parties acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and each of the Loan Parties hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iii)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND BY A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S BAD FAITH, GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT.
(iv)Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender and such Issuing Lender for purposes of the Loan Documents. Each Lender and Issuing Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(v) Each of the Lenders, each of the Issuing Lenders and each of the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(vi)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
13.03No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
13.04Costs and Expenses.
The Loan Parties shall:
(a)pay all reasonable and documented out-of-pocket fees and expenses of (a) the Administrative Agent (but limited (i) in the case of legal fees and expenses, to reasonable and documented or invoiced legal fees and expenses of a single lead counsel to the Administrative Agent and of a single local counsel to the Administrative Agent in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of such other counsel retained with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) in the case of consultants’ fees, to the extent any such consultant has been retained with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), of the Arranger and the Administrative Agent) relating to preparation and administration of the Loan Documents; and
(b)pay all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent and the Lenders (including fees and expenses of outside counsels) relating to the enforcement of, or protection of rights under, the Loan Documents (including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans).

13.05INDEMNITY.
The Loan Parties, jointly and severally, shall indemnify and hold Administrative Agent, the Agent-Related Persons, each Issuing Lender, each Lender, and each of its Affiliates, officers, directors, employees, partners, trustees, administrators, managers, advisors, representatives, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements including, reasonable and documented out-of-pocket legal fees and expenses (but limited in the case of legal fees and expenses, to reasonable and documented or invoiced legal fees and expenses of a single lead counsel to the Administrative Agent and of a single local counsel to the Administrative Agent in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, upon any Default or Event of Default, reasonable and documented out-of-pocket legal fees and expenses of counsel to Administrative Agent and of a single local counsel to the Administrative Agent in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and counsel to each Lender (but limited in the case of legal fees and expenses of each Lender, to reasonable and documented or invoiced legal fees and expenses of no more than one counsel per Lender) which may at any time be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated thereby and the Borrower’s use of the proceeds of the Loans or the Revolving Credit Commitments, in any event, whether or not caused by investigations, litigation or proceedings brought by any of the Loan Parties or any equity holders or creditors thereof or any Indemnified Person and whether or not an Indemnified Person is otherwise a party thereto and whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of any Indemnified Person (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity will not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (i) the gross negligence, bad faith, fraud or willful misconduct of such Indemnified Person or any of such Indemnified Person’s controlled affiliates or any of its or their respective principals, directors, officers, employees, representatives, agents or advisors, in each case who are involved in the transactions contemplated by this Agreement and the Loan Documents, (ii) a material breach of the Loan Documents by such Indemnified Person or any of its Subsidiaries or Affiliates when neither the Borrower nor any of its Affiliates have breached their obligations thereunder in any material respect (as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (iii) any dispute solely between or among Indemnified Persons not arising as a result of any act or omission by the Borrower or any of its Subsidiaries or Affiliates (other than claims against BOKF, NA dba Bank of Oklahoma in its capacity as, or fulfilling its role as, the Administrative Agent); provided, further, except in respect of the Borrower’s obligations hereunder to indemnify the Indemnified Persons in connection with proceedings brought by third parties, the Borrower, the other Loan Parties and the Indemnified Persons shall not be liable for any indirect, special, punitive or consequential damages; provided, further, however, that nothing contained in this sentence shall limit any Indemnified Person’s rights to indemnification under this Section 13.05. Notwithstanding the foregoing, the Borrower shall not be liable for any indemnification pursuant to any settlement made by any Indemnified Person effected without the Borrower’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The provisions of and undertakings and indemnification set forth in this Section 13.05 shall, for the benefit of all such Indemnified Persons, survive and continue (x) the satisfaction and payment of the Secured Obligations and termination of this Agreement, and (y) the release of any Liens securing the Secured Obligations or the extinguishment of such Liens by foreclosure or action in lieu thereof,
13.06ENVIRONMENTAL INDEMNIFICATION.
In addition to the indemnifications hereunder and under any other Loan Documents, the Loan Parties, jointly and severally, shall indemnify, protect and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, in the absence of a continuing Default, reasonable and documented out-of-pocket fees and expenses of one counsel to all Indemnified Persons taken as a whole and, upon the occurrence and during the continuance of a Default, reasonable and documented out-of-pocket fees and expenses of all counsel to Administrative Agent and counsel to any Lender, whether or not suit is brought) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Person, with respect to or as a direct or indirect result of the violation by any Loan Party of any Environmental Law; or with respect to or as a direct or indirect result of any Loan Party’s use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with the Properties of a hazardous substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence, or (b) the costs of any reasonably required or necessary environmental investigation, monitoring, repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other plans (all the foregoing, collectively, the “Indemnified Environmental Liabilities”). The Loan Parties agree to indemnify and hold each Indemnified Person harmless as provided in this Section 13.06, WHETHER OF NOT THE INDEMNIFIED ENVIRONMENTAL LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSON’S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE INDEMNIFIED ENVIRONMENTAL LIABILITIES WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM, provided, that no Loan Party shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent same arise from (i) such Indemnified Person’s bad faith, gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) the material breach in bad faith by such Indemnified Person with respect to its obligations under the Loan Documents or (iii) any dispute solely between or among Indemnified Persons not arising as a result of any act or omission by the Borrower or any of its Subsidiaries or Affiliates (other than claims against BOKF, NA dba Bank of Oklahoma in its capacity as, or fulfilling its role as, the Administrative Agent). The provisions of and undertakings and indemnification set forth in this Section 13.06 shall survive (x) the satisfaction and payment of the Secured Obligations and termination of this Agreement, and (y) the release of any Liens securing the Secured Obligations or the extinguishment of such Liens by foreclosure or action in lieu thereof.
13.07Successors and Assigns.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent, each Issuing Lender and each Lender.
13.08Assignments, Participations, etc.
No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clauses (a) or (b) below.
(a)Any Lender may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time) sell to one or more Persons (other than a Defaulting Lender, a Loan Party or any Affiliate thereof, any natural Person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, any natural Person) (each a “Participant”) participating interests in its portion of the Obligations. The selling Lender remains a “Lender” under the Loan Documents, the Participant does not become a “Lender” under the Loan Documents, and the selling Lender’s obligations under the Loan Documents remain unchanged.

The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Documents. The Loan Parties and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender’s rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Loan Parties. Participants have no rights under the Loan Documents except certain voting rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Article III with respect to all participations in its part of the Obligations outstanding from time to time so long as no Loan Party is obligated to pay any amount in excess of the amount that would be due to that Lender under Article III calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in Section 13.01, requiring the consent of each adversely affected Lender.
(b)Each Lender may make assignments to the Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that, such assigning Lender remains solely responsible for the performance of its obligations hereunder and the Federal Reserve Bank or such central bank shall have no rights under the Loan Documents. Each Lender may upon the written consent of Administrative Agent (except where the assignment is to a Lender or an Affiliate of a Lender, or a fund administered or managed by a Lender or an Affiliate thereof or any entities or Affiliates thereof that administer or manage a Lender) and, if no Event of Default exists, with the consent of Borrower (except where the assignment is to a Lender or an Affiliate of a Lender, or a fund administered or managed by a Lender or an Affiliate thereof or any entities or Affiliates thereof that administer or manage a Lender) (which consent shall not, in any event when it is required, be unreasonably withheld, conditioned or delayed) assign to one or more assignees (other than a Defaulting Lender, or a Loan Party or any Affiliate thereof, or a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (each an “Assignee”) all or any part of its rights and obligations under the Loan Documents so long as (i) the assignor Lender and Assignee execute and deliver to Administrative Agent an assignment and assumption agreement in substantially the form of Exhibit E (an “Assignment and Acceptance Agreement”) and pay to Administrative Agent a processing fee in the amount of $3,500, (ii) with respect to Revolving Credit Loans, the Assignee acquires an identical percentage interest in the Revolving Credit Commitment of the assignor Revolving Credit Lender and an identical percentage of the interests in the outstanding Revolving Credit Loans held by such assignor Revolving Credit Lender, (iii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any partial assignment shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iv) the conditions (including, without limitation, minimum amounts of the Revolving Credit Commitment may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Acceptance Agreement are satisfied. The “Effective Date” in each Assignment and Acceptance Agreement must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least one (1) Business Day after it is executed and delivered by the assignor Lender and Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment and Acceptance Agreement is accepted by Administrative Agent and, if no Event of Default exists, the Borrower (and Borrower shall be deemed to have consented to and accepted any such Assignment and Acceptance unless it shall object thereto by written notice to Administrative Agent within one (1) Business Day after having received notice thereof), then, from and after the Effective Date stated in it (i) Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Acceptance Agreement, has the rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender, to the extent provided in that Assignment and Acceptance Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Acceptance Agreement covering all of the remaining portion of the assignor Lender’s rights and obligations under the Loan Documents, that Lender ceases to be a party to the Loan Documents, (iii) if requested, Borrower shall execute and deliver to the assignor Lender and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this Agreement, and (v) Schedule 2.01 is automatically deemed to be amended to reflect the name, address, telecopy number, and Revolving Credit Commitment of Assignee and the remaining Revolving Credit Commitment (if any) of the assignor Lender, and Administrative

Agent shall prepare and circulate to the Loan Parties and the Lenders an amended Schedule 2.01 reflecting those changes.
13.09Interest.
(a)It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any amount is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by Administrative Agent or any Lender or any other Person to Borrower or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amounts contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other Person now or hereafter liable for the payment and performance of the Obligations shall be obligated to pay such amount to the extent such amount is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to Borrower, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.
13.10Credit Bidding
(a). The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
13.11Binding Agreement; Counterparts and Electronic Signatures.
(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 13.07 when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
(b)This Agreement and the other Loan Documents may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement and any other Loan Document may be transmitted and/or signed by facsimile or other electronic transmission, including by DocuSign, Verisign, or other program acceptable to the Administrative Agent in its sole discretion, or email in .PDF, .TIF, or .JPEG format, or any other electronic means that reproduces an image of the actual executed signature page shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties effective as if a manually executed counterpart had been delivered; provided that to the extent requested by Administrative Agent, the Loan Parties and Lenders shall promptly, and in any event within three (3) Business Days, provide the Administrative Agent with one or more original wet-ink signatures; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any electronic document or signature delivered as aforesaid. The words “execution,” “signed,” “signature,” “delivery,” and words of similar import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents are deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which are deemed to be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
13.12Severability.

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
13.13No Third Parties Benefited.
This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Loan Parties, the Issuing Lenders, the Lenders, Administrative Agent, the Agent-Related Persons, the Secured Parties and the Indemnified Persons and their respective permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.
13.14Governing Law.
THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT TO THE EXTENT THAT (I) UNITED STATES FEDERAL LAW APPLIES, OR (II) SECURITY DOCUMENTS ENCUMBERING ANY COLLATERAL CONSTITUTING REAL PROPERTY AND/OR FIXTURES THAT ARE LOCATED IN ANY OTHER JURISDICTION (INCLUDING, WITHOUT LIMITATION, THE STATE OF TEXAS AND/OR THE COMMONWEALTH OF PENNSYLVANIA) SHALL BE GOVERNED BY THE CREATION, PERFECTION AND ENFORCEMENT LAWS OF SUCH JURISDICTION WHERE SUCH COLLATERAL IS LOCATED, AS APPLICABLE.
13.15Submission to Jurisdiction; WAIVER OF JURY TRIAL.
With respect to any and all disputes arising hereunder, or under the Notes, the Security Documents, the other Loan Documents, or any of the other instruments and documents executed in connection herewith or therewith, each of the Loan Parties, the Lenders and Administrative Agent hereby irrevocably and unconditionally:
(a)submits for itself and its Property in any legal action or proceeding relating to this Agreement, any Notes and any document to which it is a party, or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of Oklahoma sitting in Tulsa County, the courts of the United States of America for the Northern District of Oklahoma, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to it at its address specified in Appendix I or Schedule 2.01, as applicable;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
(e)agrees that service upon it or its authorized agent shall, to the fullest extent permitted by law, constitute valid and effective personal service upon it, as the case may be, and that the failure of any such authorized agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon;
(f)waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any Loan Document; and
(g)EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED

UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
13.16Confidentiality.
Administrative Agent and each of the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all non-public information, materials and documents relating to Borrower furnished, revealed or disclosed to it by Borrower, any of its Subsidiaries or any of their respective representatives in connection with this Agreement, any other Loan Document or any Loan or Letter of Credit (the “Information”), including, but not limited to geological, geophysical, land, leasing, engineering, production, marketing and/or financial information. Notwithstanding the foregoing, Administrative Agent and the Lenders will be permitted to disclose Information: (i) its respective affiliates, officers, directors, employees, agents and representatives, subject hereto (provided, however, such Information shall be disclosed to such persons only to the extent necessary for the performance of such person’s responsibilities related to this Agreement); (ii) to the extent required by applicable laws, rules, orders and regulations or by any subpoena or similar legal process; (iii) upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over Administrative Agent, an Issuing Lender or such Lender, as applicable, or its Affiliates, in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority, to the extent practicable and not prohibited by applicable Requirements of Law, promptly notify Borrower in advance of such disclosure; (iv) to the Federal Reserve Bank or any other central bank to whom any Loan has been assigned pursuant to Section 13.08(b); (v) to the extent such Information becomes publicly available other than as a result of a breach of this Agreement or any agreement entered into pursuant to clause (vi) below; (vi) to any Assignee or Participant (or prospective Assignee or Participant) (other than an Assignee described in clause (iv) above) so long as such Assignee or Participant (or prospective Assignee or Participant) first specifically agrees in a writing furnished to and for the benefit of Borrower to be bound by the terms of this Section 13.16; (vii) to the extent that Borrower shall have consented in writing to such disclosure; or (viii) in any suit, action or proceeding where reasonably necessary or desirable for the purpose of defending itself, reducing its liability, protecting or exercising any of its claims, rights, remedies or interests under or in connection with any Loan or Loan Documents or any Collateral, or doing any of the foregoing for or on behalf of its Affiliates, officers, employees, agents or representatives.
13.17USA PATRIOT Act Notice.
Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.
13.18Entire Agreement.
This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the Lenders, the Issuing Lenders and Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
13.19[Reserved].
13.20No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of Administrative Agent, the Arranger or any Lender has any obligation to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and none of Administrative Agent, the Arranger or any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and each other Loan Party hereby waives and releases any claims that it may have against Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
13.21Survival.
All covenants, agreements, representations and warranties made by Borrower and the other Loan Parties in this Agreement (including this Article XIII) and/or in the other Loan Documents (including the certificates or other instruments delivered in connection with or pursuant to this Agreement) shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan or Letter of Credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated.
13.22Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of any applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by any applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.
13.23Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement in its entirety. Borrower and each other Loan Party hereby agrees that the Indebtedness outstanding under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement; and, together with the Existing Credit Agreement, collectively, the “Existing Credit Documents”) and all accrued and unpaid interest thereon, and all accrued and unpaid fees under the Existing Credit Documents, shall be deemed to be outstanding under and governed by this Agreement. Borrower and each other Loan Party hereby acknowledges, warrants, represents and agrees that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation, discharge or release of the Existing Credit Documents. Each Lender which is an Existing Lender under the Existing Credit Documents hereby waives any requirements for notice of prepayment, minimum amounts of prepayments of the loans thereunder, ratable reductions of the commitments of the Existing Lenders under the Existing Credit Documents and ratable payments on account of the principal or interest of any loan under the Existing Credit Documents to the extent that any such prepayment, reductions or payments are required to ensure that, upon the effectiveness of this Agreement, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Pro Rata Share. Each Lender hereby authorizes the Administrative Agent and the Borrower to request Borrowings from Lenders, to make prepayment of the loans under the Existing Credit Documents and to reduce the commitments under the Existing Credit Documents among Existing Lenders in order to ensure that, upon the effectiveness of this Agreement, the Loans of Lenders shall be outstanding on a ratable basis in accordance with their respective Pro Rata Share. The parties hereto confirm, ratify and reaffirm each of the Existing Credit Documents entered into prior to the Closing Date (but excluding the Existing Credit Agreement) and agree that such Existing Credit Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent, amended, restated and superseded in connection with the transactions contemplated hereby). The Borrower and the other Loan Parties, jointly and severally, represent and warrant to the Lenders that, as of the Closing Date, there are no claims or offsets against, or defenses or counterclaims to, their obligations (or the obligations of any Guarantor) under the Existing Credit Agreement or any other Existing Credit Documents, all of which (excluding only the Existing Credit Agreement) are hereby ratified (subject only to any amendment and restatement thereof as contemplated hereunder or by any of the other Loan Documents).
13.24Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivative Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 13.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
13.25NO ORAL AGREEMENTS.
THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Houston, Texas by their proper and duly authorized officers as of the day and year first above written.
BORROWER:

SUPERIOR PIPELINE COMPANY, L.L.C.,
a Delaware limited liability company

By:
    Name: ______________________________
    Title: _______________________________

GUARANTORS:

SUPERIOR PIPELINE TEXAS, L.L.C.,
an Oklahoma limited liability company

By:
    Name: ______________________________
    Title: _______________________________

SUPERIOR APPALACHIAN PIPELINE, L.L.C.,
an Oklahoma limited liability company

By:
    Name: ______________________________
    Title: _______________________________

PRESTON COUNTY GAS GATHERING, L.L.C.,
a Delaware limited liability company

By:
    Name: ______________________________
    Title: _______________________________

SUPERIOR PIPELINE KANSAS, L.L.C.,
an Oklahoma limited liability company

By:
    Name: ______________________________
    Title: _______________________________

Signature Page

BOKF, NA dba BANK OF OKLAHOMA, as Administrative Agent, Issuing Lender, and a Lender

By:
Name: Matt Chase
Title: Senior Vice President

Signature Page

The Toronto-Dominion Bank, New York Branch,
as a Lender

By:
    Name: ______________________________
    Title: _______________________________

Signature Page

Cadence Bank,
as a Lender

By:
    Name: ______________________________
    Title: _______________________________

Signature Page

UMB Bank, N.A.,
as a Lender

By:
    Name: ______________________________
    Title: _______________________________

Signature Page

Arvest Bank,
as a Lender

By:
    Name: ______________________________
    Title: _______________________________

Signature Page

First Oklahoma Bank,
as a Lender

By:
    Name: ______________________________
    Title: _______________________________

Signature Page

Mabrey Bank,
as a Lender

By:
    Name: ______________________________
Title: _______________________________

Signature Page

MapleMark Bank,
as a Lender

By:
    Name: ______________________________
Title: _______________________________
Signature Page

APPENDIX I
NOTICE INFORMATION

    This Appendix I is attached to and made a part of the Credit Agreement. All capitalized terms not otherwise defined in this Appendix I are defined in the Credit Agreement.

Administrative Agent:                Administrative Agent’s Principal Address:

BOKF, NA dba Bank of Oklahoma    One Williams Center, Suite 8SE
Fax: (918) 588-6880    Tulsa, OK 74172
Email: Mchase@bokf.com    Attn: Matt Chase, SVP

            with a copy (which shall not constitute notice) to:

            Frederic Dorwart, Lawyers PPLC
            124 East Fourth Street
            Tulsa, OK 74103
            Attn: Robert Bull; Ari Rotenberg
            Email: rbull@fdlaw.com; arotenberg@fdlaw.com

Borrower and any other Loan Party:         Principal Address:

SUPERIOR PIPELINE COMPANY, L.L.C.,    c/o Unit Corporation
    8200 South Unit Drive
Attn: Drew Harding, General Counsel        Tulsa, OK 74170
Phone: 918-477-4537
Email: drew.harding@unitcorp.com

            with a copy (which shall not constitute notice) to:

                        Vison & Elkins LLP
Texas Tower
845 Texas Avenue
Suite 4700
Houston, Texas 77002
Attention: Darin Schultz
Telephone: (713) 758-2584
Email: dschultz@velaw.com

    APPENDIX I - NOTICE INFORMATION    Page 1

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

April 29, 2022
FOR VALUE RECEIVED, the undersigned, SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (“Maker”), promises to pay to [____] or its registered assignee (herein called “Payee”), by payments made pursuant to the hereinafter defined Credit Agreement to the hereinafter defined Administrative Agent, the principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by the Payee to Maker pursuant to the Credit Agreement (as defined herein), together with interest on the principal hereof outstanding until maturity, said principal and interest being payable in lawful money of the United States of America as more particularly provided in that certain Amended and Restated Credit Agreement dated as of even date herewith, by and among Maker, its Subsidiaries (as defined therein), BOKF, NA dba Bank of Oklahoma, as administrative agent and collateral agent (collectively, in such capacities, the “Administrative Agent”) for the financial institutions from time to time party thereto (the “Lenders”), and the Lenders, as such may be amended or restated from time to time (the “Credit Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meaning given such terms in the Credit Agreement. As provided in the Credit Agreement, this Revolving Credit Note is a revolving line of credit note and prior to the Revolving Credit Termination Date (as more particularly set forth in the Credit Agreement), Maker may borrow, repay and reborrow under this Revolving Credit Note subject to the terms and limitations set forth in the Credit Agreement.
Maker may prepay this Revolving Credit Note in whole or in part as provided in the Credit Agreement without being required to pay any penalty or premium for such privilege. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied in accordance with the Credit Agreement.
Maker and any and all sureties, guarantors and endorsers of this Revolving Credit Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Revolving Credit Note, (iii) to the release of any Person primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Revolving Credit Note, to first institute or exhaust Payee’s remedies against Maker or any other Person liable therefor or against any security for this Revolving Credit Note.
Regardless of any provision contained in this Revolving Credit Note or any other Loan Document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Revolving Credit Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Revolving Credit Note, and, if the principal balance of this Revolving Credit Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Revolving Credit Note so that the interest rate is uniform throughout such term; provided that if this Revolving Credit Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by Payee or any holder hereof under this Revolving Credit Note at the time in question.
    Exhibit A - Form of Revolving Credit Note    Page 1

Maker warrants that this Revolving Credit Note is executed solely for business or commercial purposes, other than agricultural purposes, and warrants that it is not a consumer lending transaction primarily for personal, family or household purposes.
Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.
Except to the extent required by federal law, this Revolving Credit Note shall be governed by and construed under the laws of the State of Oklahoma.

    Exhibit A-1 - Form of Revolving Credit Note    Page 2

    –MAKER –

    SUPERIOR PIPELINE COMPANY, L.L.C.,
    a Delaware limited liability company

    By:
    Name:
    Title:

    Exhibit A-1 - Form of Revolving Credit Note    Page 3

EXHIBIT B

FORM OF NOTICE OF BORROWING

Date: ______________, 202____

BOKF, NA dba Bank of Oklahoma, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined) under that certain Amended and Restated Credit Agreement dated as of April 29, 2022 (as the same may be amended, modified or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (“Borrower”), hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section 2.02 of the Credit Agreement, of the Borrowing(s) specified below:
Calculation of Available Revolving Credit Amount:
1.Revolving Credit Commitment Amount                $_____________
2.Revolving Credit Outstanding Amount                $_____________
3.Available Revolver Amount
a.Line 1 minus Line 2                        $_____________

A Borrowing of Revolving Credit Loans:
1.    Borrowing Date (which shall be a Business Day)
2.    Amount of Borrowing                         $
3.    Interest Rate Type
4.    Interest Period2

The Loan herein requested is to be received in immediately available funds on _______________ 20____ in the following account:

Bank Name:
ABA Number:
Account Title:
Account Number:

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as though made on and as of the date of the proposed Borrowing(s) except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representations and warranties that are already qualified or modified by materiality in the text thereof, which shall be true and correct in all respects) as of such earlier date; and

2     To be included for Term Benchmark Loans only.
    Exhibit B – Form of Notice of Borrowing    Page 1

(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s).

Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

    Exhibit B – Form of Notice of Borrowing    Page 2

    SUPERIOR PIPELINE COMPANY, L.L.C.,
    a Delaware limited liability company

    By:
    Name:
    Title:

    Exhibit B – Form of Notice of Borrowing    Page 3

EXHIBIT C

FORM OF NOTICE OF CONVERSION/CONTINUATION

Date: _______________, 20____

BOKF, NA dba Bank of Oklahoma, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined) under that certain Amended and Restated Credit Agreement dated as of April 29, 2022 (as the same may be amended, modified or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

    SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (“Borrower”), hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the conversion or continuation of the Loan specified below:

1.    Revolving Credit Loan to be converted or continued:

    (1)    Amount: $_______________

    (2)    Loan Date: _______________, 20____

    (3)    Existing Interest Rate Type:     Check applicable blank

        (a)    Base Rate                         _________

        (b)    Adjusted Term SOFR with an Interest
            Period of:

            (i)     one month                     _________
            (ii)     three months                     _________
            (iii)    six months                    _________
            (iv)    twelve months

    (4)    Date Loan matures: _________________, 20____

2.    Proposed Conversion/Continuation Date: _____________, 20____

3.    Revolving Credit Loan described in (1) above is to be converted or continued as follows:

    (1)    Amount: $_______________

    (2)    Loan Date: _______________, 20____

    (3)    Requested Interest Rate Type and applicable Dollar amount:

        (a)    Base Rate for $_____________________

        (b)    Adjusted Term SOFR with an Interest Period of:

            (i)     one month                     _________
            (ii)     three months                     _________
            (iii)    six months                    _________
    Exhibit C – Form of Notice of Conversion/Continuation    Page 1

            (iv)    twelve months                    _________

    Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

    Exhibit C – Form of Notice of Conversion/Continuation    Page 2

    SUPERIOR PIPELINE COMPANY, L.L.C.,
    a Delaware limited liability company

    By:
    Name:
    Title:

    Exhibit C – Form of Notice of Conversion/Continuation    Page 3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE
[ ], 20[ ]

This Compliance Certificate (this “Certificate”) is delivered pursuant to Subsection 7.02(a)(i) of that certain Amended and Restated Credit Agreement dated as of April 29, 2022 (as the same may be amended, modified, renewed or restated from time to time the “Credit Agreement”), by and among SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (the “Borrower”), its Subsidiaries (as defined therein), BOKF, NA dba Bank of Oklahoma, as administrative agent and collateral agent for the Lenders (collectively, in such capacities, the “Administrative Agent”) and the financial institutions from time to time party thereto (the “Lenders”), which Credit Agreement is in full force and effect on the date hereof. Terms which are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement. Together herewith, Borrower is furnishing to Administrative Agent Borrower’s financial statements for the [fiscal quarter] [fiscal year] ended _______________, 202____ (such date, the “Reporting Date”) (the “Financial Statements”) attached hereto as Annex I.

1.    Financial Statements. Borrower hereby further represents, warrants and acknowledges to Administrative Agent and each of the Lenders that:

(a)    attached hereto as Schedule A are the calculations showing Borrower’s compliance as of the Reporting Date with the requirements of Sections 9.01 and 9.02 of the Credit Agreement [and/or the Borrower’s non-compliance as of such date with the requirements of Sections 9.01 and 9.02 of the Credit Agreement]; and

(b)    on the Reporting Date, Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 7.03 of the Credit Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this Certificate [except for Default(s) under Section(s) ___ of the Credit Agreement, which [is/are] more fully described on a schedule attached hereto].

The officer of Borrower signing this Certificate hereby certifies that he or she has reviewed the Credit Agreement and the financial statements and has otherwise consulted with the financial and operating officers of Borrower as is in his or her opinion necessary to enable him or her to express an informed opinion with respect to the above representations, warranties, and acknowledgments of Borrower, and, to the best of his or her knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

    Exhibit d – Form of Compliance Certificate    Page 1

IN WITNESS WHEREOF, this instrument is executed as of the date first set forth above.

    SUPERIOR PIPELINE COMPANY, L.L.C.,
    a Delaware limited liability company

    By:
    Name:
    Title:

    Exhibit d – Form of Compliance Certificate    Page 2

SCHEDULE A

Financial Covenant Calculations as of _________________, 202____ (the “Statement Date”)
($ in 000’s)

1.    Section 9.01 – Interest Coverage Ratio

a. Actual:
i.EBITDA for the four (4) consecutive fiscal quarters ending on the Statement Date
ii.Cash Interest Expense for Borrower for the four (4) consecutive fiscal quarters ending on the Statement Date
iii.Interest Coverage Ratio (1.a(i)/1.a(ii))
$ $ _______ to 1.00
b. Required:	Not less than 2.50 to 1.00

2.    Section 9.02 – Total Leverage Ratio

a. Actual:	i.Funded Debt as of the Statement Date ii.EBITDA for the four (4) fiscal quarter period ending on the Statement Date iii.Total Leverage Ratio (2.a.(i)/2.a(ii))	$ $ _______ to 1.00
b. Required:	Not greater than 3.50 to 1.00

    Schedule A to Exhibit D - Form of Compliance Certificate    Page 1

ANNEX 1

FINANCIAL STATEMENTS

    Annex 1 to Financial Statements    Page 1

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended to date, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation the Letters of Credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:        ________________________________
                ______________________________
2.    Assignee[s]:        ______________________________
                ______________________________
3.    Borrower:        SUPERIOR PIPELINE COMPANY, L.L.C.,
4.    Administrative Agent:    BOKF, NA dba Bank of Oklahoma, as the administrative agent under the Credit Agreement
3 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
4 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
5 Select as appropriate.
6 Include bracketed language if there are either multiple Assignors or multiple Assignees.
Exhibit E – Form Of Assignment and Acceptance Agreement– Page 1

5.    Credit Agreement:    Amended and Restated Credit Agreement dated as of April 29, 2022, by and among SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company, its Subsidiaries (as defined therein), the Lenders from time to time party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent and collateral agent for the Lenders and as Issuing Lender.
6.    Assigned Interest[s]: Revolving Credit Loan

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Revolving Credit Commitment for all Lenders[9]	Amount of Revolving Credit Commitment Assigned	Percentage Assigned of Revolving Credit Commitment[10]	Amount of Revolving Credit Loans Assigned	CUSIP Number
		$	$	%	$
		$	$	%	$
		$	$	%	$

7.    Trade Date:        ______________]11
[Page break]

7 List each Assignor, as appropriate.
8 List each Assignee, as appropriate.
9 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
11 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
Exhibit E – Form Of Assignment and Acceptance – Page 2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance are hereby agreed to:
ASSIGNOR[S]12

[NAME OF ASSIGNOR]

By:______________________________
Title:
[NAME OF ASSIGNOR]

By:______________________________
Title:
ASSIGNEE[S]13

[NAME OF ASSIGNEE]

By:______________________________
Title:
Domestic Lending Office:

[NAME OF ASSIGNEE]

By:______________________________
Title:
Domestic Lending Office:

Consented to and Accepted:

BOKF, NA dba Bank of Oklahoma, as
Administrative Agent

12 Add additional signature blocks as needed.
13 Add additional signature blocks as needed.
Exhibit E – Form Of Assignment and Acceptance – Page 3

By:_________________________________
Name: ___________________________
Title: ____________________________

[Consented to:]14
SUPERIOR PIPELINE COMPANY, L.L.C.,
By:_________________________________
Name: ___________________________
Title: ____________________________
14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
Exhibit E – Form Of Assignment and Acceptance – Page 4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

    1. Representations and Warranties.
    1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
    1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.08(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.08(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Lender described in Section 3.05(b) of the Credit Agreement, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
    2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
    3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one
ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT    Page 1

instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Oklahoma.
ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT    Page 2

EXHIBIT F

FORM OF JOINDER AGREEMENT

    This JOINDER AGREEMENT (this “Agreement”), dated as of [____], 20[__], is executed by [NEW SUB], a [STATE] [ENTITY] (“New Subsidiary” and BOKF, NA DBA BANK OF OKLAHOMA, in its capacity as Administrative Agent (defined below).

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 29, 2022 (as further amended, modified or supplemented, the “Credit Agreement”), between SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (“Borrower”), its Subsidiaries (as defined therein), the lenders from time to time party thereto (collectively, the “Lenders”), and BOKF, NA dba Bank of Oklahoma as administrative agent and collateral agent for the Lenders (collectively, in such capacities, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Reference is further made to that certain Amended and Restated Pledge and Security Agreement dated as of even date with the Credit Agreement (as the same may hereafter be further amended, amended and restated, modified or supplemented, the “Pledge and Security Agreement”) by the Debtors (as defined in the Pledge and Security Agreement) in favor of Administrative Agent.

RECITALS

A.    New Subsidiary was formed and is existing pursuant to that certain [Certificate of Formation], dated [____], 20[__] (as it may be restated, modified, amended or supplemented from time to time), and is governed by that certain [Operating Agreement], dated as of [____], 20[__] (as it may be restated, modified, amended or supplemented from time to time).

B.    New Subsidiary is a Subsidiary of Borrower.

C.    New Subsidiary agrees that it will receive valuable benefits from the Credit Agreement and the extensions of credit from time to time granted thereby and desires to guarantee the Secured Obligations, including without limitation, the Loans.

D.    New Subsidiary hereby agrees with Administrative Agent, for the benefit of the Lenders, as follows:

AGREEMENTS

1.    By executing and delivering this Agreement, New Subsidiary hereby becomes a party to the Credit Agreement as a Guarantor thereunder (in accordance with Article XI thereof) and to the Pledge and Security Agreement as a Debtor thereunder, with the same force and effect as if originally named as a Guarantor or Debtor therein and affirms all representations and warranties therein applicable to New Subsidiary as a Guarantor and Debtor. Without limiting the generality of the foregoing, New Subsidiary hereby expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement, including the guaranty of the Secured Obligations pursuant to Article XI thereof, and a Debtor under the Pledge and Security Agreement and expressly grants to Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a security interest in all Collateral (as defined in the Pledge and Security Agreement) owned by the New Subsidiary to secure the Secured Obligations. New Subsidiary hereby represents and warrants that each of the covenants and agreements contained in the Credit Agreement and the Pledge and Security Agreement, respectively, is true and correct on and as of the date hereof (after giving effect to this Agreement) as if made on and as of such date.

2.    New Subsidiary (a) confirms that it has received a copy of the Credit Agreement, the Pledge and Security Agreement, and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement and to become a party to the Credit Agreement and Pledge and Security Agreement, (b) agrees that it will, independently and without reliance upon any other Loan Party, the Administrative Agent or any Lender, and based on such documents and
EXHIBIT F – FORM OF JOINDER AGREEMENT    Page 1

information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Credit Agreement and Pledge and Security Agreement, and (c) ratifies and agrees that it will perform all of the obligations required to be performed by it as a Guarantor under the Credit Agreement and a Debtor under the Pledge and Security Agreement.

3.    New Subsidiary represents and warrants that (a) the exact legal name of New Subsidiary is reflected on the signature page hereof, (b) the jurisdiction of formation, organization, or incorporation, as applicable of New Subsidiary is [____], and (c) its principal office, chief executive office and principal place of business is [____].

3.    This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent that federal laws of the United States of America apply.

4.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (in accordance with Section 13.11(b) of the Credit Agreement) shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

5.    THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXHIBIT F – FORM OF JOINDER AGREEMENT    Page 2

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the day and year first written above.

NEW SUBSIDIARY:

[NEW SUBSIDIARY]
a [State] [Entity]

By:
Name:
Title:
Acknowledged and Agreed:

BOKF, NA DBA BANK OF OKLAHOMA,
as Administrative Agent

By:
    Name:
    Title:

EXHIBIT F – FORM OF JOINDER AGREEMENT    Page 3

EXHIBIT G

PREPAYMENT NOTICE

Reference is made to that certain Amended and Restated Credit Agreement dated as of April 29, 2022 (as may be amended, modified, renewed or restated from time to time, the “Agreement”), by and among SUPERIOR PIPELINE COMPANY, L.L.C., a Delaware limited liability company (“Borrower”), its Subsidiaries (as defined therein), BOKF, NA dba Bank of Oklahoma, as Administrative Agent, and the financial institutions from time to time party thereto (the “Lenders”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.
The Borrower is prepaying Revolving Credit Loans as follows:
1.    Revolving Credit Loans outstanding prior to the prepayment referred to herein: $__________
2.    Amount of prepayment15: $__________
3.    Date of prepayment: _______________, 20__.
4.    Type of Revolving Credit Loan and amount to which prepayment applies:
(a)    Base Rate Loan for $__________
(b)    Adjusted Term SOFR Rate Loan with Interest Period of:
(i)    one month             $__________
(ii)    three months            $__________
(iii)    six months             $__________
(iv)    twelve months            $__________

[This notice of prepayment is delivered in connection with a refinancing of the entire Obligations under this Agreement. This notice of prepayment is contingent upon the consummation of such refinancing and may be revoked by Borrower in the event such refinancing is not consummated.]
The prepayment referred to herein complies with Section 2.04 of the Agreement.
IN WITNESS WHEREOF this instrument is executed as of ______________, 20__.
    SUPERIOR PIPELINE COMPANY, L.L.C.,
    a Delaware limited liability company

    By:
    Name:
    Title:
15 For Term Benchmark Loans in minimum principal amounts of $200,000 or any multiple integrals of $100,000 in excess thereof plus any breakage fees in accordance with Section 2.04 of the Agreement.
For Base Rate Loans, in minimum principal amounts of $200,000, or multiple integrals of $100,000 in excess thereof, unless the amount of the Base Rate Loans is less than $200,000, then such prepayments shall be equal to the ten outstanding amount of the Base Rate Loans.
Exhibit G – Prepayment Notice    Page 1

EXHIBIT H

FORM OF ACCORDION EXERCISE REQUEST

[DATE]

BOKF, NA dba Bank of Oklahoma, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined) under that certain Amended and Restated Credit Agreement dated as of April 29, 2022 (as the same may be amended, modified or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Unless otherwise defined in this Accordion Exercise Request, capitalized terms used herein shall have the respective meanings assigned to such terms defined in the Credit Agreement. In accordance with Section 2.14 of the Credit Agreement, Borrower hereby notifies you that it elects to increase the Revolving Credit Commitment Amount to $________ (the “Accordion”). The desired effectiveness date of the Accordion is ___________, 20__.

In connection with the Accordion elected hereby, Borrower hereby represents, warrants, and certifies to Administrative Agent, for the benefit of the Lenders, that:

(a)    as of the date of the Accordion requested herein, each representation and warranty made by Borrower in Article VI of the Credit Agreement and the other Loan Documents will be true and correct in all material respects, with the same force and effect as if made on and as of such date; provided that, to the extent that such representations and warranties expressly refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, or unless qualified by a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects;

(b)    both immediately before and after giving effect to the requested Accordion, no Default or Event of Default has occurred and is continuing on the date hereof;

(c)    on the date of the requested Accordion, after giving effect thereto, the aggregate amount of all Accordions are less than or equal to $65,000,000.00; and

(d)    attached hereto on Annex A are the true and correct resolutions of the board of directors of Borrower authorizing the Accordion and Borrower’s ability to borrow thereunder.

    Exhibit H – Form of Accordion Exercise Request    Page 1

    SUPERIOR PIPELINE COMPANY, L.L.C.,
    a Delaware limited liability company

    By:
    Name:
Title:
    Exhibit H – Form of Accordion Exercise Request    Page 2

ANNEX A

Borrower’s Resolutions

SCHEDULE I
Security Documents as of the Closing Date

1.Amended and Restated Pledge and Security Agreement, dated as of the date hereof, by Borrower and each Subsidiary in favor of Administrative Agent, and related UCC-1 financing statements.
2.The following Existing Security Documents of record:
A.SCHEDULE OF FILINGS – OKLAHOMA

MORTGAGE WITH POWER OF SALE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (Fee and Leasehold)
Recording Office	Recording Date	Instr. No.	Book / Page
Canadian County, Oklahoma	March 25, 2019	R 2019 6959	4871 / 530
Garfield County, Oklahoma	March 26, 2019	2854	2424 / 496
Grady County, Oklahoma	March 21, 2019	2019-004454	5562 / 115
Grant County, Oklahoma	April 2, 2019	I-2019-000368	752 / 352
Kay County, Oklahoma	March 21, 2019	I-2019-001978	1801 / 555
Kingfisher County, Oklahoma	March 25, 2019	I-2019-002559	3214 / 316
Logan County, Oklahoma	March 25, 2019	I-2019-002433	2855 / 76
Noble County, Oklahoma	April 1, 2019	I-2019-000671	838 / 451
Oklahoma County, Oklahoma	April 1, 2019	20190401010415870	RE13985 / 883
Osage County, Oklahoma	March 22, 2019	I-2019-001947	1713 / 168

MORTGAGE WITH POWER OF SALE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (Transmitting-Gathering)
Recording Office	Recording Date	Instr. No.	Book / Page
Canadian County, Oklahoma	March 25, 2019	R 2019 6958	4871 / 495
Garfield County, Oklahoma	March 26, 2019	2855	2424 / 531
Grady County, Oklahoma	March 21, 2019	2019-004454	5562 / 155
Grant County, Oklahoma	April 2, 2019	I-2019-000369	752 / 391
Kay County, Oklahoma	March 21, 2019	I-2019-001979	1801 / 601
Kingfisher County, Oklahoma	March 25, 2019	I-2019-002560	3214 / 351
Logan County, Oklahoma	March 25, 2019	I-2019-002434	2855 / 109
Noble County, Oklahoma	April 1, 2019	I-2019-000672	838 / 490
Oklahoma County, Oklahoma	April 1, 2019	20190401010415880	RE13985 / 922
Osage County, Oklahoma	March 22, 2019	I-2019-001948	1713 / 206

Schedule I

UCC FINANCING STATEMENTS
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Pipeline Company, L.L.C.	OK SOS	March 13, 2019	40209170002
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Appalachian Pipeline, L.L.C.	Oklahoma County, OK	May 10, 2018	20180510020479120
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Pipeline Texas, L.L.C.	Oklahoma County, OK	May 10, 2018	20180510020479140

B.SCHEDULE OF FILINGS – TEXAS

MORTGAGE WITH POWER OF SALE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (Fee and Leasehold)
Recording Office	Recording Date	Instr. No.	Book / Page
Hardin County, Texas	March 7, 2019	2019-93086	N/A
Hemphill County, Texas	March 7, 2019	074575	N/A
Polk County, Texas	March 7, 2019	2019-2197	929
Roberts County, Texas	March 7, 2019	050678	N/A
Tyler County, Texas	March 7, 2019	19-658	1211 / 659

MORTGAGE WITH POWER OF SALE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (Transmitting-Gathering)
Recording Office	Recording Date	Instr. No.	Book / Page
Hardin County, Texas	March 7, 2019	2019-93087	N/A
Hemphill County, Texas	March 7, 2019	074576	N/A
Polk County, Texas	March 7, 2019	2019-2198	001
Roberts County, Texas	March 7, 2019	050679	346 / 65
Tyler County, Texas	March 7, 2019	19-659	1211 / 713

Schedule I

UCC FINANCING STATEMENT (Fee and Leasehold)
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Pipeline Company, L.L.C.	TX SOS	March 11, 2019	19-0008835428 873735150002
UCC FINANCING STATEMENT (Transmitting-Gathering)
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Pipeline Company, L.L.C.	TX SOS	March 7, 2019	19-0008368601 873007630002
C.SCHEDULE OF FILINGS – PENNSYLVANIA

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (Fee and Leasehold)
Recording Office	Recording Date	Instr. No.	Book / Page
Allegheny County, Pennsylvania	August 21, 2018	2018-57244	M-49658 / 119
Butler County, Pennsylvania	August 22, 2018	201808220017282	N/A
Centre County, Pennsylvania	August 23, 2018	02221-0291	N/A

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (Transmitting Gathering)
Recording Office	Recording Date	Instr. No.	Book / Page
Allegheny County, Pennsylvania	August 21, 2018	2018-57258	M-49658 / 224
Butler County, Pennsylvania	August 22, 2018	201808220017281	N/A
Centre County, Pennsylvania	August 23, 2018	02221-0285	N/A

D.SCHEDULE OF FILINGS – DELAWARE

UCC FINANCING STATEMENT
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Pipeline Company, L.L.C.	DE SOS	May 10, 2018	20183191224
UCC FINANCING STATEMENT (Transmitting Utility)
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Superior Pipeline Company, L.L.C.	DE SOS	May 10, 2018	20183192263

Schedule I

UCC FINANCING STATEMENT
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Preston County Gas Gathering, L.L.C.	DE SOS	May 10, 2018	20183191380
UCC FINANCING STATEMENT (Transmitting Utility)
Secured Party	Debtor	Recording Office	Recording Date	Instr. No.
BOFK, NA dba Bank of Oklahoma, as Administrative Agent	Preston County Gas Gathering, L.L.C.	DE SOS	May 10, 2018	20183192495

Schedule I

SCHEDULE 1.02
Existing Letters of Credit

Schedule 1.02

SCHEDULE 2.01
Pro Rata Shares

Lender	Title	Revolving Credit Commitment	Pro Rata Share %
BOKF, N.A. dba Bank of Oklahoma	Administrative Agent & Joint Lead Arranger	$27,500,000.00	20.370370%
Toronto-Dominion Bank, New York Branch	Joint Lead Arranger	$27,500,000.00	20.370370%
Cadence Bank		$20,000,000.00	14.814815%
UMB Bank, N.A.		$20,000,000.00	14.814815%
Arvest Bank		$15,000,000.00	11.111111%
First Oklahoma Bank		$10,000,000.00	7.407407%
Mabrey Bank		$7,500,000.00	5.555556%
MapleMark Bank		$7,500,000.00	5.555556%
Total		$135,000,000.00	100.000000%

Schedule 2.01

SCHEDULE 6.01
Organizational Chart of Borrower and its Subsidiaries
Schedule 6.01

SCHEDULE 6.10
Gathering Agreements and other Material Contracts

Schedule 6.10

SCHEDULE 6.12
Imbalances; Take or Pay

None.
Schedule 6.01

SCHEDULE 8.01(a)
Permitted Liens
Statutory first priority Liens in favor of mineral, royalty, and/or working interest owners applicable to Hydrocarbon products and proceeds from the sale thereof.

Schedule 8.01(a)

SCHEDULE 8.04
Permitted Investments

None.
Schedule 8.04

SCHEDULE 8.15
Material Real Property on the Closing Date

The following Material Real Property includes Borrower’s and any Loan Party’s real property interests upon which the following described natural gas Gathering Systems, and associated pipelines, appurtenances, fixtures, and surface sites are situated:
Superior Pipeline Company, L.L.C. Gathering Systems
1.Bellmon System     (Grant, Kay, Noble, Garfield and Osage Counties, Oklahoma)
2.Cashion System     (Canadian, Oklahoma, Logan, and Kingfisher Counties, Oklahoma)
3.Minco System     (Canadian, Grady, and Oklahoma Counties, Oklahoma)
4.Panola System     (Latimer County, Oklahoma)
5.Perkins System     (Payne, Logan, and Lincoln Counties, Oklahoma)
6.Reno System     (Reno County, Kansas)
7.Segno System     (Hardin, Polk, and Tyler Counties, Texas)

Superior Pipeline Texas, L.L.C. Gathering Systems
1.Hemphill System     (Hemphill and Roberts Counties, Texas)

Superior Appalachian Pipeline, L.L.C.
1.Brookfield System        (Tioga County, Pennsylvania)
2.Bruceton Mills System    (Preston County, West Virginia)
3.Pittsburgh Mills System    (Allegheny and Butler Counties, Pennsylvania)
4.Snow Shoe System        (Centre County, Pennsylvania)

Superior Pipeline Kansas, L.L.C.
1.Cheney System        (Barber, Clark, Comanche, Edwards, Ford, Harper, Kingman, Kiowa, Pratt, Reno, and Stafford Counties, KS and Woods Count, OK)

IDENTIFYING INFORMATION

For each of the Gathering Systems above, this Schedule 8.15 identifies certain information about the granting instruments (“Identifying Information”) specific to the real property interests identified below (ie. NGL Line, Residue Line, Trunk Line, etc.) for each Gathering System:

Superior Pipeline Company, L.L.C. Gathering Systems
Bellmon System:
I.NGL Line
II.Residue Line
III.North Trunk Line
IV.South Trunk Line
V.All surface sites (owned or leased)

Cashion System:
•All surface sites (owned or leased)

Minco System:
I.All surface sites (owned or leased)

Panola System:
I.All surface sites (owned or leased)

Perkins System:
I.All surface sites (owned or leased)

Reno System:
Schedule 8.15 – Page 1 of 42

I.All surface sites (owned or leased)

Segno System:
•Trunk Line
•All surface sites (owned or leased)

Superior Pipeline Texas, L.L.C. Gathering Systems
Hemphill System:
I.Buffalo Wallow Trunk Line
II.Mendota Trunk Line
III.North Trunk Line
IV.All surface sites (owned or leased)

Superior Appalachian Pipeline, L.L.C. Gathering Systems
Brookfield System:
I.All pipelines
II.All surface sites (owned or leased)

Bruceton Mills System:
I.All pipelines
II.All surface sites (owned or leased)

Pittsburgh Mills System:
I.All pipelines
II.All Surface Sites (owned or leased)

Snow Shoe System:
I.All pipelines
II.All surface sites (owned or leased)

Superior Pipeline Kansas, L.L.C.
Cheney System
I.All surface sites (owned or leased)

For purposes of the above descriptions, Trunk Lines are generally described as the main arterial pipelines of the applicable System or a portion thereof, excluding all gathering pipelines associated with individual well connects. The NGL and Residue Lines on the Bellmon System refer to the pipelines downstream of the processing plant that deliver NGLs and Residue Gas, respectively to third party downstream pipelines.

Rights-of-Way/Easements & Surface Leases:

SUPERIOR PIPELINE COMPANY, L.L.C. GATHERING SYSTEMS

BELLMON SYSTEM

Surface Site(s)
Schedule 8.15 – Page 2 of 42

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Edward F. Gregory, Et al.	Superior Pipeline Company, LLC	N/2 NW/4 Address: 14120 S. 124th Tonkawa, OK 74653	28	25N	2W	Kay	OK
The Billy Joe Nimmo & Phyllis June Nimmo Revocable Living Trust	Superior Pipeline Company, L.L.C.	NW/4	13	25N	3E	Osage	OK
Terry D. Hall and Rosalie A. Hall	Superior Pipeline Company, L.L.C.	N/2 NW/4	23	28N	2W	Kay	OK
The Frances Toews Living Trust	Superior Pipeline Company	N/2 NW/4	2	24N	3W	Garfield	OK
Cam M. Steele and Wah-Leeta Steele	Superior Pipeline Company, L.L.C.	SE/4	11	25N	5E	Osage	OK
John W. Meikle	Superior Pipeline Company, L.L.C.	SW/4	10	24N	4W	Garfield	OK
Sharon Meikle	Superior Pipeline Company, L.L.C.	SW/4	10	24N	4W	Garfield	OK
Calvin Steinberger, General Partner of Steinberger Ranch	Superior Pipeline Company, L.L.C.	NE/4	2	25N	5E	Osage	OK
Clinton D. Oller, individually and as Remainderman of the Gary A. Goodhart Life Estate and Candy S. Oller	Superior Pipeline Company, L.L.C.	SE/4	5	24N	2W	Noble	OK
The Gary A. Goodhart Life Estate	Superior Pipeline Company, L.L.C.	SE/4	5	24N	2W	Noble	OK
Harvey D. Yost II, Trustee of the M. Sidney Yost Marital Testamentary Trust	Superior Pipeline Company, L.L.C.	NW/4 NW/4 NW/4	33	24N	2W	Noble	OK

NGL Line

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Range Resources-Midcontinent, LLC.	Superior Pipeline Company, LLC	SW/4 SW/4	21	25N	2W	Kay	OK
Allene Mc Millen Residuary Trust, Allene Mc Millen, Trustee	Superior Pipeline Company, LLC	SE4	20	25N	2W	Kay	OK
Ethel M. & Barbara A. Strome, C/O Scott Strome	Superior Pipeline Company, LLC	N2 SW4	20	25N	2W	Kay	OK
Schedule 8.15 – Page 3 of 42

Randy S. (Steve) Tautfest	Superior Pipeline Company, LLC	W2 NW4	20	25N	2W	Kay	OK
Robert L. Jr. & Rosalie Evans	Superior Pipeline Company, LLC	NE4	19	25N	2W	Kay	OK
Allene Mc Millen Residuary Trust, Allene Mc Millen, Trustee	Superior Pipeline Company, LLC	Lots 1&2 E/2 NW/4 19-25N-R2W	19	25N	2W	Kay	OK
Charles & Kathlyn Reynolds, Trustees	Superior Pipeline Company, LLC	NE4	24	25N	3W	Grant	OK
Kathlyn Ann Reynolds, et al C/O Richard D. Christman (Wood)	Superior Pipeline Company, LLC	NE4	24	25N	3W	Grant	OK
Bonnie Muegge	Superior Pipeline Company, LLC	NW4	24	25N	3W	Grant	OK
Michael L. & Cindy R. Bobbitt	Superior Pipeline Company, LLC	E2 NW4, NE4 NE4, S2 NE4	23	25N	3W	Grant	OK
Don E. & Bonnie M. Muegge muegdon@pldi.net	Superior Pipeline Company, LLC	W2 NW4 NE4	23	25	3	Grant	OK
Don E. & Bonnie M. Muegge	Superior Pipeline Company, LLC	SW4 SE4	14	25N	3W	Grant	OK
Jeffrey D. & Joy L. Scott	Superior Pipeline Company, LLC	SW4	14	25N	3W	Grant	OK
Clay A. Muegge, C/O Bonnie Muegge	Superior Pipeline Company, LLC	SE4	15	25N	3N	Grant	OK
Don & Bonnie Muegge	Superior Pipeline Company, LLC	E2 SW4	15	25N	3W	Grant	OK
Amy Saxon etal	Superior Pipeline Company, LLC	W2 SW4	15	25N	3W	Grant	OK
Bonnie M. & Clay A. Muegge	Superior Pipeline Company, LLC	E2 SE4	16	25N	3W	Grant	OK
Tary Davis Revocable Trust	Superior Pipeline Company, LLC	W2 SE4	16	25N	3W	Grant	OK
Don E. Muegge	Superior Pipeline Company, LLC	SW	16	25N	3W	Grant	OK
Chad & Clay Muegge, c/o Bonnie Muegge	Superior Pipeline Company, LLC	SE	17	25N	3W	Grant	OK
Bryan & Nancy Kugel, Co-Trustees	Superior Pipeline Company, LLC	SW	17	25N	3W	Grant	OK
Schedule 8.15 – Page 4 of 42

Don E. & Bonnie M. Muegge	Superior Pipeline Company, LLC	SE4	18	25N	3W	Grant	OK
Don E. Muegge	Superior Pipeline Company, LLC	NE4	18	25N	3W	Grant	OK
Fred A. & Sandra R. Mack	Superior Pipeline Company, LLC	Lot 11 & S2 SE4	7	25N	3W	Grant	OK
Bryan & Nancy Kugel, Co-Trustees	Superior Pipeline Company, LLC	Lot 12 SW4	7	25N	3W	Grant	OK
Sharon B. Goodwin	Superior Pipeline Company, LLC	Lots 3 - 5 SW4	7	25N	3W	Grant	OK
Fran & Anne Gerszewski	Superior Pipeline Company, LLC	SE4 SW4	12	25N	4W	Grant	OK
Kay County Rural water District # 6, ( changing to Garfield)	Superior Pipeline Company, LLC	W2 SW4	12	25N	4W	Grant	OK
Harold L. & Margaret Lutes	Superior Pipeline Company, LLC	Lot 1 NW & E2 SE4	11	25N	4W	Grant	OK
Merle Hardwick	Superior Pipeline Company, LLC	E100AC NE4	11	25N	4W	Grant	OK
Roscoe Ray Grimes	Superior Pipeline Company, LLC	W 60ac NE4	11	25N	4W	Grant	OK
Frank D. & Sandra L. Kirby, etal	Superior Pipeline Company, LLC	N2 NW4	11	25N	4W	Grant	OK
Frank D. and Sandra L. Kirby	Superior Pipeline Company, LLC	SW4	2	25N	4W	Grant	OK
Kyle Kirby	Superior Pipeline Company, LLC	S2 SE4	3	25N	4W	Grant	OK
Betty L. & Joseph A. Prilliman, Co-Trustees of The Prilliman Family Trust	Superior Pipeline Company, LLC	PT. SW4 see comment	3	25N	4W	Grant	OK
Kirby Farms, Inc.	Superior Pipeline Company, LLC	SE 4	4	25N	4W	Grant	OK
Frank Kirby, ETAL	Superior Pipeline Company, LLC	N/2 SW 4	4	25N	4W	Grant	OK
Malcolm G. Lamb Trust etal, C/O Malcomb G. Lamb	Superior Pipeline Company, LLC	NW4	4	25N	4W	Grant	OK
Malcolm G. Lamb, Trustee of the Malcolm G. Lamb Trust	Superior Pipeline Company, LLC	SW4	33	26N	4W	Grant	OK
Schedule 8.15 – Page 5 of 42

James L. Anderson, Edith & Larry Dean Baker	Superior Pipeline Company, LLC	SE4	32	26N	4W	Grant	OK
Cardwell Family Trust, Phillip Cardwell, Trustee	Superior Pipeline Company, LLC	NE4	32	26N	4W	Grant	OK
Bonnie M. Muegge etal	Superior Pipeline Company, LLC	NW4	32	26N	4W	Grant	OK
Mary Lou Crider Revoc. Trust	Superior Pipeline Company, LLC	N2 NE4 73.50 acres, less & except	31	26N	4W	Grant	OK
Edna Jolene Taylor, Life Estate etal (1/2/inerest)	Superior Pipeline Company, LLC	SE4	30	26N	4W	Grant	OK
Raymond J. and Gilbert C. Elias ( 1/2 interest)	Superior Pipeline Company, LLC	SE	30	26N	4W	Grant	OK
Norma Kirby Trust	Superior Pipeline Company, LLC	SW4	30	26N	4W	Grant	OK
Lester L. McKee, Rev. trust etal	Superior Pipeline Company, LLC	NW4	30	26N	4W	Grant	OK
Mary Fleet Brown Rine, (Terry Rine - husband)	Superior Pipeline Company, LLC	NE4	25	26N	5W	Grant	OK
C/O Robert P. Brousseau, Trustee of the Tom Brown Trust	Superior Pipeline Company, LLC	SE4	24	26N	5W	Grant	OK
Malcolm G. Lamb Trust etal, C/O Malcolm G. Lamb	Superior Pipeline Company, LLC	SW4	24	26N	5W	Grant	OK
Margaret C. Ferguson	Superior Pipeline Company, LLC	NW4	24	26N	5W	Grant	OK
Brousseau Family Rev. Trust, Robert J. & Margaret A. Brousseau	Superior Pipeline Company, LLC	NE4	23	26N	5W	Grant	OK
Marvin H. & Jeanne Bules, CO-Trustees etal	Superior Pipeline Company, LLC	SE4	14	26N	5W	Grant	OK
Russell & Melandie McKee	Superior Pipeline Company, LLC	SW4	14	26N	5W	Grant	OK
David F. Bradley Rev. Trust, David F. Bradley, Trustee	Superior Pipeline Company, LLC	NW4, L & E	14	26N	5W	Grant	OK
Lloyd Schmitz	Superior Pipeline Company, LLC	SW4	11	26N	5W	Grant	OK
Harriet Louise Lloyd, etal	Superior Pipeline Company, LLC	E 100 ac SE4	10	26N	5W	Grant	OK
Schedule 8.15 – Page 6 of 42

Albert G. McCoy, Rev. Trust	Superior Pipeline Company, LLC	W 60 ac SE4	10	26N	5W	Grant	OK
Gary L. & Barbara A. Aebi etal	Superior Pipeline Company, LLC	N2 SW4	10	26N	5W	Grant	OK
Wilma Kindred, C/O Floyd W. Stovall (Attorney)	Superior Pipeline Company, LLC	NW4	10	26N	5W	Grant	OK
Randy & Joan Kretchmar	Superior Pipeline Company, LLC	NE4	9	26N	5W	Grant	OK
Indian Hills Farm LLC., C/O Bruce Kolarik	Superior Pipeline Company, LLC	SE4 & SW4	4	26N	5W	Grant	OK
Roland Hula etal	Superior Pipeline Company, LLC	SE4	5	26N	5W	Grant	OK
Randolph Kretchmar & Joan	Superior Pipeline Company, LLC	SW4 & NW4 lying east of Hwy 81	5	26N	5W	Grant	OK
Randolph Kretchmar & Joan	Superior Pipeline Company, LLC	NW4 lying west of Hwy 81	5	26N	5W	Grant	OK

Residue Line

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Roy C Fath, Life Estate	Superior Pipeline Company, LLC	SE/4, Less Tract	23	25N	02W	Kay	OK
Lindy H. Combrink Gary Combrink	Superior Pipeline Company, LLC	SW/4	23	25N	02W	Kay	OK
Skipper Haan Living Trust	Superior Pipeline Company, LLC	SE/4	22	25N	02W	Kay	OK
Steven W Skipper	Superior Pipeline Company, LLC	SE/4	22	25N	02W	Kay	OK
Anna Skipper	Superior Pipeline Company, LLC	SE/4	22	25N	02W	Kay	OK
Linda Kay (Trotter) Moore	Superior Pipeline Company, LLC	SE/4	22	25N	02W	Kay	OK
David F. Skipper	Superior Pipeline Company, LLC	SE/4	22	25N	02W	Kay	OK
Allene McMillen Residuary Trust	Superior Pipeline Company, LLC	SW/4	22	25N	02W	Kay	OK
John Barnhart Jr. Delores Barnhart	Superior Pipeline Company, LLC	E/2 SE/4	21	25N	02W	Kay	OK
Edward F. Gregory Phyllis N. Gregory	Superior Pipeline Company, LLC	N/2	28	25N	02W	Kay	OK

North Trunk Line

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Edward F. Gregory Phyllis N. Gregory	Superior Pipeline Company, LLC	NW/4	28	25N	2W	Kay	OK
Schedule 8.15 – Page 7 of 42

Range Resources-MidContinent, L.L.C.	Superior Pipeline Company, LLC	SW/4 SW/4	21	25N	2W	Kay	OK
Richard L. Wyler, Jr.	Superior Pipeline Company, LLC	NW/4 SW/4	21	25N	2W	Kay	OK
Richard D. and Dorothy T. Christman 1994 Management Trust Richard D. Christman, Trustee	Superior Pipeline Company, LLC	W/2 NW/4	21	25N	2W	Kay	OK
William D. Wood Living Trust William D. Wood, Trustee	Superior Pipeline Company, LLC	W/2 NW/4	21	25N	2W	Kay	OK
Angela Jane Wood	Superior Pipeline Company, LLC	W/2 NW/4	21	25N	2W	Kay	OK
Mathew Joseph Wood	Superior Pipeline Company, LLC	W/2 NW/4	21	25N	2W	Kay	OK
Commissioners of the Land Office	Superior Pipeline Company, LLC	All	16	25N	2W	Kay	OK
J.D. Lyall Willa M. Lyall	Superior Pipeline Company, LLC	SE/4	9	25N	2W	Kay	OK
Joel Roth	Superior Pipeline Company, LLC	Lots 5, 6, 7 & 8 Laying in the S/2	9	25N	2W	Kay	OK
Robyn L. Nickerson	Superior Pipeline Company, LLC	Lots 1, 2, 3 & 4 In the N/2 of	9	25N	2W	Kay	OK
Ron Kreger	Superior Pipeline Company, LLC	Lots 1, 2, 3 & 4 In the N/2 of	9	25N	2W	Kay	OK
Edna Rose Mary Zimmerman c/o Ralph Phelleps	Superior Pipeline Company, LLC	E/2 SE/4	4	25N	2W	Kay	OK
Glenn S. Kreger Testamentary Trust Joe R. Kreger, Trustee	Superior Pipeline Company, LLC	NE/4	4	25N	2W	Kay	OK
Joe R. Kreger	Superior Pipeline Company, LLC	NE/4	4	25N	2W	Kay	OK
Charles K. Gilbert and Iva M. Gilbert Revocable Living Trust, Charles K. Gilbert, Trustee Iva M. Gilbert, Trustee	Superior Pipeline Company, LLC	NW/4, less tract beg. 497' East of NW/C NW/4	3	25N	2W	Kay	OK
David D. Fruits Melissa J. Fruits	Superior Pipeline Company, LLC	SW/4, less 3.15 acre tract beg. NW/C SW/4	34	26N	2W	Kay	OK
Beverly J. Frazier	Superior Pipeline Company, LLC	SW/4, less 3.15 acre tract beg. NW/C SW/4	34	26N	2W	Kay	OK
R. Bersche Cronin LTD Partnership Robert B. Cronin	Superior Pipeline Company, LLC	W/2 SE/4	34	26N	2W	Kay	OK
Cartwright Family Trust Guy G. Cartright, Trustee Cheryll A. Cartwright, Trustee	Superior Pipeline Company, LLC	E/2 SE/4 (Lot 1 & SE/4 SE/4) Lot 11 SW/4	34 35	26N	2W	Kay	OK
Schedule 8.15 – Page 8 of 42

Roger John Halchin	Superior Pipeline Company, LLC	Lots 1&2 in NW/4 & W/2 NW/4 NW/4	35	26N	2W	Kay	OK
William Nicholas Halchin	Superior Pipeline Company, LLC	Lots 1&2 in NW/4 & W/2 NW/4 NW/4	35	26N	2W	Kay	OK
King Family Trust Robert King Trustee Sondra King Trustee	Superior Pipeline Company, LLC	Lots 1&2 in NW/4 & W/2 NW/4 NW/4	35	26N	2W	Kay	OK
Clark H. and Ruth Ann McKee Living Trust Clark H. McKee, Trustee Ruth Ann McKee, Trustee	Superior Pipeline Company, LLC	SW/4	26	26N	2W	Kay	OK
South Trunk Line

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Edward F. Gregory and Phyllis N. Gregory	Superior Pipeline Company, LLC	W/2	28	25N	02W	Kay	OK
M.H. Williams and Ruth Williams	Superior Pipeline Company, LLC	NW/4 NW/4 NE/4	33 32	25N 25N	02W 02W	Kay	OK
Robert W. Upham and Jimmie V. Upham	Superior Pipeline Company, LLC	SE/4	32	25N	02W	Kay	OK
Albert Beebe and Jeroldine Beebe	Superior Pipeline Company, LLC	Lot One (1) and SE/4 NE/4	5	24N	02W	Kay	OK
Gary A. Goodhart Life Estate	Superior Pipeline Company, LLC	SE/4	5	24N	02W	Noble	OK
Gary A. Goodhart Life Estate	Superior Pipeline Company, LLC	SE/4	5	24N		Noble	OK
Clinton D. Oller and Candy S. Oller	Superior Pipeline Company, LLC	SE/4	5	24N	02W	Noble	OK
Clinton D. Oller and Candy S. Oller	Superior Pipeline Company, LLC	SE/4	5	24N	02W	Noble	OK
Gary A. Goodhart Life Estate	Superior Pipeline Company, LLC	SE/4	5	24N	02W	Noble	OK
Clinton D Oller	Superior Pipeline Company, LLC	SE/4	5	24N	02W	Noble	OK
Estle C. Smith, Life Estate	Superior Pipeline Company, LLC	SW/4	4	24N	02W	Noble	OK
Odenwald Farms, Inc.	Superior Pipeline Company, LLC	N/2 NW/4	9	24N	02W	Noble	OK
L.P. Jeter	Superior Pipeline Company, LLC	S/2 NW/4	9	24N	02W	Noble	OK
Schedule 8.15 – Page 9 of 42

Glenda Sue Jennings	Superior Pipeline Company, LLC	SW/4	9	24N	02W	Noble	OK
Dupy Family Land Trust	Superior Pipeline Company, LLC	W/2 W/2 W/2 NW/4	16	24N	02W	Noble	OK
Carl Katschor Stumpff Trust	Superior Pipeline Company, LLC	SW/4	16	24N	02W	Noble	OK
Tracy L. Carter	Superior Pipeline Company, LLC	NW/4 NW/4 NE/4	21	24N	02W	Noble	OK
M.H. Williams and Ruth Williams	Superior Pipeline Company, LLC	NE/4	20	24N	02W	Noble	OK
The Jerry L. Sparks Family Trust, dated April 5, 1999	Superior Pipeline Company, LLC	E/2 NE/4	29	24N	02W	Noble	OK
Carrie Joe Boyer and Greg Boyer	Superior Pipeline Company, LLC	SE/4	29	24N	02W	Noble	OK
Lee Cord Sparks	Superior Pipeline Company, LLC	SE/4	29	24N	02W	Noble	OK
Melvin M Howry	Superior Pipeline Company, LLC	S/2 SW/4	28	24N	02W	Noble	OK
Melvin M Howry	Superior Pipeline Company, LLC	S/2 SW/4	28	24N	02W	Noble	OK
M Sidney Yost Marital Testamentary Trust	Superior Pipeline Company, LLC	NW/4	33	24N	02W	Noble	OK
Range Resources-MidContinent, L.L.C.	Superior Pipeline Company, LLC	SW/4	33	24N	02W	Noble	OK

CASHION SYSTEM

Surface Site(s)
Schedule 8.15 – Page 10 of 42

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
ONEOK Gas Storage, L.L.C.	Superior Pipeline Company, L.L.C.	NW/4 Address: 12650 S. Council Rd Cashion, OK 73016	29	15N	4W	Logan	OK
ONEOK Gas Storage, L.L.C.	Superior Pipeline Company, L.L.C.	NW/4 Address: 12650 S. Council Rd Cashion, OK 73016	29	15N	4W	Logan	OK
ONEOK Gas Storage, L.L.C. and Michele L. Barry and David Redmond Barry	Superior Pipeline Company, L.L.C.	NW/4 Address: 12650 S. Council Rd Cashion, OK 73016	29	15N	4W	Logan	OK
Jimmy L. and Connie J. Ferris Trust	Superior Pipeline Company	SW/4 NW/4	9	14N	4W	Oklahoma	OK
Dee Anna Farland, Individually and as Trustee of the Lucille Waswo Revocable Trust dated 10-6-92	Superior Pipeline Company, L.L.C.	SW/4	32	16N	4W	Logan	OK
Walter R. Parr & Kathy L. Parr, H&W	Superior Pipeline Company, LLC	E2 NE	19	14N	04W	Oklahoma	OK
Continental Oil Company & Federal Petroleum Inc.	Mustang Fuel Corporation	NW4	36	19N	07W	Kingfisher	OK
Brad T. Knol and Rita J. Knol	Superior Pipeline Company, LLC	NW	32	16N	04W	Logan	OK
Clyde A Habben	Superior Pipeline Company, LLC	NW	11	15N	01E	Logan	OK
Briscoe Trust	Superior Pipeline Company, LLC	SE	32	14N	04W	Oklahoma	OK
Marjo Operating	Duke Energy	NE	14	15N	01E	Logan	OK
James D. Kinder	DCP Midstream	SE	21	16N	03E	Lincoln	OK

MINCO SYSTEM

Surface Sites

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Robert Lee Long and Billie June Long Revocable Living Trust, Billie June Long, Trustee	Superior Pipeline Company	NE/4 Address: 1379 County Rd 1200 Tuttle, OK 73089	7	9N	6W	Grady	OK

PANOLA SYSTEM

Surface Sites
Schedule 8.15 – Page 11 of 42

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Jessie F. Wommack and Gwen Wommack	Superior Pipeline Company, L.L.C.	SE/4 SW/4; N/2 SW/4	6	5N	21E	Latimer	OK

PERKINS SYSTEM

Surface Sites

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Jim E. Niles, Manager of Niles Cattle Company, LLC	Superior Pipeline Company, L.L.C.	NE/4 NW/4	24	17N	1E	Logan	OK
Dale Wilburn Jarvis	Berkshire Energy, LLC	S/2 SW/4 SW/4 NW/4 Address: 770625 S. 3320 Rd Perkins, OK 74059	3	16N	2E	Lincoln	OK
Chesapeake Operating, Inc.	Superior Pipeline Company, L.L.C.	S/2 SE/4 NW/4	18	18N	2E	Payne	OK

SEGNO SYSTEM

Trunk Line
Schedule 8.15 – Page 12 of 42

GRANTOR	GRANTEE	SURVEY/ABSTRACT	COUNTY	STATE	BOOK	PAGE
RMS TEXAS TIMBERLANDS I, LP	Superior Pipeline Company, LLC	Joseph H. Knapp Survey Abstract No. 383 James H. Finley Survey Abstract No. 249 W.T. Carter & Brother Survey Abstract No. 997 Seth Batson Survey Abstract No. 117 C.C. McDonald Survey Abstract No. 1033 Andreas Morales Survey Abstract No. 52	Polk	Texas	1865	1791
Rosie Lorene Carroll	Superior Pipeline Company, LLC	Mary Thomas Survey Abstract No. 75	Polk	Texas	1857	596
Gene E. Scarbrough Bennie L. Scarbrough	Superior Pipeline Company, LLC	Mary Thomas Survey Abstract No. 75	Polk	Texas	1853	62
Crown Pine Timber 1, L.P.	Superior Pipeline Company, LLC	I & G. N. RR. Survey, Section No. 33 Abstract No. 669 I. & G. N. RR. Survey, Section No. 36 Abstract No. 701 I. & G. N. RR. Survey, Section No. 34 Abstract No. 711	Polk	Texas	1869	698
RMS TEXAS TIMBERLANDS I, LP	Superior Pipeline Company, LLC	Various	Polk	Texas	1140	346
Crown Pine Timber 1, L.P.	Superior Pipeline Company, LLC	Various	Polk	Texas	2024	653

SUPERIOR PIPELINE TEXAS, L.L.C. GATHERING SYSTEMS

HEMPHILL SYSTEM

Surface Sites
Schedule 8.15 – Page 13 of 42

Grantor	Grantee	Legal	County	State
Dan Eldridge Dockray	Superior Gathering, LP	Sec. 4, Block 1 I & GN Survey Address: 15401 FM 3044 Canadian, TX 79014	Hemphill	TX
Kem Keith Carr and Marty Lee Carr	Patina BNR Corporation	SE/4, Section 55, Block M-1, H&GN RR Company Survey	Hemphill	TX
R.E. George, Jr. and Fanny Jo George	Anadarko Gathering Company	Recorded at Volume 322, Page 28	Hemphill	TX
Hobart Ranch Inc.	Superior Pipeline Texas, LLC	SW/4, Section 59, Block A1, H&GN Survey	Hemphill	TX
Isaacs Red Deer Creek Ranch LLC and David Quentin Isaacs, Jr.	Superior Pipeline Company, L.L.C.	Section 101, Block C, G&M Survey	Roberts	TX
Larry L. Risley	Superior Pipeline Texas, L.L.C.	NW/4, Section 5, Block 1 I&GN Survey	Hemphill	TX
Lucille Etheredge	Anadarko Gathering Company	Section 4, Block 1, I&GN Survey	Hemphill	TX
Jim B. Waterfield and Sandra Jean Waterfield, Trustees of the Jim and Sandra Waterfield Living Trust, Dated 12/1/2004	Superior Pipeline Company, L.L.C.	Section 102, Block C, G&M Survey	Roberts	TX

Buffalo Wallow Trunk Line

Grantor	Grantee	Legal	County	State

Dan Eldridge Dockray	Superior Pipeline Texas, LLC	NW/4, Sec. 4, Block 1 I & GN Survey	Hemphill	TX
Kayla Dockray
1114 South 4th Street
Canadian, TX. 79014

Jerel Norris Farm & Ranch LP	Superior Pipeline Texas, LLC	E/2, Sec. 4-Blk 1, I & GN Survey	Hemphill	TX
15073 FM 3044
Canadian, TX. 79014

T. D. Hobart	Superior Pipeline Texas, LLC	Sec. 60, Block A-1, H & GN Survey	Hemphill	TX
P.O. Box 381		R. Bargas Survey
Pampa, TX. 79066		Sec. 69, Blk. A-2, H & GN
E. Maxwell Survey
Schedule 8.15 – Page 14 of 42

W/2 & W/2 SE/4, Sec. 3, Block 1, I & GN Survey
E/2 & SW/4 Sec. 4, Block 1, I & GN Survey

Hobart Ranch, Inc.	Superior Pipeline Texas, LLC	Sec. 19, Block A-1, H & GN Survey	Hemphill	TX
T.D. Hobart, President (Dwight)		Sec. 22, Block A-1, H & GN Survey
P.O. Box 381		Sec. 21, Block A-1, H & GN Survey
Pampa, TX. 79066

Doug L. Lasater	Superior Pipeline Texas, LLC	NE/4, Sec. 9, Block 4, AB & M Survey	Hemphill	TX
413 Powell Street
Pampa, TX. 79065

Charles Crownover	Superior Pipeline Texas, LLC	W/2 of Sec. 8, Block 4, AB & M Survey	Hemphill	TX
Lajo Gaynelle Crownover
9408 FM 3303
Briscoe, TX. 79011

Eddie George Reames, et al	Superior Pipeline Texas, LLC	E/2 of Sec. 8, Block 4, AB & M Survey	Hemphill	TX
600 W. Foster
Pampa, TX. 79065

Carey Keeton	Superior Pipeline Texas, LLC	E/2, Sec. 56, Block M-1, H & GN Survey	Hemphill	TX
Shirley Keeton
9541 CR 13
Canadian, TX. 79014

Elvin Meadows	Superior Pipeline Texas, LLC	Sec.'s 42 & 43, Blk. M-1, H & GN Survey	Hemphill	TX
Barbara Meadows, et al
15635 FM 277
Briscoe, TX. 79011

Marty Carr, et al	Superior Pipeline Texas, LLC	S/2, Sec. 55, Blk. M-1, H & GN Survey	Hemphill	TX
Schedule 8.15 – Page 15 of 42

P.O. Box 1126
Canadian, TX. 79014

Mendota Trunk Line

Grantor	Grantee	Legal	County	State

Mary Jean Jones	Superior Pipeline Company, LLC	SW/4, Sec. 21, Blk. 1, I&GN Survey	Hemphill	TX
901 Cheryl Circle
Lawton, OK. 73501

Jerel Norris Farm & Ranch Limited Partnership	Superior Pipeline Company, LLC	Sec. 21, less 2 acres & less SW/4, Blk. 1, I&GN Survey
15073 FM 3044				TX
Canadian, TX. 79014

Sue Lynn Krehbiel	Superior Pipeline Company, LLC	Sec. 45, less 3.67 acres, Blk 1, I&GN Survey,
P.O. Box 787				TX
Canadian, TX. 79014

Meeks Family Living Trust	Superior Pipeline Company, LLC	Sections 224 & 226 ,Block C G&M&MB&A Survey
Robert D. Meeks, Trustee				TX
Zella L. Meeks, Trustee
1106 Pueblo Dr.
Richardson, TX. 75080

Frances Newell	Superior Pipeline Company, LLC	S/2 Sec. 39, D.P. Fearis Survey
415 Locust St.				TX
Canadian, TX. 79014

George Cook	Superior Pipeline Company, LLC	302.1 acres in Sec. 43, D.P. Fearis Survey, less 21.3 acres in NW/C
Dixie Flowers Cook		Sec. 41, D.P. Fearis Survey		TX
10587 U.S. Hwy 60		Sec. 42, laying West of HWY #60 & S/2 Lying East of HWY #60
Canadian, TX. 79014		D.P. Fearis Survey

Schedule 8.15 – Page 16 of 42

Sam B. Isaacs, LTD (1/2)	Superior Pipeline Company, LLC	Section 1, D S & E Survey
4300 Lime Kiln Rd.				TX
San Marcos, TX. 78666

John C. Isaacs III Ranch, LTD.	Superior Pipeline Company, LLC	Section 2, Alfred Lout Survey
15920 Marshall Dr.				TX
Canadian, TX. 79014

David Quentin Isaacs, et al	Superior Pipeline Company, LLC	Roberts County	Roberts	TX
Box 785		Sec. 9 & 10, B.S. & F. Survey
Canadian, TX. 79014		Sec. 101, Block C, G. & M. Survey
		Hemphill County	Hemphill	TX
Section 1 & 10, B. S. & F. Survey
Sections 205, 210 & 214, Blk. C GMMB&A Survey
Section 2, D. & S.E. (J. Miller) Survey
Sec. 2, Alfred Lout Survey
Sec. 56, Block 1, I. & G.N. Survey
Sec. 1, C.M. Frogge Survey
Sections 1 & 2, B. & B. Survey

Jack Douglas Fields, Ind. and Co-Trustee	Superior Pipeline Company, LLC	Sec. 99, Blk C, G & M Survey
of the Fields Mineral Trust,				TX
P.O. Box 406
Claude, TX. 79109

North Trunk Line
Schedule 8.15 – Page 17 of 42

Grantor	Grantee	Legal	County	State
Bob Wilburn	Superior Pipeline Company, LLC	343.82 Acres, James Calk Survey	Hemphill	TX
Jo Wilburn et al
8250 Hordeshoe Cr.
Abilene, TX. 79602

Roy Flowers	Superior Pipeline Company, LLC	604.29 Acres, Sec. 3, GH&H Survey	Hemphill	TX
12 Grover Place		316.17 Acres, (E/2, less 2 acres) Sec. 40, DP Fearis Survey
Spearman, TX. 79081

Wayne Flowers	Superior Pipeline Company, LLC	681 acres in the James Kinney Survey	Hemphill	TX
15293 HWY 33
Canadian, TX. 79014

Meeks Family Living Trust	Superior Pipeline Company, LLC	381.440 acres in Section 225 & 417.503 acres in Sec. 226,	Hemphill	TX
Robert D. Meeks, Trustee		Block C, G&M&MB&A Survey
Zella L. Meeks, Trustee
1106 Pueblo Dr.
Richardson, TX. 75080

R.E. George, Jr.	Superior Pipeline Company, LLC	Sec. 45, BLK 1, I&GN Survey	Hemphill	TX
Fannye J. George
504 Cedar St.
Canadian, TX. 79014

SUPERIOR APPALACHIAN PIPELINE, L.L.C. GATHERING SYSTEMS

BROOKFIELD SYSTEM

Grantor	Grantee	Tax Parcel	County	Township	State
Linford W. Parker And Linda S. Parker	Victory Energy Corporation	03-01.00-003	Tioga	BROOKFIELD	PA
Helen G. Mielke And Stephen M. Seachrist	Victory Energy Corporation	03-01.00-005	Tioga	BROOKFIELD	PA
William K. Fillmore	Novus Exploration, LLC	03-01.00-005A	Tioga	BROOKFIELD	PA
Jocelyn Parker	Novus Exploration, LLC	03-01.00-005C	Tioga	BROOKFIELD	PA
Schedule 8.15 – Page 18 of 42

John Keen	Victory Energy Corporation	03-01.00-005D	Tioga	BROOKFIELD	PA
Robert H. Finiguerra Sr. And Eleanor M. Finiguerra	Victory Energy Corporation	03-01.00-015-2	Tioga	BROOKFIELD	PA
Charles R. Metcalf And Judith Metcalf	Victory Energy Corporation	03-01.00-017	Tioga	BROOKFIELD	PA
David Bly Erwin and Thomas Ward Erwin	Tenaska Resources, LLC	03-01.00-018	Tioga	BROOKFIELD
		03-01.00-018A			PA
03-01.00-018B
03-01.00-019A-1
Erwin, Thomas Ward	Victory Energy Corporation	03-01.00-019A-1	Tioga	BROOKFIELD	PA
03-01.00-018A
03-01.00-018B
Robert H. Finiguerra Sr.	Victory Energy Corporation	03-01.00-018A	Tioga	BROOKFIELD	PA
03-01.00-018B
03-01.00-018
James K. Cady And Cheryl M. Cady	Victory Energy Corporation	03-01.00-019A	Tioga	BROOKFIELD	PA
03-01.00-019A-1
Sherell A. Boom	Victory Energy Corporation	03-01.00-018-C	Tioga	BROOKFIELD	PA
Huyler, Dennis E. & Cheryl A.	Victory Energy Corporation	03-01.00-019	Tioga	BROOKFIELD	PA
Root, Sterry J. And Joyce A. Root	Victory Energy Corporation	03-01.00-021	Tioga	BROOKFIELD	PA
Metcalf, Charlotte D.	Victory Energy Corporation	03-01.00-022	Tioga	BROOKFIELD	PA
Sterry J. Root And Joyce A. Root	Victory Energy Corporation	03-01.00-023	Tioga	BROOKFIELD	PA
Sherell A. Boom	Victory Energy Corporation	03-01.00-025	Tioga	BROOKFIELD	PA
Sterry J. Root And Joyce A. Root	Victory Energy Corporation	03-01.00-027A	Tioga	BROOKFIELD	PA
Joanne H. Unruh	Victory Energy Corporation	03-01.00-032	Tioga	BROOKFIELD	PA
Michael K. Riley And Joyce P. Riley	Victory Energy Corporation	03-01.00-033B	Tioga	BROOKFIELD	PA
Robert H. Finiguerra Sr. And Eleanor M. Finiguerra	Victory Energy Corporation	03-01.00-033C	Tioga	BROOKFIELD	PA
Robert H. Finiguerra	Victory Energy Corporation	03-01.00-034B	Tioga	BROOKFIELD	PA
Franklin C. Destafney, Jr.	Novus Exploration, LLC	03-01.00-035	Tioga	BROOKFIELD	PA
Mead, Shirley	Novus Exploration, LLC	03-01.00-036	Tioga	BROOKFIELD	PA
Mead, Jerry Lee Sr.	Novus Exploration, LLC	03-01.00-036-2	Tioga	BROOKFIELD	PA
Bernard C. Gramlich	Victory Energy Corporation	03-01.00-038	Tioga	BROOKFIELD	PA
James W. Mead And Rhonda C. Mead	Novus Exploration, LLC	03-01.00-039	Tioga	BROOKFIELD	PA
Susan M. Geist	Novus Exploration, LLC	03-01.00-042A	Tioga	BROOKFIELD	PA
Susan M. Geist	Victory Energy Corporation	03-01.00-042B	Tioga	BROOKFIELD	PA
Bernard C. Gramlich	Victory Energy Corporation	03-01.00-043	Tioga	BROOKFIELD	PA
Bernard C. Gramlich	Victory Energy Corporation	03-01.00-044	Tioga	BROOKFIELD	PA
Edward Goll	East Resources, Inc	03-01.00-046	Tioga	BROOKFIELD	PA
Daryl F. Heller	Victory Energy Corporation	03-02.00-001	Tioga	BROOKFIELD	PA
Brookfield Properties	Victory Energy Corporation	03-02.00-003	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-004	Tioga	BROOKFIELD	PA
Schedule 8.15 – Page 19 of 42

Terry M Mayer and Eileen O Mayer	Victory Energy Corporation	03-02.00-004A	Tioga	BROOKFIELD	PA
Thomas P Taylor	Victory Energy Corporation	03-02.00-004A	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-004B	Tioga	BROOKFIELD	PA
Emerson S. Wismer And Linda L. Wismer	Victory Energy Corporation	03-02.00-004B	Tioga	BROOKFIELD	PA
Wayne A. Lehman And Linda Lehman	Victory Energy Corporation	03-02.00-004B	Tioga	BROOKFIELD	PA
Brandt, Diana L.	Tenaska Resources, LLC	03-02.00-004B	Tioga	BROOKFIELD	PA
Smith, Gregory	Tenaska Resources, LLC	03-02.00-004B	Tioga	BROOKFIELD	PA
Smith, Scott	Tenaska Resources, LLC	03-02.00-004B	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-004C	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-004D	Tioga	BROOKFIELD	PA
Dennis Kitchener Shypertt And Patricia Shypertt	Victory Energy Corporation	03-02.00-004D	Tioga	BROOKFIELD	PA
RALPH METZGER AND VIRGINA L METZGER	NOVUS ROYALTY LLC	03-02.00-004D	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-004F	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-004G	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-02.00-005A	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-02.00-005B	Tioga	BROOKFIELD	PA
Nicholas Helf, Jr. And Kathleen T. Helf	Novus Exploration, LLC	03-02.00-005C	Tioga	BROOKFIELD	PA
Taylor, Thomas P.	Victory Energy Corporation	03-02.00-006A-2	Tioga	BROOKFIELD	PA
Patricia Milne	Victory Energy Corporation	03-02.00-007A	Tioga	BROOKFIELD	PA
03-02.00-007A
Russell B. Todd	Victory Energy Corporation	03-02.00-007A	Tioga	BROOKFIELD	PA
03-02.00-007A
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-02.00-010A	Tioga	BROOKFIELD	PA
Jeffrey C. Spohn	Novus Exploration, LLC	03-02.00-010A-1	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-02.00-010B	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-02.00-015	Tioga	BROOKFIELD	PA
Mary R. Lang And Max L. Lang	Victory Energy Corporation	03-02.00-016	Tioga	BROOKFIELD	PA
Frank S. Benedict And Doreen K. Benedict	Victory Energy Corporation	03-02.00-017	Tioga	BROOKFIELD	PA
03-02.00-017A
Virginia Mainus	Victory Energy Corporation	03-02.00-018	Tioga	BROOKFIELD	PA
03-02.00-018B
Virginia Mainus	Novus Exploration, LLC	03-02.00-018A	Tioga	BROOKFIELD	PA
Kevin Wilson And Charrisse Wilson	Victory Energy Corporation	03-02.00-023	Tioga	BROOKFIELD	PA
Carolyn A. Taylor	Victory Energy Corporation	03-02.00-023	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-02.00-023	Tioga	BROOKFIELD	PA
Schedule 8.15 – Page 20 of 42

Norman Merchant	Victory Energy Corporation	03-02.00-023A	Tioga	BROOKFIELD	PA
03-02.00-023A-1
Taylor, Thomas P.	Victory Energy Corporation	03-02.00-023A	Tioga	BROOKFIELD	PA
Taylor, Carolyn A.	Victory Energy Corporation	03-02.00-023A	Tioga	BROOKFIELD	PA
Thomas S. Davis And Susan H. Davis	Victory Energy Corporation	03-02.00-024	Tioga	BROOKFIELD	PA
Fairchase Resources, Llc	Novus Exploration, LLC	03-02.00-025	Tioga	BROOKFIELD	PA
03-02.00-025-A
Elmer H. Ashton Jr.	Novus Exploration, LLC	03-02.00-025	Tioga	BROOKFIELD	PA
ANNA MAE EVANS	NOVUS EXPLORATION LLC	03-02.00-025	Tioga	BROOKFIELD	PA
03-02.00-025A
SUE MARIA MULLIS	NOVUS EXPLORATION LLC	03-02.00-025	Tioga	BROOKFIELD	PA
03-02.00-025-A
Nudd, David S. (Deceased) And Phyllis M. Nudd	Victory Energy Corporation	03-02.00-026	Tioga	BROOKFIELD	PA
Howard R. Foster And Ava P. Foster	Victory Energy Corporation	03-02.00-031	Tioga	BROOKFIELD	PA
David W. Freeman And Deborah A. Freeman	Victory Energy Corporation	03-02.00-033	Tioga	BROOKFIELD	PA
John D. Murdock	Victory Energy Corporation	03-02.00-034	Tioga	BROOKFIELD	PA
03-02.00-043
Nudd, David S. & Phyllis M.	Victory Energy Corporation	03-02.00-035	Tioga	BROOKFIELD	PA
Robert H. Parsons And Elizabeth N. Parsons	Victory Energy Corporation	03-02.00-036	Tioga	BROOKFIELD	PA
Ricky Thomas Sacks	Novus Exploration, LLC	03-02.00-036A	Tioga	BROOKFIELD	PA
Robert H. Parsons And Elizabeth N. Parsons	Novus Exploration, LLC	03-02.00-045	Tioga	BROOKFIELD	PA
Genevieve N. Mills	Novus Exploration, LLC	03-02.00-046	Tioga	BROOKFIELD	PA
Darlene K. Paddock	Novus Exploration, LLC	03-02.00-047	Tioga	BROOKFIELD	PA
Keith R. Paddock	Novus Exploration, LLC	03-02.00-048	Tioga	BROOKFIELD	PA
03-02.00-049A
03-02.00-050
David R. Grist	Novus Exploration, LLC	03-02.00-049	Tioga	BROOKFIELD	PA
03-02.00-086
Ronald L. Cady	Novus Exploration, LLC	03-02.00-051	Tioga	BROOKFIELD	PA
Austinburg Baptist Church	Novus Exploration, LLC	03-02.00-058	Tioga	BROOKFIELD	PA
Nathan Wakley	Novus Exploration, LLC	03-02.00-059	Tioga	BROOKFIELD	PA
Scott B. Persing	Novus Exploration, LLC	03-02.00-060	Tioga	BROOKFIELD	PA
Austinburg Baptist Church	Novus Exploration, LLC	03-02.00-061	Tioga	BROOKFIELD	PA
Larry Luce	Novus Exploration, LLC	03-02.00-062	Tioga	BROOKFIELD	PA
Gary F. Carr	Novus Exploration, LLC	03-02.00-063	Tioga	BROOKFIELD	PA
03-02.00-067
James A. Mills And Jacqueline K. Mills	Victory Energy Corporation	03-03.00-011	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-03.00-037	Tioga	BROOKFIELD	PA
Schedule 8.15 – Page 21 of 42

Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-04.00-001	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-04.00-001	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen O. Mayer	Victory Energy Corporation	03-04.00-008	Tioga	BROOKFIELD	PA
Thomas P. Taylor	Victory Energy Corporation	03-04.00-008	Tioga	BROOKFIELD	PA
Terry M. Mayer And Eileen C. Mayer	Victory Energy Corporation	03-04.00-020C	Tioga	BROOKFIELD	PA
KEEN, EARL R	Tenaska Resources LLC	03-01.00-004	Tioga	BROOKFIELD	PA
Timothy K. Shreiner, Daryl F. Heller, and Ricky J. Esh	VICTORY ENERGY CORPORATION	03-01.00-042	Tioga	BROOKFIELD	PA
RONALD M. ADAMS III	NOVUS EXPLORATION LLC	03-02.00-023-B	Tioga	BROOKFIELD	PA
TIMOTHY SHREINER, KERRY LAPP, GINGRICH BUILDERS, RICKY ESH	VICTORY ENERGY CORPORATION	03-01.00-041	Tioga	BROOKFIELD	PA

BRUCETON MILLS SYSTEM

Schedule 8.15 – Page 22 of 42

Grantor	Grantee	Book/Page	County	State
Hall, John and Linda	Tenaska Midstream West Virginia, LLC	724/993	Preston	WV
Harsh, Dennis and Sharon	Tenaska Midstream West Virginia, LLC	724/551	Preston	WV
Hileman, Richard Et Al	Tenaska Midstream West Virginia, LLC	724/561	Preston	WV
Hileman, Richard	Tenaska Midstream West Virginia, LLC	724/531	Preston	WV
Dotson, Glad Meadow Farms	Tenaska Midstream West Virginia, LLC	725/612	Preston	WV
Lanco, Inc.	Tenaska Midstream West Virginia, LLC	724/573	Preston	WV
Gibson, Genevieve	Tenaska Midstream West Virginia, LLC	724/557	Preston	WV
Boreing, Margaret and Myriel	Tenaska Midstream West Virginia, LLC	724/541	Preston	WV
Copeman, Edwin & Ruth	Tenaska Midstream West Virginia, LLC	724/716	Preston	WV
McCarty, Vernon & Janet	Tenaska Midstream West Virginia, LLC	725/806	Preston	WV
Novak, Jennie & Horne, John	Tenaska Midstream West Virginia, LLC	724/546	Preston	WV
Guthrie Farms, LP	Tenaska Midstream West Virginia, LLC	725/835	Preston	WV
Guthrie, Dwight	Tenaska Midstream West Virginia, LLC	725/045	Preston	WV
Shea, Peggy & Kenneth Scott	Tenaska Midstream West Virginia, LLC	724/537	Preston	WV
Hartley, Mary	Tenaska Midstream West Virginia, LLC	724/583	Preston	WV
Nugent, Robert G., Et Al	Tenaska Midstream West Virginia, LLC	724/623	Preston	WV
Shufelt, Robert L.	Tenaska Midstream West Virginia, LLC	725/207	Preston	WV
Nieman, Rodney and Mary	Tenaska Midstream West Virginia, LLC	724/629	Preston	WV
Collins, Carl	Tenaska Midstream West Virginia, LLC	725/210 & 725/527	Preston	WV
Collins, Michael & Peters, Leslie	Tenaska Midstream West Virginia, LLC	725/204 & 725/610	Preston	WV
DeBerry, Patrick and Michael	Tenaska Midstream West Virginia, LLC	725/403	Preston	WV
Bitely, Michael	Tenaska Midstream West Virginia, LLC	724/587	Preston	WV
Bitely, Michael	Tenaska Midstream West Virginia, LLC	724/587	Preston	WV
McElroy, Lawrence	Tenaska Midstream West Virginia, LLC	724/591	Preston	WV
Summers, James and Phyllis	Tenaska Midstream West Virginia, LLC	725/226	Preston	WV
Bishoff, Duane and Tammy	Tenaska Midstream West Virginia, LLC	725/232	Preston	WV
Bryner, Eleanor (fka Davenport)	Tenaska Midstream West Virginia, LLC	724/599	Preston	WV
Jenkins, Kiley, Matthew, Kara	Tenaska Midstream West Virginia, LLC	724/604	Preston	WV
Tucker, Sharon Jenkins	Tenaska Midstream West Virginia, LLC	724/568	Preston	WV
Walls, Herman and Peggy	Tenaska Midstream West Virginia, LLC	724/619	Preston	WV
Bolinger, William & Janice	Tenaska Midstream West Virginia, LLC	724/609	Preston	WV
Jenkins, Michael	Tenaska Midstream West Virginia, LLC	724/643	Preston	WV
McElroy, Geraldine (et al)	Tenaska Midstream West Virginia, LLC	724/633	Preston	WV
Hayes, Candace S	Tenaska Midstream West Virginia, LLC	724/614	Preston	WV
Hayes, Candace S	Tenaska Midstream West Virginia, LLC	724/614	Preston	WV
Ware, Patrick and Laurie	Tenaska Midstream West Virginia, LLC	724/638	Preston	WV
Groves, Janet & Lyle	Tenaska Midstream West Virginia, LLC	725/213	Preston	WV
Forman, Karen	Tenaska Midstream West Virginia, LLC	724/713	Preston	WV

PITTSBURGH MILLS SYSTEM

Grantor	Grantee	Parcel ID No.	Township	State
Schedule 8.15 – Page 23 of 42

Range Resources	Superior Appalachian Pipeline, LLC	839-J-10	Indiana	PA
Huntley & Huntley	Superior Appalachian Pipeline, LLC	839-J-10	Indiana	PA
Duquesne Light Company	Superior Appalachian Pipeline, LLC	838-G-160	Indiana	PA
Fletcher, Robert P.	Superior Appalachian Pipeline, LLC	839-P-201	Frazer	PA
Fletcher, Robert P.	Superior Appalachian Pipeline, LLC	839-P-201	Frazer	PA
Duquesne Light Company	Superior Appalachian Pipeline, LLC	838-G-160	Indiana	PA
Range Resources	Superior Appalachian Pipeline, LLC	839-J-10	Indiana	PA
Bessemer & Lake Erie Railroad Co	Superior Appalachian Pipeline, LLC	957-R-396	Indiana	PA
Bessemer & Lake Erie Railroad Co	Superior Appalachian Pipeline, LLC	838-G-200	Indiana	PA
Fisher, Donald J. & Elizabeth	Superior Appalachian Pipeline, LLC	838-L-320	Indiana	PA
Fisher, Donald J. & Elizabeth	Superior Appalachian Pipeline, LLC	838-K-349	Indiana	PA
Teen Challenge of Western PA Inc.	Superior Appalachian Pipeline, LLC	838-K-313	Indiana	PA
Federoff, Joanne	Superior Appalachian Pipeline, LLC	838-K-250	Indiana	PA
Rygle, Kathy Jo	Superior Appalachian Pipeline, LLC	838-J-84	Indiana	PA
Fabec, Joseph L.	Superior Appalachian Pipeline, LLC	838-E-210	Indiana	PA
Libengood, Martha	Superior Appalachian Pipeline, LLC	837-M-270	Indiana	PA
Fabec, Joseph L.	Superior Appalachian Pipeline, LLC	838-E-241	Indiana	PA
Sokol, Lynn M. Kimmons	Superior Appalachian Pipeline, LLC	837-D-179	Indiana	PA
NRLN LP	Superior Appalachian Pipeline, LLC	837-F-180	Indiana	PA
Micale, Nick L. (NRLN LP)	Superior Appalachian Pipeline, LLC	956-S-324	Indiana	PA
Miller Family Holdings LP	Superior Appalachian Pipeline, LLC	836-D-170	Indiana	PA
Yute, Terrance K.	Superior Appalachian Pipeline, LLC	839-G-231	Frazer	PA
Yute, Kay Don	Superior Appalachian Pipeline, LLC	839-K-35	Frazer	PA
Yute, Terrance K.	Superior Appalachian Pipeline, LLC	958-R-268	Frazer	PA
Yute, Terrance K.	Superior Appalachian Pipeline, LLC	958-K-101	Frazer	PA
Zupsic, Matthew M & Vicki J.	Superior Appalachian Pipeline, LLC	958-J-87	Indiana	PA
Schedule 8.15 – Page 24 of 42

Zupsic, Matthew M & Vicki J.	Superior Appalachian Pipeline, LLC	839-A-374	Indiana	PA
Zupsic, Matthew M & Vicki J.	Superior Appalachian Pipeline, LLC	958-E-95	Indiana	PA
Zupsic, Matthew M & Vicki J.	Superior Appalachian Pipeline, LLC	958-E-97	Indiana	PA
Vedro, August Jr. & Betty Jane	Superior Appalachian Pipeline, LLC	1084-L-34	Indiana	PA
O'Neill, Elsie M.	Superior Appalachian Pipeline, LLC	1085-F-200	Frazer	PA
Butler Logan Road L.P.	Superior Appalachian Pipeline, LLC	1085-L-318	Frazer	PA
Tarbi, Matthew S.	Superior Appalachian Pipeline, LLC	1085-L-238	Frazer	PA
Kueny, Todd R & Donna L.	Superior Appalachian Pipeline, LLC	1085-R-114	Frazer	PA
Creevey, William J.	Superior Appalachian Pipeline, LLC	1085-C-126	Frazer	PA
Creevey, William J.	Superior Appalachian Pipeline, LLC	1085-C-126	Frazer	PA
Creevey, William J.	Superior Appalachian Pipeline, LLC	1220-R-234	Frazer	PA
Gaston, Daniel L & Cathy R.	Superior Appalachian Pipeline, LLC	1221-E-184	Frazer	PA
Putirka, Betty	Superior Appalachian Pipeline, LLC	1220-E-112	Frazer	PA
Gaston, Daniel L & Cathy R.	Superior Appalachian Pipeline, LLC	1221-E-184	Frazer	PA
Borish, John Andrew	Superior Appalachian Pipeline, LLC	1221-E-64	Frazer	PA
Gaston, Donna	Superior Appalachian Pipeline, LLC	1221-E-34	Frazer	PA
Petrishen, Mary J.	Superior Appalachian Pipeline, LLC	1364-G-143	Frazer	PA
Gulick, Kenneth M.	Superior Appalachian Pipeline, LLC	1363-S-78	Frazer	PA
Gulick, Kenneth M.	Superior Appalachian Pipeline, LLC	1363-L-14	Frazer	PA
Anderson, Richard A. & Christina G.	Superior Appalachian Pipeline, LLC	1364-G-179	Frazer	PA
Schiller, Gerald S.	Superior Appalachian Pipeline, LLC	1364-M-276	Frazer	PA
Schiller, Gerald S.	Superior Appalachian Pipeline, LLC	1515-G-160	Frazer	PA
Schiller, Gerald S.	Superior Appalachian Pipeline, LLC	1515-G-160	Frazer	PA
Catholic Cemeteries Assn. of the Diocese of PGH	Superior Appalachian Pipeline, LLC	1515-G-119	Frazer	PA
H&M Holdings LLC	Superior Appalachian Pipeline, LLC	1675-R-236	Frazer	PA
Norris, David Jr.	Superior Appalachian Pipeline, LLC	1676-J-102	Fawn	PA
Schedule 8.15 – Page 25 of 42

Norris, David	Superior Appalachian Pipeline, LLC	1676-J-102	Fawn	PA
Huston, Michael	Superior Appalachian Pipeline, LLC	1676-N-338	Fawn	PA
Bovard, Mary Campbell	Superior Appalachian Pipeline, LLC	1676-R-156	Fawn	PA
Bovard, Mary Campbell	Superior Appalachian Pipeline, LLC	1844-N-58	Fawn	PA
Frazer Township Sportsmans Club	Superior Appalachian Pipeline, LLC	1674-R-297	Frazer	PA
Olson, Eric H.	Superior Appalachian Pipeline, LLC	1675-A-125	Frazer	PA
Two Susans Development	Superior Appalachian Pipeline, LLC	1841-D-250	Frazer	PA
Kutchko, James M.	Superior Appalachian Pipeline, LLC	1841-G-256	Frazer	PA
McKay, Mary Lou	Superior Appalachian Pipeline, LLC	1841-G-287	Frazer	PA
McKay, Mary Lou	Superior Appalachian Pipeline, LLC	1841-G-330	Frazer	PA
Smith, James E. Jr.	Superior Appalachian Pipeline, LLC	1841-F-43	Fawn	PA
Cain, Douglas Howard	Superior Appalachian Pipeline, LLC	2016-R-327	Fawn	PA
Sonner, Franklin James Jarrod	Superior Appalachian Pipeline, LLC	2016-R-331	Fawn	PA
John Jacobs Trust	Superior Appalachian Pipeline, LLC	2016-P-209	Fawn	PA
Fawn Township Vol. Fire Dept. No. 1	Superior Appalachian Pipeline, LLC	2016-P-185	Fawn	PA
Ward, Marcia A.	Superior Appalachian Pipeline, LLC	2016-K-22	Fawn	PA
Greiner, George C. & Carole A.	Superior Appalachian Pipeline, LLC	2016-K-16	Fawn	PA
Armour, Kevin M.	Superior Appalachian Pipeline, LLC	2016-G-354	Fawn	PA
Doyle, Denise M.	Superior Appalachian Pipeline, LLC	2016-G-395	Fawn	PA
Doyle, Denise M.	Superior Appalachian Pipeline, LLC	2016-G-295	Fawn	PA
Doyle, Denise M.	Superior Appalachian Pipeline, LLC	2016-G-295	Fawn	PA
Mauro, John & June	Superior Appalachian Pipeline, LLC	2016-G-359	Fawn	PA
Mauro, John	Superior Appalachian Pipeline, LLC	2016-G-359
Brashear, John & Alice	Superior Appalachian Pipeline, LLC	2016-D-356
Daniel and Cynthia Sagath Rev Trust	Superior Appalachian Pipeline, LLC	2199-S-222
Sagath, David & Tamara	Superior Appalachian Pipeline, LLC	2200-J-111
Schedule 8.15 – Page 26 of 42

Eddy, Larry D.	Superior Appalachian Pipeline, LLC	2200-J-31
Bonnett, Barbara J.	Superior Appalachian Pipeline, LLC	2200-N-288
Bello, Charles S.	Superior Appalachian Pipeline, LLC	2200-P-110
Parker, George J. & Barbara Lee	Superior Appalachian Pipeline, LLC	2016-B-367	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2199-J-92	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2199-E-326	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2199-E-395	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2199-A-326	Fawn	PA
Norris, David A. Jr. & Mary Lou	Superior Appalachian Pipeline, LLC	2199-A-286	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2198-B-20	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2389-S-110	Fawn	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2389-M-65	Fawn	PA
McCullough, Donna A.	Superior Appalachian Pipeline, LLC	100-1F88-4	Clinton	PA
Norris, David A. Sr.	Superior Appalachian Pipeline, LLC	2389-K-8	Fawn	PA
Norris, David A. Jr. & Mary Lou	Superior Appalachian Pipeline, LLC	100-1F163-13B, 13C	Clinton	PA
McCullough, Donna A.	Superior Appalachian Pipeline, LLC	100-1F88-4	Clinton	PA
Disanti, Jayme A.	Superior Appalachian Pipeline, LLC	100-1F88-1	Clinton	PA
Adamik, Lawrence J.	Superior Appalachian Pipeline, LLC	100-1F163-14C	Clinton	PA
Disanti, Jayme A.	Superior Appalachian Pipeline, LLC	100-1F163-14A	Clinton	PA
Disanti, Jayme A.	Superior Appalachian Pipeline, LLC	100-1F88-1	Clinton	PA
Disanti, Jayme A.	Superior Appalachian Pipeline, LLC	100-1F88-1	Clinton	PA
Spohn, Robert D.	Superior Appalachian Pipeline, LLC	100-1F88-2D	Clinton	PA
Goldscheitter, Edward F.	Superior Appalachian Pipeline, LLC	100-1F90-20BK	Clinton	PA
Goldscheitter, Edward F.	Superior Appalachian Pipeline, LLC	100-1F90-21	Clinton	PA
Haas, Randall L.	Superior Appalachian Pipeline, LLC	100-1F90-21A	Clinton	PA
Gehenio, Anthony R.	Superior Appalachian Pipeline, LLC	40-1F90-A16	Clinton	PA
Schedule 8.15 – Page 27 of 42

Thompson, Donald K.	Superior Appalachian Pipeline, LLC	40-1F88-A1	Buffalo	PA
Thompson, Donald K.	Superior Appalachian Pipeline, LLC	40-1F88-A6F	Buffalo	PA
Adamik, Richard S.	Superior Appalachian Pipeline, LLC	100-1F163-14	Clinton	PA
Lefever, David S. & Patricia A.	Superior Appalachian Pipeline, LLC	100-1F163-8	Clinton	PA
Kelly, Gary J. & Cheryl L.	Superior Appalachian Pipeline, LLC	100-1F163-8D	Clinton	PA
Lefever, David S. & Patricia A.	Superior Appalachian Pipeline, LLC	100-1F163-8	Clinton	PA
H&M Holdings LLC	Superior Appalachian Pipeline, LLC	100-1F161-28	Clinton	PA
Goldscheitter, Edward F.	Superior Appalachian Pipeline, LLC	100-1F161-27	Clinton	PA
Greenspace Land Inc.	Superior Appalachian Pipeline, LLC	100-1F161-19E	Clinton	PA
Greenspace Land Inc.	Superior Appalachian Pipeline, LLC	100-1F161-16AA	Clinton	PA
Greenspace Land Inc.	Superior Appalachian Pipeline, LLC	100-1F161-16A	Clinton	PA
Allen, John M. III, et al	Superior Appalachian Pipeline, LLC	100-1F161-14E	Clinton	PA
Allen, John M. III, et al	Superior Appalachian Pipeline, LLC	100-1F161-14E	Clinton	PA
Allen, John M. III	Superior Appalachian Pipeline, LLC	100-1F161-8	Clinton	PA
Allen, John Jr.	Superior Appalachian Pipeline, LLC	100-1F161-6	Clinton	PA
Allen, John M. Jr.	Superior Appalachian Pipeline, LLC	100-1F161-7E	Clinton	PA
Miller, Donald L.	Superior Appalachian Pipeline, LLC	100-1F159-34	Clinton	PA
Allen, John M. III	Superior Appalachian Pipeline, LLC	100-1F159-35C	Clinton	PA
Allen, John M. Jr.	Superior Appalachian Pipeline, LLC	100-1F159-35	Clinton	PA
Allen, John M. Jr.	Superior Appalachian Pipeline, LLC	100-1F159-35A	Clinton	PA
Allen, John M. Jr.	Superior Appalachian Pipeline, LLC	100-1F159-24M	Clinton	PA
Allen, John M. Jr.	Superior Appalachian Pipeline, LLC	100-1F159-23C	Clinton	PA
Jack, Ronald J.	Superior Appalachian Pipeline, LLC	100-1F159-21	Clinton	PA
Michael, Frances Rose	Superior Appalachian Pipeline, LLC	2199-N-323	Fawn	PA

Schedule 8.15 – Page 28 of 42

SNOW SHOE SYSTEM

Grantor	Grantee	Parcel ID No.	Township	County	State	Book	Page
Commonwealth of Pennsylvania Department of Conservation and Natural Resources, Bureau of Forestry	Superior Appalachian Pipeline, LLC	Sproul State Forrest	Curtin & Snow Shoe	Centre	PA	NA	NA
Snow Shoe Township	Superior Appalachian Pipeline, LLC	02-008-100A0000- Kato and Orviston Road	Snow Shoe	Centre	PA	R02163	0295
KBK Camp, LLC	Superior Appalachian Pipeline, LLC	02-008-109-0000-	Snow Shoe	Centre	PA	R02163	0298
KBK Camp, LLC	Superior Appalachian Pipeline, LLC	02-008-109-0000-	Snow Shoe	Centre	PA	R02163	0318
Stanley H. Szczepanek Jr.	Superior Appalachian Pipeline, LLC	02-008-100-0000-	Snow Shoe	Centre	PA	R02163	0294
John Kormanic Joan M. Kormanic	Superior Appalachian Pipeline, LLC	02-008-111-0000-	Snow Shoe	Centre	PA	R02163	0303
Black Bear Club, L.P.	Superior Appalachian Pipeline, LLC	02-008-009-0000-	Snow Shoe	Centre	PA	R02163	0299
Scott F. Bosak and Marcia E. Bosak	Superior Appalachian Pipeline, LLC		Snow Shoe	Centre	PA	R02163	0314
Ronald L. Surovec and Christine M. Surovec	Superior Appalachian Pipeline, LLC	02-008-121-0000-	Snow Shoe	Centre	PA	R02163	0302
Patrick J. Besong and Corinne M. Besong	Superior Appalachian Pipeline, LLC	02-008-121-0000-	Snow Shoe	Centre	PA	R02163	0301
Francine A. Bosak	Superior Appalachian Pipeline, LLC	02-008-121-0000-	Snow Shoe	Centre	PA	R02163	0300
Snow Shoe Volunteer Fire Company	Superior Appalachian Pipeline, LLC	02-008-122-0000-	Snow Shoe	Centre	PA	R02163	0304
Dennis E. Sellers Delbert E. Sellers	Superior Appalachian Pipeline, LLC	02-008-119-0000-	Snow Shoe	Centre	PA	R02163	0306
Dennis E. Sellers Delbert E. Sellers	Superior Appalachian Pipeline, LLC	02-008-119-0000-	Snow Shoe	Centre	PA	R02163	0297
Fernrock, Inc	Superior Appalachian Pipeline, LLC	02-008-117-0000-	Snow Shoe	Centre	PA	NA	NA
Fernrock, Inc	Superior Appalachian Pipeline, LLC	02-008-117-0000-	Snow Shoe	Centre	PA	R02179	640
Schedule 8.15 – Page 29 of 42

Kevin Etters, Ronald Gillette, Ted E. Newman and Marcia Kay Horton	Superior Appalachian Pipeline, LLC	02-012-027A0000-	Snow Shoe	Centre	PA	R02179	641
Rees Exit 22 Truck Stop, Inc	Superior Appalachian Pipeline, LLC	02-012-018-0000-	Snow Shoe	Centre	PA	R02163	0312
Rees Exit 22 Truck Stop, Inc	Superior Appalachian Pipeline, LLC	02-012-018-0000-	Snow Shoe	Centre	PA	R02179	0642
Kevin D. Etters	Superior Appalachian Pipeline, LLC	02-012-019-0000-	Snow Shoe	Centre	PA	R02163	0310
Kevin D. Etters	Superior Appalachian Pipeline, LLC	02-012-019-0000-	Snow Shoe	Centre	PA	R02163	0296
Frost Family Limited Partnership	Superior Appalachian Pipeline, LLC	07-004-006-0000-	Boggs	Centre	PA	R02179	0644
Ronald Seprish	Superior Appalachian Pipeline, LLC	02-012-,024-,0000-	Snow Shoe	Centre	PA	R02163	0316
Frost Family Limited Partnership	Superior Appalachian Pipeline, LLC	02-012-025-0000-	Snow Shoe	Centre	PA	R02179	0643

SUPERIOR PIPELINE KANSAS, L.L.C. GATHERING SYSTEM

CHENEY SYSTEM

Schedule 8.15 – Page 30 of 42

Grantor	Grantee	Legal Description	Section	TWP	RNG	County	State
Curtis Unruh	NGC Energy Resources	NW/4	23	T30S	R18W	Kiowa	KS
Walter R Lenkner	Williams Natural Gas Co	NE/4	24	T33S	R14W	Barber	KS
George E Smith	Delhi Gas Pipeline	NE/4	26	T28S	R21W	Pratt	KS
Mildred Prentice	Kansas Gas Supply	SW/4	19	T27S	R10W	Kingman	KS
Kenneth Laverentz	Kansas Gas Supply	NE/4	4	T30S	R12W	Pratt	KS
James L Wedel	ONEOK Field Services	NW/4	1	T28S	R18W	Pratt	KS
Julius E Hoeme	Republic Natural Gas Company	NE/4	9	T27S	R12W	Pratt	KS
J.W. Warwick	ONEOK Field Services	NW/4	10	T33S	R13W	Barber	KS
Alice Biggs	Kansas Gas Supply	NW/4	13	T28S	R8W	Kingman	KS
J. W. Hamm	Kansas Gas Supply	SW/4	25	T28S	R12W	Pratt	KS
RuskRanch, Inc	Kansas Gas Supply	SW/4	7	T32S	R15W	Barber	KS
Dale Acres, Inc	ONEOK Field Services	NE/4	27	T32S	R18W	Comanche	KS
Sherry S Bartholow	ONEOK Field Services	S/2	35	T32S	R12W	Barber	KS
KU Endowment Assoc	ONEOK Field Services	SW/4	36	T34S	R13W	Barber	KS
Charles M. Graves	ONEOK Field Services	NW/4	27	T34S	R12W	Barber	KS
Virginia Robbins Roberts	Kansas Gas Supply	NW/4	27	T30S	R16W	Kiowa	KS
Michael Cekosky	Kansas Gas Supply	NE/4	32	T32S	R10W	Barber	KS
Lucille Barstow	Kansas Gas Supply	SE/4	28	T29S	R7W	Kingman	KS
Thomas M. Bowman	Panhandle Eastern Pipeline	NE/4	25	T27S	R16W	Kiowa	KS
Z Bar, LLC	ONEOK Field Services	SW/4	17	T34S	R14W	Barber	KS

Schedule 8.15 – Page 31 of 42

Owned Real Property

SUPERIOR PIPELINE COMPANY, L.L.C. GATHERING SYSTEMS

CASHION SYSTEM

Document	Grantor	Grantee	Date	Legal	County	State
Trustees Deed	Smith Farm Protection Trust	Superior Pipeline Company, LLC	7/26/2018	NE/4 Section 21 T15N-R05W	Kingfisher	OK
Special Warranty Deed	DCP Operating	Caney Midstream LLC	11/30/2019	NW/4 Section 12 T15N-R02E	Lincoln	OK

PANOLA SYSTEM

Document	Grantor	Grantee	Date	Legal	County	State
Warranty Deed	David Robert Butzer	Superior Pipeline Company, L.L.C.	05/16/2005	E/2 N/2 Section 4 T5N-R20E Address: 6792 NE HWY 270 Red Oak, OK 74563	Latimer	OK

RENO SYSTEM

Document	Grantor	Grantee	Date	Legal	County	State
Trustee’s Deed	C.L. William Haw, Trustee of the CL William/Revocable Trust dated July 23, 1992	Superior Pipeline Company, L.L.C.	03/12/2013	SE/4 Section 33 T25S-R10W Address: 34318 W. Parallel Rd Turon, KS 67583	Reno	KS

SEGNO SYSTEM

Schedule 8.15 – Page 32 of 42

Document	Grantor	Grantee	Date	Legal	County	State
Special Warranty Deed	Timbervest Partners II Texas, LLC	Superior Pipeline Company, L.L.C.	07/31/2014	Abstract No. 436, Liberty County School Land Survey Abstract No. 1095, J.S. Overstreet Survey Address: 2040 County Rd 1700 Warren, TX 77664	Tyler	TX

SUPERIOR PIPELINE TEXAS, L.L.C. GATHERING SYSTEMS

HEMPHILL SYSTEM

Document	Grantor	Grantee	Date	Legal	County	State
Special Warranty Deed	Andrew S. Allen	Superior Pipeline Texas, LLC	01/17/2012	Section 21, Block 1, I&GN Survey Address: 15401 FM 3044 Canadian, TX 79014	Hemphill	TX
Special Warranty Deed	Mary Jean Jones	Superior Pipeline Company	04/25/2008	Section 21, Block 1, I&GN Survey Address: 15401 FM 3044 Canadian, TX 79014	Hemphill	TX
Special Warranty Deed	Mary Evelyn Springsteen, Trustee; Mary Evelyn Springsteen, Individually; James Brandon Jones	Superior Pipeline Texas, L.L.C.	09/13/2011	Section 21, Block 1, I&GN Survey Address: 15401 FM 3044 Canadian, TX 79014	Hemphill	TX
Special Warranty Deed	Mary Evelyn Springsteen, Trustee; Mary Evelyn Springsteen, Individually; James Brandon Jones	Superior Pipeline Texas, L.L.C.	01/14/2012	Section 21, Block 1, I&GN Survey Address: 15401 FM 3044 Canadian, TX 79014	Hemphill	TX
Special Warranty Deed	Andrew S. Allen	Superior Pipeline Texas, L.L.C.	08/30/2011	Section 21, Block 1, I&GN Survey Address: 15401 FM 3044 Canadian, TX 79014	Hemphill	TX

SUPERIOR APPALACHIAN PIPELINE, L.L.C. GATHERING SYSTEMS
BRUCETON MILLS SYSTEM
Schedule 8.15 – Page 33 of 42

Document	Grantor	Grantee	Book/Page	County	State
Warranty Deed	William H. Hall, Jr.	Tenaska Midstream West Virginia, LLC	725/020 Address: 219 Fox Hollow Road Bruceton Mills, WV 26525	Preston	WV

BRUCETON MILLS SYSTEM

Document	Grantor	Grantee	Parcel ID	Township & County	State
Warranty Deed	Greenspace Land, Inc.	Superior Appalachian Pipeline, LLC	Parts of: 100-1F161-16A-0000 100-1F161-19E-0000 Address: 270 Westminster Road Sarver, PA 16055	Clinton Township, Butler County	PA
Special Warranty Deed	Robert P. Fletcher	Superior Appalachian Pipeline, L.L.C.	Parcel 2, Fletcher Plan of Lots Plan No. 1, as recorded in Allegheny County, PA in Plan Book Volume 273, Page 173 Address: 200 Kissick Lane Cheswick, PA 15024	Frazer Township, Allegheny County	PA

Schedule 8.15 – Page 34 of 42

SNOW SHOE SYSTEM

Document	Grantor	Grantee	Parcel ID	Township & County	State
Special Warranty Deed	Scott F. Bosak Marcia E. Bosak Ronald L. Surovec Christine M. Surovec Patrick J. Besong Corinne M. Besong Francine A. Bosak	Superior Appalachian Pipeline, LLC
Lot 18, North Fork Subdivision Lot 7, as shown in “Final Subdivision Plan (Minor), Replot of Lot 7 of the North Fork Subdivision (Plat Book 64, Pages 74-75) into Lot 7R and Lot 18” recorded in Centre County in Plat Book 90, Pg. 72

Address:
520 E. Sycamore Road, Snow Shoe, PA 16874
				Snow Shoe Township, Centre County	PA

SUPERIOR PIPELINE KANSAS, L.L.C. GATHERING SYSTEMS
CHENEY SYSTEM

Document	Grantor	Grantee	Date	Legal	County	State
Special Warranty Deed	ONEOK Field Services, LLC	Superior Pipeline Kansas, L.L.C.	10/1/2021	Section 20 T30S-R15W	Barber	KS
Special Warranty Deed	ONEOK Field Services, LLC	Superior Pipeline Kansas, L.L.C.	10/1/2021	Section 25 T31S-R5W	Barber	KS
Special Warranty Deed	ONEOK Field Services, LLC	Superior Pipeline Kansas, L.L.C.	10/1/2021	Section 22 T28S-R5W	Kingman	KS

Schedule 8.15 – Page 35 of 42